      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2002
                                                      REGISTRATION NO. 333-84098


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO

                                    FORM S-11

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           APPLE HOSPITALITY TWO, INC.
             (Exact name of Registrant as specified in its charter)

                                  10 South Third Street Richmond, Virginia
           Virginia                         23219 (804) 344-8121                54-2010305
(State or other jurisdiction of      (Address, including zip code, and        (I.R.S. Employer
incorporation or organization)   telephone number, including area code, of  Identification No.)
                                 Registrant's Principal Executive Offices)

                                 Glade M. Knight
                       Chairman of the Board of Directors
                           Apple Hospitality Two, Inc.
                              10 South Third Street
                            Richmond, Virginia 23219
                                 (804) 344-8121
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Leslie A. Grandis, Esq.
                                McGuireWoods LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219

    Approximate Date of Commencement of Proposed Sale to Public From time to time following the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                           [LOGO - Apple Hospitality]

                           APPLE HOSPITALITY TWO, INC.

                 10,000,000 UNITS CONSISTING OF ONE COMMON SHARE
                        AND ONE SERIES A PREFERRED SHARE


    We own upper-end, extended-stay hotels and plan to acquire and own more extended-stay hotels and upper-end limited service hotels. We will qualify as a real estate investment trust or REIT. We recently concluded an offering of Units for a total price of $200,000,000. We are currently offering up to 10,000,000 Units at $10.00 per Unit for a maximum offering of $100,000,000. There is no minimum offering amount. Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate. Purchasers must purchase a minimum of $5,000 in Units, except that certain benefits plans may purchase a minimum of $2,000 in Units. We will continue to offer the Units until all Units offered by this prospectus have been sold or one year from the date of this prospectus, unless we extend the offering for an additional year. The Units are being offered on a best efforts basis through David Lerner Associates, Inc. and selected dealers which may be chosen by David Lerner Associates, Inc.




    Consider carefully the Risk Factors beginning on page 3 of this Prospectus. This offering involves material risks and investment considerations including:



    . There will be no public trading market for the Units for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and difficult to trade.

    . We pay a fee of 2% of the purchase or sale price of each hotel to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Suite Advisors, Inc., both of which are owned by our chairman and president, Glade M. Knight.

    . There are conflicts of interest between us and our chairman and president, Glade M. Knight, because he is the sole shareholder of companies with which we entered into service contracts for day-to-day operations and for the purchase or sale of real estate.

    .   We may be unable to generate sufficient cash for distributions.

    . Shareholders' interests will be diluted upon conversion of the Series B convertible preferred shares into Units.

    . In the same instances triggering the conversion of the Series B convertible preferred shares, or upon our liquidation, we have agreed to pay a termination fee to Apple Suites Advisors.

    . We have no restriction on changes in our investment and financing policies. Further, our board may determine, in its sole discretion, the amount of our aggregate debt.


                                                                                                          PROCEEDS TO
                                                                                  COMMISSIONS &          APPLE HOSPITALITY
                                                        PRICE TO PUBLIC         MARKETING EXPENSES           TWO, INC.
                                                        ---------------         ------------------           ---------
Per Unit                                              $          10.00        $             1.00       $          9.00
Total Offering                                        $    100,000,000        $       10,000,000       $    90,000,000

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                  The Date of This Prospectus is May 22, 2002.


    Except for the states specifically described below, each purchaser of units must certify that he has either (1) a minimum annual gross income of $50,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $50,000, or (2) a net worth (similarly defined) of at least $100,000.

    Each New Hampshire purchaser must certify that he has either (1) a minimum annual gross income of $50,000 and a net worth (similarly defined) of at least $125,000, or (2) a net worth (similarly defined) of at least $250,000.

    Each Kentucky or North Carolina purchaser must certify that he has either
(1) a minimum annual gross income of $50,000 and a net worth (similarly defined) of at least $50,000, or (2) a net worth (similarly defined) of at least $150,000.

    No purchaser of units may purchase units costing more than 10% of the purchaser's net worth (similarly defined).

    No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, any other information or representations must not be relied upon. This Prospectus does not constitute an offer in any state in which an offer may not legally made. The delivery of this Prospectus at any time does not imply that information contained in this Prospectus has not changed as of any time after its date.

                                TABLE OF CONTENTS
                                -----------------

SUMMARY.....................................................................................................................   1

   APPLE HOSPITALITY TWO, INC...............................................................................................   1
   APPLE SUITES ADVISORS, INC. AND APPLE SUITES REALTY GROUP, INC...........................................................   1
   OUR PROPERTIES...........................................................................................................   2
   RISK FACTORS.............................................................................................................   4
   THE OFFERING.............................................................................................................   4
   USE OF PROCEEDS..........................................................................................................   5
   CONFLICTS OF INTEREST....................................................................................................   5
   LIQUIDITY................................................................................................................   5
   INVESTMENT AND DISTRIBUTION POLICY.......................................................................................   6
   BORROWING POLICY.........................................................................................................   6
   COMPENSATION.............................................................................................................   6

RISK FACTORS................................................................................................................   8

   There is no public market for our common shares, so investors may be unable to dispose of their
   investment...............................................................................................................   8
   There will never be a public market for our Series A preferred shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the
   Series A preferred shares relate.........................................................................................   8
   Our Board of Directors may decide in its sole discretion to dissolve us..................................................   8
   The compensation to Apple Suites Advisors and Apple Suites Realty is payable before distributions........................   8
   Commissions, acquisition, advisory and other fees and expenses will limit our ability to make
   distributions to investors...............................................................................................   9
   The compensation to Apple Suites Realty and Apple Suites Advisors is indeterminable and cannot be stated
   with certainty...........................................................................................................   9
   There are conflicts of interest with our President and Chairman of the Board.............................................   9
   There were no arms-length negotiations for our agreements with Apple Suites Advisors or Apple Suites
   Realty...................................................................................................................   9
   There are conflicts of interest with our advisor and broker..............................................................   9
   Our management will spend time on other activities.......................................................................   9
   Apple Suites Advisors may terminate the Advisory Agreement...............................................................  10
   There may be operational limitations associated with management and franchise agreements affecting our properties...............................................................................................................  10
   There may be delays in investment in real property, and this delay may decrease the return to shareholders.............................................................................................................  10
   The actual amount of proceeds available for investment in properties is uncertain........................................  10
   Our board may in its sole discretion determine the amount and nature of our aggregate debt...............................  10
   The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units.............................................................................................................  11
   We may be unable to make distributions...................................................................................  11
   We face competition in the hotel industry................................................................................  11
   There would be significant adverse consequences of our failure to continue as a REIT.....................................  11
   Our real estate investments will be relatively illiquid..................................................................  11
   We have no restriction on changes in our investment and financing policies...............................................  12
   There will be dilution of shareholder's interests upon conversion of the Series B convertible preferred shares...................................................................................................................  12
   Our shareholders' interests may be diluted in various ways...............................................................  12
   Our articles and bylaws contain antitakeover provisions and ownership limits.............................................  13
   We may become subject to environmental liabilities.......................................................................  13
   We may incur significant costs complying with the Americans with Disabilities Act and similar laws.......................  13
   We make forward-looking statements in this prospectus which may prove to be inaccurate...................................  13

PROPERTY DESCRIPTION........................................................................................................  14

ACQUISITIONS AND RELATED MATTERS............................................................................................  18

   The Crestline Portfolio..................................................................................................  18

      New Subsidiaries.....................................................................................................   18
      Loan Secured By Hotels...............................................................................................   18
      Other Actions........................................................................................................   18
   The Res I Portfolio.....................................................................................................   19
      New Subsidiaries.....................................................................................................   19
      Loans Secured By Hotels..............................................................................................   19
      Other Actions........................................................................................................   20

SUMMARY OF MATERIAL CONTRACTS..............................................................................................   20

   Material Contracts relating to the Crestline Portfolio..................................................................   20
      Master Hotel Lease Agreement.........................................................................................   20
      Amended Management Agreement.........................................................................................   20
      Owner Agreement......................................................................................................   21
      Non-Disturbance Agreement............................................................................................   21
      Consent Agreement and Environmental Indemnity........................................................................   21
   Material Contracts relating to the Res I Portfolio......................................................................   21
      Agreement and Plan of Merger.........................................................................................   21
      Master Hotel Lease Agreement.........................................................................................   22
      Amendment and Restatement of Management Agreement....................................................................   22
      Owner Agreement......................................................................................................   23
      Agreements with Lenders..............................................................................................   23

USE OF PROCEEDS............................................................................................................   24

MAXIMUM OFFERING...........................................................................................................   25

COMPENSATION...............................................................................................................   26

CONFLICTS OF INTERESTS.....................................................................................................   29

   General.................................................................................................................   29
   Conflicts With Respect To Fees Paid By Us To Apple Suites Advisors And Apple Suites Realty..............................   29
   Policies To Address Conflicts...........................................................................................   29
   Transactions With Affiliates And Related Parties........................................................................   30
   Interlocking Boards of Directors........................................................................................   30
   Competition Between Us And Mr. Knight...................................................................................   30
   Competition For Management Services.....................................................................................   31

INVESTMENT OBJECTIVES AND POLICIES.........................................................................................   32

   Investments In Real Estate Or Interests In Real Estate..................................................................   32
   Borrowing Policies......................................................................................................   32
   Reserves................................................................................................................   33
   Sale Policies...........................................................................................................   33
   Changes In Objectives And Policies......................................................................................   33

DISTRIBUTIONS POLICY.......................................................................................................   35

BUSINESS...................................................................................................................   36

   General.................................................................................................................   36
   Business Strategies.....................................................................................................   36
   Leases..................................................................................................................   36
   Upper-End, Extended-Stay And Limited Service Hotels.....................................................................   36
   Other Real Estate Investments...........................................................................................   37
   Legal Proceedings.......................................................................................................   37
   Regulation..............................................................................................................   37
   Americans With Disabilities Act.........................................................................................   37
   Environmental Matters...................................................................................................   37

   Insurance...............................................................................................................   38
   Available Information...................................................................................................   38

MANAGEMENT.................................................................................................................   38

   Classification Of The Board.............................................................................................   39
   Committees Of The Board.................................................................................................   39
   Director Compensation...................................................................................................   40
   Indemnification And Insurance...........................................................................................   40
   Officer Compensation....................................................................................................   40
   Stock Incentive Plans...................................................................................................   40
   The Incentive Plan......................................................................................................   40
      Stock Options........................................................................................................   41
      Restricted Stock.....................................................................................................   41
      Amendment of the Incentive Plan and Incentive Awards.................................................................   41
   Directors' Plan.........................................................................................................   41
   Stock Option Grants.....................................................................................................   42

APPLE SUITES ADVISORS AND APPLE SUITES REALTY..............................................................................   43

   General.................................................................................................................   43
   The Advisory Agreement..................................................................................................   43
   Apple Suites Realty.....................................................................................................   46
   Prior Performance Of Programs Sponsored By Glade M. Knight..............................................................   46
   Prior REITs--Cornerstone And Apple Residential..........................................................................   46
   Additional Information On Cornerstone And Apple Suites Acquisitions.....................................................   47
   Prior REITs--Apple Suites...............................................................................................   47
   Prior Partnerships......................................................................................................   47
   Publicly-Offered Partnerships...........................................................................................   47
   Privately-Offered Partnerships..........................................................................................   47
   Additional Information On Prior Programs................................................................................   48

PRINCIPAL AND MANAGEMENT SHAREHOLDERS......................................................................................   49

FEDERAL INCOME TAX CONSIDERATIONS..........................................................................................   50

   General.................................................................................................................   50
   REIT Qualification......................................................................................................   50
      Sources of Gross Income..............................................................................................   51
      75% Gross Income Test................................................................................................   51
      95% Gross Income Test................................................................................................   52
      Failing the 75% or 95% Tests; Reasonable Cause.......................................................................   52
      Character of Assets Owned............................................................................................   53
      Annual Distributions to Shareholders.................................................................................   53
   Taxation As A REIT......................................................................................................   54
   Failure To Qualify As A REIT............................................................................................   54
   Taxation Of Shareholders................................................................................................   55
   Backup Withholding......................................................................................................   55
   Taxation Of Tax Exempt Entities.........................................................................................   56
   Taxation Of Foreign Investors...........................................................................................   56
   State And Local Taxes...................................................................................................   56

ERISA CONSIDERATIONS.......................................................................................................   58

CAPITALIZATION.............................................................................................................   60

SELECTED FINANCIAL DATA....................................................................................................   61

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................................   62

   General.................................................................................................................   62

   Recent Events...........................................................................................................   62
   Critical Accounting Policies............................................................................................   63
      Capitalization Policy................................................................................................   63
   Related Party Transactions..............................................................................................   63
   Results of Operations...................................................................................................   64
   Revenues................................................................................................................   64
   Expenses................................................................................................................   65
   Liquidity and Capital Resources.........................................................................................   65
      Equity...............................................................................................................   65
      Notes payable........................................................................................................   65
      Cash and cash equivalents............................................................................................   66
   Capital Requirements....................................................................................................   66
   Inflation...............................................................................................................   66
   Seasonality.............................................................................................................   66
   Recent Accounting Pronouncements........................................................................................   66
   Market Risk Disclosures.................................................................................................   67
   Potential Acquisition and Related Matters...............................................................................   67

PLAN OF DISTRIBUTION.......................................................................................................   68

DESCRIPTION OF CAPITAL STOCK...............................................................................................   71

COMMON SHARES..............................................................................................................   72

   Dividend And Distribution Rights........................................................................................   72
   Voting Rights...........................................................................................................   72
   Series A Preferred Shares...............................................................................................   73
   Series B Convertible Preferred Shares...................................................................................   73
   Preferred Shares........................................................................................................   73
   Restrictions On Transfer................................................................................................   74
   Facilities For Transferring Common Shares...............................................................................   75

SUMMARY OF ORGANIZATIONAL DOCUMENTS........................................................................................   76

   Board Of Directors......................................................................................................   76
   Responsibility Of Board Of Directors, Apple Suites Advisors Officers And Employees......................................   76
   Issuance Of Securities..................................................................................................   77
   Redemption And Restrictions On Transfer.................................................................................   77
   Amendment...............................................................................................................   77
   Shareholder Liability...................................................................................................   77

SALES LITERATURE...........................................................................................................   78

REPORTS TO SHAREHOLDERS....................................................................................................   78

LEGAL MATTERS..............................................................................................................   78

EXPERTS....................................................................................................................   78

EXPERIENCE OF PRIOR PROGRAMS...............................................................................................   79

TABLE I:     EXPERIENCE IN RAISING AND INVESTING FUNDS.....................................................................   80

TABLE II:    COMPENSATION TO SPONSOR AND ITS AFFILIATES....................................................................   81

TABLE III:   OPERATING RESULTS OF PRIOR PROGRAMS...........................................................................   82

TABLE IV:    RESULTS OF COMPLETED PROGRAMS.................................................................................   83

TABLE V:    SALES OR DISPOSALS OF PROPERTIES.............................................................................     84

APPLE HOSPITALITY TWO, INC. INDEX TO FINANCIAL STATEMENTS................................................................    F-1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................................   F-32

   General...............................................................................................................   F-32
   Recent Acquisition - the Residence Inn I Hotel Portfolio..............................................................   F-32
   Results of Operations.................................................................................................   F-32
   Revenues..............................................................................................................   F-33
   Expenses..............................................................................................................   F-33
   Liquidity and Capital Resources.......................................................................................   F-33
      Res I Portfolio....................................................................................................   F-34
      Crestline Portfolio................................................................................................   F-34
   Proposed Offering.....................................................................................................   F-34
      Notes payable......................................................................................................   F-34
      Res I Portfolio....................................................................................................   F-34
      Crestline Portfolio................................................................................................   F-34
   Cash and cash equivalents.............................................................................................   F-34
      Capital requirements...............................................................................................   F-34
   Impact of inflation...................................................................................................   F-35
   Seasonality...........................................................................................................   F-35
   Recent Accounting Pronouncements......................................................................................   F-35
   Potential Acquisition and Related Matters.............................................................................   F-35

RESIDENCE INN III LLC AND MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP INDEX TO FINANCIAL STATEMENTS...................   F-36

Subscription Agreement..............................................................................................  Appendix A

                                     SUMMARY

    The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, this summary should be read together with the information contained in this prospectus.

APPLE HOSPITALITY TWO, INC.

    We own upper-end, extended-stay hotels and plan to acquire and own more extended-stay hotels and upper-end limited service hotels. Our hotels offer upscale, high-quality lodging with a comprehensive package of guest amenities for business and leisure travelers. We have no limitation as to the brand of franchise or license with which our hotels are associated.


     We will elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2001. As a real estate investment trust, we generally will not be subject to federal income tax. We will, however, be subject to a number of operation requirements and limitations.

    Because we are prohibited under federal tax laws from operating our hotels directly, we have and will continue to lease our hotels. All of our hotel properties currently are leased to Apple Hospitality Management, Inc. or one of its subsidiaries ("Apple Hospitality Management"), which is our wholly owned, taxable REIT subsidiary.


    We are located at 10 South Third Street Richmond, Virginia 23219. Our telephone number is (804) 344-8121.

APPLE SUITES ADVISORS, INC. AND APPLE SUITES REALTY GROUP, INC.

    Apple Suites Advisors, Inc. ("Apple Suites Advisors") provides us with our day-to-day management. Apple Suites Realty Group, Inc. ("Apple Suites Realty") provides us with property acquisition and disposition services.

    Glade M. Knight, who is our president and chairman of the board, owns all of the common shares of Apple Suites Advisors and Apple Suites Realty.

    The following chart illustrates the relationships among Apple Hospitality Two, Inc., Apple Hospitality Management, Apple Suites Advisors and Apple Suites Realty.


                                  SHAREHOLDERS

                                     [CHART]

                           Apple Hospitality Two, Inc.

                                  Acquisition/
        Advisory                  Disposition                      100%
        Agreement                 Agreement                     Subsidiary

        Apple Suites            Apple Hospitality               Apple Suites
        Realty Group, Inc.*     Management, Inc.                Advisors, Inc.*

* Wholly owned by Glade M. Knight, chairman and president of Apple Hospitality Two, Inc.

OUR PROPERTIES


    We own, through our subsidiaries, a total of 25 extended-stay hotels. All of our current hotels are part of the Residence Inn(R) by Marriott(R) franchise. The following map shows the states in which our hotels are located:


                                     [GRAPH]




                                                                                                             Number
Hotel (a)                                                      State                                       of Suites
--------------------------------------------------------------------------------------------------------------------

Montgomery                                                     Alabama                                       94

Bakersfield                                                    California                                   114
Concord-Pleasant Hill                                          California                                   126
Costa Mesa                                                     California                                   144
La Jolla                                                       California                                   288
Long Beach                                                     California                                   216
San Ramon                                                      California                                   106

Boulder                                                        Colorado                                     128

Meriden                                                        Connecticut                                  106

Atlanta Airport-Hapeville                                      Georgia                                      126
Atlanta-Buckhead                                               Georgia                                      136
Atlanta-Dunwoody                                               Georgia                                      144
Atlanta-Cumberland                                             Georgia                                      130

Chicago-Lombard                                                Illinois                                     144

Boston-Tewksbury                                               Massachusetts                                130

Detroit-Southfield ................             Michigan                  144

St. Louis-Chesterfield ............             Missouri                  104
St. Louis-Galleria ................             Missouri                  152

Cincinnati-Sharonville .............            Ohio                      144
Cincinnati-Blue Ash ................            Ohio                      118
Columbus ...........................            Ohio                       96
Dayton North .......................            Ohio                       64
Dayton South .......................            Ohio                       96

Dallas-Irving ......................            Texas                     120
Houston-Clear Lake .................            Texas                     110
                                                                          ---

                                                                 Total  3,280

                                  RISK FACTORS


    We urge you to consider carefully the matters discussed under "Risk Factors" beginning on page 3 before you decide to purchase our Units. An investment in our securities involves a number of risks including:

    . There will be no public trading market for the Units for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and difficult to trade.

    . We pay a fee of 2% of the purchase or sale price of each hotel to Apple Suites Realty and an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Suites Advisors. Glade M. Knight, our chairman and president, is the sole shareholder of Apple Suites Realty and Apple Suites Advisors.

    . There are conflicts of interest between us and our chairman and president, Glade M. Knight, because he is the sole shareholder of companies with which we entered into service contracts for day-to-day operations and for the purchase or sale of real estate. Mr. Knight is and will be a principal in other real estate investment transactions or programs which may compete with us. Mr. Knight is the chairman of the board and president of Apple Suites, Inc. ("Apple Suites") and Cornerstone Realty Income Trust, Inc. ("Cornerstone") which are real estate investment trusts.

    .    We may be unable to generate sufficient cash for distributions.

    . Shareholders' interests will be diluted upon conversion of the Series B convertible preferred shares into Units. We issued the Series B convertible preferred shares to Mr. Knight and two of his business associates as part of our prior offering. Although we will not issue any additional Series B convertible preferred shares in connection with this offering, we have agreed to pay an Advisory Agreement termination fee to Apple Suites Advisors upon the occurrence of events which permit the conversion of the Series B convertible preferred shares into Units, or upon our liquidation. The amount of the termination fee is $6,480,000 times the percentage of Units that have been sold in this offering at any given time.

    . We have no restrictions on changes in our investment and financing policies. Further, our board may determine, in its sole discretion, the amount and nature of our aggregate debt.

    . We primarily acquire upper-end, extended-stay and other upper-end limited service hotels and, therefore, are subject to the risks inherent in investing in a single industry.

    . Due to federal income tax restrictions, we cannot operate our properties directly.


                                  THE OFFERING

    We are offering 10,000,000 Units at $10.00 per Unit, for a total offering of $100,000,000. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc. We have concluded our prior offering of Units for a total price of $200,000,000.

    This offering of Units will continue until all the Units offered under this prospectus have been sold or until one year from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 10,000,000 Units. In some states, extension of the offering may not be allowed or may be allowed only upon the filing of a new application with the appropriate state administrator.

    This is a best efforts offering. Purchasers will be sold Units at one or more closings. We expect closings to be held monthly.


    With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. The priority would be equal to $10.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

USE OF PROCEEDS

    The proceeds of the offering will be used

    .    to pay expenses and fees of selling the Units,

    .    to invest in additional properties,

    . to pay expenses and fees associated with improving existing properties and additional properties, once acquired,

    .    to increase working capital reserves.


CONFLICTS OF INTEREST

    We may be subject to conflicts of interest arising from our relationship with Apple Suites Advisors, Apple Suites Realty and Glade M. Knight, our chairman and president, as they are not restricted from engaging for their own account in business activities of the type conducted by us. There may be conflicts with respect to commissions we pay to Apple Suites Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the corresponding purchase and sale prices. There may be conflicts with respect to the asset management fee we pay to Apple Suites Advisors since its compensation is a percentage of total proceeds received from time to time by us from our sales of Units.



    We issued Series B convertible preferred shares to Mr. Knight in our previous offering in exchange for $0.10 per share. Under limited circumstances these shares may be converted into Units thereby resulting in dilution of the interest held by existing shareholders. The Series B convertible preferred shares are convertible into Units if (1) we transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise or (2) the advisory agreement with Apple Suites Advisors is terminated or not renewed. Mr. Knight, as the chief executive officer of each party to the advisory agreement, can influence or control its termination or non-renewal. Accordingly, Mr. Knight can influence or control both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. Although we are not issuing any additional Series B convertible preferred shares in connection with this offering, we and Apple Suites Advisors have agreed upon a termination fee under the Advisor Agreement that is payable upon the occurrence of any event which would permit conversion of the Series B convertible preferred shares into Units, or upon our liquidation. The amount of the termination fee is equal to $6,480,000 times the percentage of Units that have been sold in this offering at any given time.


    The presence on our board of directors of independent directors is intended to ameliorate the potential impact of conflicts of interest for persons such as Mr. Knight who participate in decision making on behalf of both us and Apple Suites Advisors and Apple Suites Realty.


    Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert
M. Wily serve as directors on our board and concurrently serve as directors for Apple Suites. Mr. Knight is chairman and president of Apple Suites. There are instances where our hotels are in the same markets as Apple Suites. However, because the hotels are managed by third party management companies and neither our board nor the board of Apple Suites is engaged in the management of the hotels, we do not believe that having the same board of directors as Apple Suites or having hotels in some of the same markets as Apple Suites will present a conflict of interest.


LIQUIDITY

    There has been no public market for the Units and we do not expect a market to develop for the common shares or the Series A preferred shares. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.


    We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. In order to provide liquidity to our shareholders, we expect that within approximately three to five years from the initial closing under our prior offering, which occurred on May 1, 2001, we will either:

        (1) cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

        (2) with shareholder approval (if required by law), dispose of all of our properties in a manner, whether by merger or otherwise, which will permit distributions to shareholders of cash.

However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the five-year period mentioned above.

INVESTMENT AND DISTRIBUTION POLICY

    We intend to maximize shareholder value by continuing to acquire additional upper-end, extended-stay and other upper-end limited service hotels for long-term ownership. We will continue to acquire fee ownership of our hotels. We will continue to seek opportunities, through the ownership of hotels, that provide acceptable investment returns in our opinion and growth in cash distributions to our shareholders. As a REIT we are required to make dividend distributions to our shareholders. We intend to continue to make quarterly distributions. We will depreciate our fixed assets on a straight-line basis over their expected useful lives.

BORROWING POLICY

    We intend to purchase our properties using cash and, when advisable, low to moderate secured debt which may be available on attractive terms. Borrowings may come from Apple Suites Advisors or its affiliates or from third-party, non-affiliated lenders.

    Our bylaws prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. The bylaws also prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the independent directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

    Assuming the independent directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to expand our portfolio of upper-end, extended-stay and other upper-end limited service hotels. If attainable, the expansion of our portfolio of properties will provide us with greater economies of scale.

COMPENSATION

    We do not pay salaries to our officers. Mr. Knight is currently our sole executive officer. In addition, he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty, both of which are entitled to receive fees for services they render to us. Mr. Knight does not receive a salary from those entities but does receive income due to his ownership of those entities. The compensation and reimbursements payable to Apple Suites Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

    Apple Suites Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering and the prior offering plus reimbursement of certain expenses. The percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations (as defined below) to the amount raised in this offering and the prior offering. This ratio is referred to as the "return ratio." Modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

    The percentage used to determine the asset management fee is:


    . 0.1% if the return ratio for the preceding calendar quarter is 6% or less,

    . 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%, or

    . 0.25% if the return ratio for the preceding calendar quarter is more than 8%.

    Assuming the maximum offering amount of $100,000,000 in Units is sold, the annual asset management fee (attributable to this offering, but not including our prior offering of $200,000,000 in Units) would be:

    .    $100,000 if the return ratio is 6% or less,

    .    $150,000 if the return ratio is more than 6% but no more than 8%, or

    .    $250,000 if the return ratio is more than 8%.


    If the fees obtained in the prior offering of $200,000,000 are combined with the maximum fees allowable upon the maximum offering of $100,000,000 in this offering, the annual asset management fee would total $750,000.


    As discussed in this Summary, we have agreed to pay to Apple Suites Advisors an Advisory Agreement termination fee upon the occurrence of an event which would permit conversion of the Series B convertible preferred shares into Units, or upon our liquidation. The amount of such fee will equal $6,480,000 times the percentage of Units that have been sold in this offering at any given time.



    Just as in our previous offering, Apple Suites Realty will serve as the real estate broker in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price, and up to 2% of the gross sale price of each property. We have paid Apple Suites Realty a total of $5,047,052 in connection with our purchase of the 25 hotels we currently own.


    If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Apple Suites Realty will not be entitled to any disposition fee in connection with a sale of a property by us to any affiliate of Apple Suites Realty, but will be reimbursed for certain costs incurred on our behalf in marketing the property.

    We may request that Apple Suites Advisors and Apple Suites Realty provide other services or property to us in exchange for fees. In order to do so, our bylaws require that the transaction be approved by a majority of the directors who are not affiliated with either Apple Suites Advisors or Apple Suites Realty. We currently have no plans to request services or properties of the type described in this paragraph and, therefore, do not expect to incur any additional fees.

                                  RISK FACTORS

    An investment in Units involves a number of risks. You should carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units.

There is no public market for our common shares, so investors may be unable to dispose of their investment.

    Prospective shareholders should view the common shares, to be issued as part of each Unit sold, as illiquid and must be prepared to hold their common shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and we do not expect a market to develop. We do not plan to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only later at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment.

There will never be a public market for our Series A preferred shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.

    Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares that correspond to such Series A preferred shares. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. No Series A preferred share will trade separately from the common share to which it relates. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate.

Our Board of Directors may decide in its sole discretion to dissolve us.

    We expect that within approximately three to five years from the initial closing under our prior offering, which occurred on May 1, 2001, we will either:

        (1) cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

        (2) with shareholder approval (if required by law), dispose of all of our properties in a manner, whether through merger or otherwise, which will permit distributions to our shareholders of cash.

    Either type of action will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the five-year period mentioned above.

    If the shareholders were to approve the liquidation of all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.


The compensation to Apple Suites Advisors and Apple Suites Realty is payable before distributions.



    We will continue to pay a fee of 2% of the purchase or sale price of each hotel to Apple Suites Realty and an annual fee ranging from 0.1% to 0.25% of total equity proceeds received plus reimbursement of certain expenses to Apple Suites Advisors. The payment of compensation to Apple Suites Advisors and Apple Suites Realty from proceeds of the offering and property revenues reduces the amount of proceeds available for investment in properties, or the cash available for distribution, and therefore tends to reduce the return on our shareholders' investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to distributions, and without regard to whether we have sufficient cash for distributions. Although we are not issuing any additional Series B convertible preferred shares in connection with this offering, we and Apple Suites Advisors have agreed upon a termination fee under the Advisor Agreement that is payable upon the occurrence of any event which would permit conversion of the Series B convertible preferred shares into Units, or upon our liquidation. The amount of the termination fee is equal to $6,480,000 times the percentage of Units that have been sold in this offering at any given time.

Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors.

    The investment return to our shareholders likely will continue to be less than could be obtained by a shareholder's direct acquisition and ownership of the same properties. We will continue to pay to David Lerner Associates, Inc. substantial fees to sell our Units, which will reduce the net proceeds available for investment in properties. We will continue to pay Apple Suites Realty substantial acquisition fees to acquire properties, which will reduce the net proceeds available for investment in properties. In addition, we will continue to pay, principally to Apple Suites Advisors, substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Thus, for example, if only 86.5% of the gross proceeds of the offering are available for investment in properties, revenues may be reduced by 13.5% compared to revenues in the absence of these fees.

The compensation to Apple Suites Realty and Apple Suites Advisors is indeterminable and cannot be stated with certainty.

    Future compensation to Apple Suites Realty and Apple Suites Advisors for services rendered by them to us cannot be determined with certainty. The asset management fee is based upon the ratio of our modified funds from operations to the amount raised in this offering. The maximum annual management fee from this offering is $250,000. Apple Suites Realty receives a commission for each property purchased based upon the purchase price. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase and (2) the price of each property purchased. In addition, Apple Suites Advisors and Apple Suites Realty are reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we request that they provide to us. The dollar amount of the cost and the compensation to date are set forth in under "Compensation" in this prospectus.

There are conflicts of interest with our President and Chairman of the Board.

    Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder, sole director and sole officer of Apple Suites Advisors and Apple Suites Realty. These companies entered into contracts with us to lease our properties or provide us with asset management and property acquisition and disposition services. Mr. Knight does not receive a salary from us, but does receive benefit from fees paid to Apple Suites Advisors and Apple Suites Realty.

    In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs which may compete with us. Currently, Mr. Knight is the chairman of the board and president of Apple Suites and Cornerstone which are real estate investment trusts. Mr. Knight has economic interests in these other programs by virtue of his positions in those companies. Mr. Knight receives a salary from Cornerstone and direct or indirect compensation from Apple Suites. Mr. Knight is a minority shareholder of both Cornerstone and Apple Suites.

There were no arms-length negotiations for our agreements with Apple Suites Advisors or Apple Suites Realty

    Apple Suites Advisors and Apple Suites Realty will continue to receive substantial compensation from us in exchange for various services they continue to render to us. This compensation has been established without the benefits of arms-length negotiation. Apple Suites Advisors supervises and arranges for the day-to-day management of our operations and assists us in maintaining a continuing and suitable property investment program. Apple Suites Realty will continue to act as a real estate broker in connection with our purchase and sales of properties.

There are conflicts of interest with our advisor and broker.

    We pay Apple Suites Realty an acquisition fee in connection with each acquisition of a property, and a disposition fee in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a fee. Apple Suites Advisors will receive a fee, which is a percentage of the total consideration we receive from sale of Units, and, therefore, it could have an incentive to see that sales of Units are closed as quickly as possible. In addition, we will have no control over any employees of Apple Suites Advisors or Apple Realty because we will have no ownership interest in these entities.

Our management will spend time on other activities.

    The officers and directors of Apple Suites Advisors and Apple Suites Realty also serve as officers and directors of entities that engage in the brokerage, sale, operation or management of real estate. These entities are Cornerstone and Apple Suites. Both of these entities share similar investment objectives and policies. Apple Suites may compete for properties against us. The officers and directors of Apple Suites Advisors and Apple Suites Realty may disproportionately allocate their time and resources between these other entities and us. The organizational documents do not specify a minimum standard of time and attention that Apple Suites Advisors, Apple Suites Realty and Mr. Knight are required to devote to us.

Apple Suites Advisors may terminate the Advisory Agreement.

    Our management advisor, Apple Suites Advisors, may terminate the Advisory Agreement entered into with us upon 60 days' written notice. Apple Suites Advisors provides us with supervisory and day-to-day management services and assists us in maintaining a continuing and suitable property investment program. If Apple Suites Advisors were to terminate the Advisory Agreement we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us. There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an advisory agreement with a new advisor on terms as favorable to us.

There may be operational limitations associated with management and franchise agreements affecting our properties.

    Our properties are managed pursuant to management agreements and franchise or license agreements with nationally recognized hotel management companies and hotel franchisors. These agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchise system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.


    The standards are subject to change over time, in some cases at the direction of the Manager or franchisor, and may restrict our ability to make improvements or modifications to a property without the consent of the Manager or franchisor. In addition, compliance with the standards could require us to incur significant expenses or capital expenditures. Action or inaction on our part could result in a breach of those standards or other terms and conditions of the management or franchise agreements and could result in the loss or cancellation of a franchise license.


    In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

There may be delays in investment in real property, and this delay may decrease the return to shareholders.

    We may experience delays in finding suitable additional properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and may be less than the return obtainable from real property or other investments.

The actual amount of proceeds available for investment in properties is uncertain.

    Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties.

Our board may in its sole discretion determine the amount and nature of our aggregate debt.


    Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. All of our hotels are currently mortgaged. Our bylaws prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors.

The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units.

     If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholder's original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units, our common shares or our Series A preferred shares or otherwise reflect our value, earnings or other objective measures of worth.

We may be unable to make distributions.

     If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. Our properties are subject to all operating risks common to hotels. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. While we intend to make quarterly distributions to shareholders, there can be no assurance that we will be able to make distributions at any particular rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.

     While we continue to seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholders receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements).

We face competition in the hotel industry.

     The upper-end, extended-stay and limited service hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We face competition from many sources. We face competition from other hotels in the geographic market where our hotels are located. Over-building in the hotel industry increases the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We also face competition from nationally recognized hotel brands with which we are not associated. Currently and in the future, hotels owned by us may compete with hotels owned by Apple Suites.

     We also face competition for investment opportunities. These competitors are other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We also face competition for investors from other hotel real estate investment trusts and real estate entities.

There would be significant adverse consequences of our failure to continue as a REIT.


     We will qualify as a real estate investment trust, or REIT. If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax.


Our real estate investments will be relatively illiquid.

     Real estate investments are, in general, relatively difficult to sell. Our illiquidity tends to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders.

We have no restriction on changes in our investment and financing policies.

     Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholder approval that it is in the best interests of the shareholders to cease all investments in extended-stay and limited service hotel properties, to make investments in other types of assets or to dissolve the business. Further, our board may determine in its sole discretion the amount and nature of our aggregate debt.

There will be dilution of shareholder's interests upon conversion of the Series B convertible preferred shares.

     Glade M. Knight, who is our director, chairman of the board and president, and others hold Series B convertible preferred shares which are convertible into Units, as described under "Principal and Management Shareholders." The Series B convertible preferred shares are convertible into Units upon the occurrence of either of the following events: (1) we transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise; or (2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed. There are currently 240,000 Series B convertible preferred shares outstanding. The conversion of Series B convertible preferred shares into Units will result in dilution of our shareholders' interests. Mr. Knight, as the chief executive officer of each party to the advisory agreement, can influence or control its termination or non-renewal. Accordingly, Mr. Knight can influence or control both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. The Series B convertible preferred shares also enjoy a liquidation preference upon our liquidation, as described under "Principal and Management Shareholders." Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $10 per number of common shares into which each Series B convertible preferred share would be convertible according to the formula described under "Principal and Management Shareholders."


     We issued the Series B convertible preferred shares to Mr. Knight and two of his business associates as part of our prior offering. Although we will not issue any additional Series B convertible preferred shares in connection with this offering, we have agreed to pay an Advisory Agreement termination fee to Apple Suites Advisors upon the occurrence of events which permit the conversion of the Series B convertible preferred shares into Units, or upon our liquidation. The amount of the termination fee is $6,480,000 times the percentage of Units that have been sold in this offering at any given time.


Our shareholders' interests may be diluted in various ways.

     The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors, in its sole discretion, may authorize us to issue common shares or other equity or debt securities, (1) to persons from whom we purchase property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors or Apple Suites Realty in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the common shares shall be deemed their value.

     We have adopted two stock incentive plans for the benefit of our directors and a limited number of our employees and employees of Apple Suites Advisors and Apple Suites Realty. The effect of the exercise of those options could be to dilute the value of the shareholders' investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

     In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.

Our articles and bylaws contain antitakeover provisions and ownership limits.


     Our bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders' ability to change our management.


     In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board's approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party's ability to acquire control of us.


     Our articles of incorporation authorize the board to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders' best interest.


We may become subject to environmental liabilities.

     Although we will continue to subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to remediate properly a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

     Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:


    . Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of, or responsibility for, the presence of the contaminants.

    . Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

    . Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.


We may incur significant costs complying with the Americans with Disabilities Act and similar laws.

     Our properties are required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected.

We make forward-looking statements in this prospectus which may prove to be inaccurate.

     This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                              PROPERTY DESCRIPTION


     We own, through our subsidiaries, a total of 25 extended-stay hotels. All of our current hotels are part of the Residence Inn(R) by Marriott(R) franchise. We believe that all of our properties are adequately covered by insurance. The following tables show information about our hotels:



                                Table 1. Overview



                                                                                                     Average Daily
                                                                                               Rate (price) per Suite (d)
                                                                                               --------------------------
                                                                               Number
Hotel (a)                                     State                           of Suites              2001 (b)        2002 (c)
-----------------------------------------------------------------------------------------------------------------------------
Montgomery ............................       Alabama                             94                  $ 85.87         $ 86.06

Bakersfield ...........................       California                         114                    90.89           89.23
Concord-Pleasant Hill .................       California                         126                   133.50          130.86
Costa Mesa ............................       California                         144                   112.53           94.51
La Jolla ..............................       California                         288                   119.45          108.02
Long Beach ............................       California                         216                   113.54          105.30
San Ramon .............................       California                         106                   152.80          154.80

Boulder ...............................       Colorado                           128                   124.58          116.39

Meriden ...............................       Connecticut                        106                   107.91           99.38

Atlanta Airport-Hapeville .............       Georgia                            126                   100.83           96.25
Atlanta-Buckhead ......................       Georgia                            136                   101.75           95.78
Atlanta-Dunwoody ......................       Georgia                            144                    81.61           81.51
Atlanta-Cumberland ....................       Georgia                            130                    86.26           83.02

Chicago-Lombard .......................       Illinois                           144                    99.46           90.01

Boston-Tewksbury ......................       Massachusetts                      130                   111.52           89.22

Detroit-Southfield ....................       Michigan                           144                    97.23           86.21

St. Louis-Chesterfield ................       Missouri                           104                    81.83           79.59
St. Louis-Galleria ....................       Missouri                           152                    96.79           91.70

Cincinnati ............................       Ohio                               144                    76.04           69.14
Cincinnati-Blue Ash ...................       Ohio                               118                    85.17           78.35
Columbus ..............................       Ohio                                96                    80.24           74.55
Dayton North ..........................       Ohio                                64                    84.63           78.41
Dayton South ..........................       Ohio                                96                    84.65           78.02

Dallas-Irving .........................       Texas                              120                   104.07           94.81
Houston-Clear Lake ....................       Texas                              110                    88.96           90.32
                                                                                 ---                    -----           -----

                                                                     Total     3,280          Average $100.08         $ 95.57

Notes for Table 1:
    (a) The hotels first began operations during the period from 1984 through 1990. Results of operations for the period before the effective dates of our hotel acquisitions were provided by the sellers of the hotels.
    (b) Amounts are based on operations from December 30, 2000 through December 28, 2001.
    (c) Amounts are based on operations from December 29, 2001 through March 22, 2002.
    (d) Average Daily Rate is calculated by dividing Suite revenue by number of rooms sold.

                    Table 2. Tax and Improvement Information


  Hotel                                 2001 Real       2001 Real     Depreciation-
  -----                                 Property        Property         Federal

                                       Tax Rate (a)        Tax        Tax Basis (b)
                                       ------------        ---        -------------
  Montgomery ........................    0.00909499     $ 49,500       $ 5,937,948

  Bakersfield .......................    0.01222606       92,227         9,340,236
  Concord-Pleasant Hill .............    0.01173768      178,076        21,463,416
  Costa Mesa ........................    0.01109190       93,688        10,602,290
  La Jolla ..........................    0.01128900      350,643        29,128,939
  Long Beach ........................    0.01093163      258,288        18,929,541
  San Ramon .........................    0.01212396      152,899        18,754,257

  Boulder ...........................    0.02181600      248,870         9,717,711

  Meriden ...........................    0.01410379       97,977         8,603,915

  Atlanta Airport-Hapeville .........    0.02011547      137,691        12,082,763
  Atlanta-Buckhead ..................    0.01720710      154,507         7,501,036
  Atlanta-Dunwoody ..................    0.01490400      109,251         6,715,836
  Atlanta-Cumberland ................    0.01472790      123,858         5,577,661

  Chicago-Lombard ...................    0.02152167      177,874         6,911,720

  Boston-Tewksbury ..................    0.02195740      195,012        17,462,099

  Detroit-Southfield ................    0.02695070      140,298         5,610,043

  St. Louis-Chesterfield ............    0.02765728       97,304         4,628,781
  St. Louis-Galleria ................    0.02610000      194,590         7,525,807

  Cincinnati-Sharonville ............    0.01485522      100,732         3,790,036
  Cincinnati-Blue Ash ...............    0.02771091      157,079         7,036,261
  Columbus ..........................    0.01846574       94,176         4,168,180
  Dayton North ......................    0.01696585       53,377         2,861,318
  Dayton South ......................    0.02105633      118,801         4,796,300

  Dallas-Irving .....................    0.02788849      238,375         9,639,202
  Houston-Clear Lake ................    0.03334717      197,600         9,746,545

Notes for Table 2:
(a) Property tax rate for each hotel is an aggregate figure for county, city and other local taxing authorities (as applicable). Information is for calendar year 2001.
(b) Amounts are for the depreciable real property component of the hotel. The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of the hotel.

                         Table 3. Operating Information

                                   Avg. Daily Occupancy Rates (%) (a)            Revenue per Available Suite ($) (b)
                                   ----------------------------------            -----------------------------------

  Hotel                           1998     1999    2000     2001   2002       1998      1999      2000     2001     2002
  -----                           ----     ----    ----     ----   ----       ----      ----      ----     ----     ----
  Montgomery ...................  82.4     78.8    81.4     81.4     79.7   $ 67.53   $ 65.41   $ 66.73   $ 69.90  $ 68.58

  Bakersfield ..................  85.6     83.3    86.0     88.1     83.7     73.38     71.57     73.70     80.03    74.71
  Concord- Pleasant Hill .......  86.5     90.2    91.7     84.7     86.0     94.43     97.92    108.49    113.10   112.51
  Costa Mesa ...................  83.3     83.1    84.6     77.0     72.1     87.20     86.97     96.59     98.68    68.18
  La Jolla .....................  90.1     81.5    84.0     82.8     85.4    105.70     98.03    104.57    101.20    92.30
  Long Beach ...................  90.5     86.4    90.1     83.2     79.1     89.93     89.11     99.58    105.73    83.31
  San Ramon ....................  87.8     90.2    89.9     82.1     73.4    116.27    112.30    118.64    125.49   113.60

  Boulder ......................  80.0     80.2    85.7     75.2     50.7     94.94     98.24    106.13     97.64    59.03

  Meriden ......................  85.8     87.9    85.8     81.6     73.6     81.74     89.76     93.30     88.00    73.19

  Atlanta Airport-Hapeville ....  88.4     85.2    87.6     86.3     87.1     79.49     80.63     83.97     87.04    83.87
  Atlanta-Buckhead .............  80.4     81.1    81.6     75.3     73.5     79.42     83.15     87.77     92.10    70.39
  Atlanta-Dunwoody .............  82.5     76.5    69.5     74.6     55.9     65.15     62.60     57.37     61.93    45.56
  Atlanta-Cumberland ...........  83.1     82.8    83.7     71.9     60.5     64.97     66.03     67.64     67.85    50.22

  Chicago-Lombard ..............  87.3     83.8    87.2     85.4     71.1     82.55     81.43     88.89     86.59    63.97

  Boston-Tewksbury .............  87.2     91.7    88.0     78.0     66.1     89.44    101.49    108.38     87.00    58.99

  Detroit-Southfield ...........  85.9     89.2    88.3     83.6     77.5     81.21     88.34     89.62     87.01    66.82

  St. Louis-Chesterfield .......  82.6     81.6    79.2     86.0     79.0     75.21     70.05     69.37     59.20    62.88
  St. Louis-Galleria ...........  81.0     86.1    90.8     88.0     81.8     70.82     78.42     83.88     78.01    74.99

  Cincinnati ...................  81.1     81.2    77.0     68.1     61.6     65.63     65.90     65.01     47.56    42.61
  Cincinnati-Blue Ash ..........  86.1     85.9    76.2     71.1     58.1     72.02     87.34     74.49     60.58    45.54
  Columbus .....................  84.2     81.2    81.1     72.8     60.1     71.32     68.85     67.49     60.16    44.81
  Dayton North .................  84.5     85.7    83.8     81.0     83.0     80.12     78.80     76.55     62.26    65.08
  Dayton South .................  87.3     84.9    86.0     79.5     70.2     73.31     70.54     72.07     71.71    54.80

  Dallas-Irving ................  88.5     81.3    84.6     73.2     73.5     86.38     83.76     85.91     76.15    69.65
  Houston-Clear Lake ...........  87.4     85.7    87.2     90.6     87.3     84.61     80.33     79.12     80.57    78.84

Notes for Table 3:
(a) Percentages for 2002 are based on occupancy from December 29, 2001 through March 22, 2002. Occupancy rates for the entire year will not necessarily be comparable.
(b) Amounts for 2002 are for the period from December 29, 2001 through March 22, 2002, and have not been annualized. Amounts for the entire year will not necessarily be comparable. Revenue per available suite is calculated by dividing suite revenue by the number of available rooms.

    In general, the 10 hotels we purchased on September 28, 2001 have experienced lower occupancy, lower revenue per available suite, or both, for the period after September 11, 2001 when compared to the entire year of 2001. Management believes that the decrease in occupancy and revenues at the hotels results from several factors, including a normal seasonal decline for the fourth quarter of the year, a slowing economy, and a decrease in travel attributable to the direct and indirect effects of the terrorist attacks of September 11, 2001. In addition to a slowing national economy, local economic factors may affect the hotels to varying degrees.


    Management seeks to minimize some of these risks by acquiring hotels in different types of markets, and believes that the diversification within our portfolio is evidenced by the varying changes in occupancy and revenue among the hotels, as set forth in the table above. Future results cannot be predicted with accuracy or in any way assured.


         Five of our hotels are located in the same markets as extended-stay hotels owned by Apple Suites. (These hotels are the ones located in Boulder, Atlanta-Buckhead, Atlanta-Cumberland, St. Louis-Chesterfield, and Dallas-Irving). As discussed elsewhere in this prospectus, day-to-day operation of our hotels is contracted to Residence Inn by Marriott, Inc. and our hotels operate under the Residence Inn(R) by Marriott(R) brand. The hotels owned by Apple Suites are operated on a day-to-day basis by a separate management company and operate under the Homewood Suites(R) by Hilton brand. We may in the future acquire additional hotels located in the same markets as hotels owned by Apple Suites. Our Chairman and President, Glade M. Knight, is also Chairman and President of Apple Suites.

                        ACQUISITIONS AND RELATED MATTERS


    As described in "Property Description" above, we own, through our subsidiaries, a total of 25 extended-stay hotels. Our hotels were purchased at two different closings: (1) The Crestline Portfolio, which closed September 28, 2001 (with rents prorated as of September 7, 2001) and (2) the Res I Portfolio, which closed March 29, 2002. All of our current hotels operate as part of the Residence Inn(R) by Marriott(R) franchise system.


The Crestline Portfolio

         New Subsidiaries

    We formed or acquired new subsidiaries to obtain 10 hotels. Specifically, we formed two direct wholly-owned subsidiaries. One of these subsidiaries, AHT Res III GP, Inc., acquired the entire general partnership interest in Marriott Residence Inn USA Limited Partnership and now holds a 1% interest as its sole general partner. The other newly-formed subsidiary, AHT Res III LP, Inc., acquired the entire limited partnership interest in that partnership and now holds a 99% interest as its sole limited partner. The partnership owns 100% of the equity in Residence Inn III LLC, which directly owns all of the hotels. We also acquired 100% of the stock in Crestline Res III Corporation, which serves as the independent managing member of Residence Inn III LLC (without having any equity interest).

         Loan Secured By Hotels

    Residence Inn III LLC, the direct owner of the hotels, is also the borrower under a loan from Bank of America, N.A. in the original principal amount of $55,588,000. On January 31, 2002, the unpaid principal balance was $52,753,167. The loan is secured by a mortgage on the hotels and by related liens on their rents and profits, but is generally non-recourse to Residence Inn III LLC, as the borrower. As a result, the lender generally is required to enforce its liens on the hotels, and their rents and profits, instead of taking any actions against the borrower. The lender will have recourse against the borrower upon certain events, such as a violation by the borrower of its covenant not to (a) sell or transfer any of the hotels, or (b) permit other liens on the hotels or on their rents or profits.

    The loan is evidenced by a promissory note dated December 29, 1999. The promissory note has a stated annual interest rate of 8.08% and requires monthly payments of $489,067.76. The maturity date is January 1, 2010. A balloon payment in the amount of approximately $35.4 million is scheduled to be due at maturity.

    At the request of the lender, we have agreed, in our capacity as a principal of the borrower, that the limited recourse provisions of the promissory note also will apply to us. The same agreement has been made by Apple Suites Advisors, which is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer. Apple Suites Advisors will be released from the promissory note, however, if the debt service coverage ratio for the loan reaches a specified target. These agreements by us and by Apple Suites Advisors were executed in connection with a consent agreement, which is one of the material contracts described in the next section.

    We expect that revenues from the hotels will be sufficient to make monthly payments under the promissory note. If hotel revenues are not sufficient, we could lose the hotels through foreclosure. In addition, if our non-recourse protection is not available under the terms of the promissory note, we may be required to use the proceeds from our ongoing offering (or other funds available to us) to make payments to the lender.

    While the loan remains outstanding, certain covenants apply to Residence Inn III LLC, as the borrower. Among other things, these covenants (a) prohibit the borrower from engaging in any business that is not related to the hotels or the loan, (b) require the borrower to maintain a separate legal identity, (c) restrict the transfer of ownership interests in the borrower or the hotels, and
(d) limit the extent to which the organizational documents of the borrower may be modified. In addition, the lender has required us to appoint two independent directors for Crestline Res III Corporation, which is the independent managing member of the borrower.

         Other Actions


    The hotels have been leased by their direct owner, Residence Inn III LLC, to Apple Hospitality Management, which is one of our wholly-owned subsidiaries. The hotels are being managed by Residence Inn by Marriott, Inc. For simplicity, Residence Inn by Marriott, Inc. will be referred to as the Manager. These actions were taken in accordance with a master hotel lease agreement and an amended management agreement, which are among the material contracts described in the next section.

The Res I Portfolio

         On March 29, 2002, we acquired, through our subsidiaries, Marriott Residence Inn Limited Partnership, which owns 15 extended-stay hotels. For simplicity, this entity will be referred to as the Res I Partnership. Although the acquisition was conducted through a merger in which our subsidiaries acquired a limited partnership, the purpose and result was our acquisition of the hotels. Each hotel operates as part of the Residence Inn(R) by Marriott(R) franchise system. The hotels are described in "Property Description" above.

         The total base purchase price for the acquisition was $133.4 million. The purchase price was paid with $42 million in cash and the assumption of the existing indebtedness secured by the hotels through a combination of transactions, as described below. Our source for these funds was our ongoing and registered public offering of units.

         The secured loans will continue to be an obligation of the Partnership, which continues to own the hotels. Further details about the secured loans are provided in the next section. We also used the proceeds of our ongoing offering to pay 2% of the total base purchase price, which equals $2,667,052, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

         New Subsidiaries

         We formed new subsidiaries to acquire the Res I Partnership. Specifically, we formed two direct wholly-owned subsidiaries. One of these subsidiaries, AHT Res I GP, Inc., acquired the entire general partnership interest in the Res I Partnership and now holds a 1% interest as its sole general partner. The other newly-formed and directly-owned subsidiary, AHT Res I LP, Inc., acquired the entire limited partnership interest in the Res I Partnership and now holds a 99% interest as its sole limited partner. The Res I Partnership directly owns all of the hotels.

         We also formed new indirect, wholly-owned subsidiaries in connection with the leasing of the hotels from the Res I Partnership under a master hotel lease agreement, which is one of the material contracts summarized in another section below. Specifically, we formed AHM Res I GP, Inc. and AHM Res I LP, Inc., to serve as the sole general partner and sole limited partner, respectively, of AHM Res I Limited Partnership. This limited partnership was formed as one of our indirect, wholly-owned subsidiaries to lease the hotels and will be referred to, for simplicity, as the Res I Lessee.

         Loans Secured By Hotels

         The Res I Partnership, the direct owner of the hotels, is also the borrower under secured loans from two lenders (with one being the senior lender and the other being the subordinate lender). The senior lender is LaSalle Bank National Association as Trustee for Mortgage Pass-Through Certificates Series 1996-2. The senior lender holds separate loans for each hotel in the aggregate original principal amount of $100,000,000. Each loan held by the senior lender is secured by a first mortgage on the hotel involved and by a related first priority security interest in the rents, revenues and other personal property of such hotel. On March 29, 2002, the aggregate unpaid balance of these senior loans was $70,868,403. Each senior loan bears interest at an annual rate of 8.60% and has a maturity date of September 30, 2002. The aggregate monthly payment under the senior loans is $874,163. An aggregate balloon payment in the amount of approximately $70 million is scheduled to be due at maturity.

         The subordinate lender is LaSalle Bank National Association, as Indenture Trustee for Benefit of the Holders of iStar Asset Receivables Trust Collaterialized Mortgage Bonds Series 2000-1. The subordinate lender holds a loan in the original principal amount of $30,000,000. The subordinate loan is secured by a subordinate mortgage on the hotels and by related second priority security interests in the rents, revenues and other personal property of the hotels. On March 29, 2002, the unpaid balance of the subordinate loan was $20,734,191. The subordinate loan bears interest at an annual rate of 15.25% and requires monthly payments of $400,590.00. The maturity date is September 30, 2002. A balloon payment in the amount of approximately $20 million is scheduled to be due at maturity.

         We expect that revenues from the hotels will be sufficient to make monthly payments under both of the secured loans described in the above paragraphs. If hotel revenues are not sufficient and other sources of funds are not available, we could lose the hotels through foreclosure. While the secured loans remain outstanding, certain covenants apply to the Res I Partnership, as the borrower, and its general partner. Among other things, these covenants (a) prohibit the borrower and its general partner from engaging in any business that is not related to the hotels or the secured loans, (b) require the borrower and its general partner to each maintain a separate legal identity and an arms-length relationship with affiliates, (c) restrict the transfer of ownership interests in the borrower, its general partner or the hotels, (d) limit the extent to which modifications may be made to the organizational documents of the borrower or its general partner, or to the master hotel lease agreement or the amendment and restatement of management agreement, and (e) require the general partner of the borrower to maintain a net worth of at least $6,600,000, which has been funded through an inter-company transfer.

         Currently, we plan to pay the balloon payments due September 30, 2002 under the secured loans by using proceeds from new financing provided by a suitable lender. However, we have not yet obtained any commitment for such financing and the terms of any such financing, including the interest rate and the maturity date, cannot be predicted. We would expect, however, that the financing would be secured by the hotels and would have other terms and conditions customary for a large secured commercial loan transaction. Although we think secured financing will be available to provide funds sufficient to repay the loan obligations due on September 30, 2002, if for any reason such secured financing cannot be obtained, we would either have to locate an alternative funding source (which could be difficult, if not essentially impossible), or sell some or all of the hotels, or we could lose the hotels through foreclosure.

         Other Actions

         The hotels are being managed by the Manager. Such management is being undertaken in accordance with an amendment and restatement of management agreement, which is among the material contracts described in the next section.


                          SUMMARY OF MATERIAL CONTRACTS


Material Contracts relating to the Crestline Portfolio


         Master Hotel Lease Agreement


    One of our wholly-owned subsidiaries, Apple Hospitality Management, a qualified taxable REIT subsidiary, has leased the hotels from their direct owner, Residence Inn III LLC, under a master hotel lease agreement. For simplicity, this agreement will be referred to as the Crestline Master Lease. The Crestline Master Lease provides for an initial term of 10 years. Apple Hospitality Management has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The Crestline Master Lease provides that Apple Hospitality Management will pay an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is explained below.


    Annual base rent is payable in advance in equal monthly installments. The base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The lease commencement date for the properties is deemed to be as of September 7, 2001. The base rents for the hotels range from $443,102 to $1,183,831.

    Percentage rent is payable quarterly. Percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date.

    The sundry rent is payable quarterly and equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

         Amended Management Agreement


    Our hotels are being managed by the Manager under an amended and restated management agreement with Apple Hospitality Management. The amended management agreement is similar to the management agreement that applied to the hotels before our acquisition occurred. Management services include supervising the operation of the hotels and collecting revenues from their operation for the benefit of Apple Hospitality Management.



    The initial term of the amended management agreement will continue until December 30, 2011. The term will be renewed for five periods of ten years each, provided that an event of default by the Manager, Residence Inn by Marriott, Inc., has not occurred. The Manager may elect not to renew for an additional term by giving notice to Apple Hospitality Management at least 18 months before the expiration of the current term. Such non-renewal by the Manager may apply to one or more of the hotels.


    Apple Hospitality Management may terminate the amended management agreement with respect to all of the hotels if the total operating profit for any consecutive period of two fiscal years does not reach a specified minimum amount. Written notice of any such termination must be delivered to the Manager no later than 60 days after the receipt by Apple Hospitality Management of the annual accounting for the second fiscal year. The Manager has the option to avoid such termination by advancing the amount of any deficiency in operating profit to Apple Hospitality Management within 60 days after the Manager's receipt of the termination notice.


    The Manager will receive a management fee for its services. The total management fee consists of (a) a base management fee calculated on the basis of gross revenues, (b) a Residence Inn system fee calculated on the basis of suite revenues, and (c) an incentive management fee calculated on the basis of operating profit. The formulas for these fees are complex and are the result of arms-length negotiations.


    The Manager also has a right of first refusal for any purchase or lease of the hotels. If Residence Inn III LLC, as the direct owner of the hotels, receives a bona fide written purchase or lease offer for any one or more of them, Apple Hospitality Management must cause Residence Inn III LLC to give prior notice to the Manager, who will then have 30 days in which to exercise its right of first refusal. Any such purchase or lease of the hotels by the Manager would occur on the terms and conditions set forth in the bona fide offer. The amended management agreement would remain in effect as to any other hotels.

         Owner Agreement

    In an owner agreement, the Manager under the amended management agreement granted its consent to the master hotel lease agreement. In addition, Residence Inn III LLC, as the direct owner of the hotels, agreed to guaranty the performance of the obligations, including monetary obligations, of Apple Hospitality Management under the amended management agreement.

         Non-Disturbance Agreement

    A non-disturbance agreement and consent of Manager was entered into by Apple Hospitality Management, Residence Inn III LLC (as the direct owner of the hotels and the borrower under the loan described above), the Manager and a representative of the lender for the loan described above. This agreement generally provides that the amended management agreement is subordinate to the loan documents. For example, if an event of default occurs under the loan documents, the lender has the right to receive (a) an assignment of all rights of Apple Hospitality Management in the amended management agreement, and (b) all rents, profits and other revenues collected by the Manager and otherwise payable to Apple Hospitality Management under the amended management agreement.

         Consent Agreement and Environmental Indemnity

    By acquiring Marriott Residence Inn USA Limited Partnership, we acquired control of Residence Inn III LLC, which is the borrower under a loan from Bank of America, N.A., as described above. Consent to the acquisition and change of control was granted on behalf of the lender in a consent and amendment agreement with release. In return, we and Apple Suites Advisors agreed to the limited recourse provisions of the promissory note involved.

    In a separate environmental indemnity agreement, we and Apple Suites Advisors agreed to indemnify the lender and related parties against the presence or release of hazardous materials at the hotels. Payments of indemnification, if any, are due on demand and will accrue interest at the rate provided in the promissory note, plus 4%, if not paid within 30 days of the demand.

Material Contracts relating to the Res I Portfolio


         Agreement and Plan of Merger


         The acquisition of the Res I Partnership and the 15 hotels occurred in accordance with an agreement and plan of merger dated as of November 28, 2001.

         Master Hotel Lease Agreement


         The Lessee, AHM Res I Limited, is one of our indirect, wholly-owned subsidiaries and is leasing the hotels from the Res I Partnership under a master hotel lease agreement. For simplicity, this agreement will be referred to as the Res I Master Lease. The Res I Master Lease provides for an initial term of 15 years. The Res I Lessee has the option to extend the Res I Master Lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The Res I Master Lease provides that the Res I Lessee will pay an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is explained below.


         Annual base rent is payable in advance in equal monthly installments. The base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The base rents range from $406,223 to $4,231,315. Percentage rent is payable quarterly. Percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date. The sundry rent is payable quarterly and equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.


         Amendment and Restatement of Management Agreement


         The Manager has agreed to manage the hotels under an amendment and restatement of management agreement with the Res I Lessee. For simplicity, this agreement will be referred to as the Res I Management Agreement. The Res I Management Agreement is similar to the management agreement for the hotels, which had been executed in 1988. Management services under the Res I Management Agreement include supervising the operation of the hotels and collecting revenues from their operation for the benefit of the Lessee.


         The initial term of the Res I Management Agreement will continue until December 28, 2007. The Manager may renew the term of the Res I Management Agreement for five periods of 10 years each, provided that an event of default by the Manager has not occurred and provided that the Manager exercises its renewal option with respect to at least 80% of the hotels that either meet the then-current brand standards for Residence Inn(R) by Marriott(R) or are subject to property improvement programs reasonable required by the Manager. The Manager may elect to renew for an additional term by giving notice to the Lessee at least 18 months before the expiration of the then current term. Non-renewal by the Manager may apply to one or more of the hotels. The Res I Lessee may terminate the Res I Management Agreement with respect to all of the hotels if the total operating profit for any specified period of time does not reach a specified minimum amount. Written notice of any such termination must be delivered to the Manager no later than 60 days after the receipt by the Res I Lessee of the pertinent annual accounting. The Manager has the option to avoid such termination by advancing the amount of any deficiency in operating profit to the Lessee within 60 days after the Manager's receipt of the termination notice.

         The Manager will receive a management fee for its services. The total management fee consists of (a) a base management fee calculated on the basis of gross revenues, (b) a Residence Inn(R) system fee calculated on the basis of suite revenues and (c) an incentive management fee calculated on the basis of operating profit. The formulas for these fees are complex and were the result of prior negotiations between the Res I Partnership and the Manager, but were not materially modified in connection with our acquisition of the Res I Partnership.

         The Manager also may exercise a right of first refusal if the Res I Partnership, as the direct owner of the hotels, receives a bona fide written offer from a third party for the purchase or lease of any one or more of the hotels or for the purchase of a "controlling interest" (generally, a majority interest) in the Res I Partnership or the Res I Lessee or the general partner of either of them. In such an event, the Lessee must cause the Res I Partnership to give prior notice to the Manager, who will then have 30 days in which to exercise its right of first refusal. Any such purchase, lease or other acquisition of the hotels by the Manager would occur on the same terms and conditions as those set forth in the bona fide offer. The Res I Management Agreement would remain in effect as to any other hotels not involved in such sale, lease or other disposition.

         Owner Agreement

         In an owner agreement, the Manager granted its consent to our acquisition of the Res I Partnership and to the Res I Master Lease. In return, the Res I Partnership, as the direct owner of the hotels, agreed to guarantee the performance of the obligations, including monetary obligations, of the Lessee under the Res I Management Agreement.

         Agreements with Lenders

         The two secured lenders granted their consent to our acquisition of the Res I Partnership and to the leasing of the hotels to the Res I Lessee by separate consents to merger agreement.

         In two separate loan modification agreements, the Res I Partnership, its general partner, the Res I Lessee and the secured lenders agreed to modify the secured loans to reflect the transactions described above, including our acquisition of the Res I Partnership.

         In the first amendment to four party agreement the Res I Partnership, the Res I Lessee, the secured lenders and the Manager amended an earlier agreement among such parties (or their predecessors) to reflect the transaction and, in essence, to agree that upon the occurrence of a default under the secured loans, the Manager would pay monies otherwise payable to the Res I Partnership or the Res I Lessee to a cash collateral account benefiting the secured lenders.

         In separate environmental liability indemnity agreements, the subsidiary we formed to serve as the new general partner of the Res I Partnership and the Res I Lessee jointly and severally agreed to indemnify the secured lenders and related parties against the presence or release of hazardous materials at the hotels.

         In separate security agreements and separate assignments of rents and revenues, the Res I Lessee granted security interests to the secured lenders in the personal property at the hotels and in the rents and revenues from the operation of the hotels.

                                 USE OF PROCEEDS


    We intend to invest the net proceeds of this offering to continue investing in equity ownership interests in upper-end, extended-stay and upper-end limited service hotels located in selected metropolitan areas of the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit, or commercial paper. All proceeds of this offering received by us must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors within 30 days after the expiration of the period. We may elect to return the proceeds earlier if required by applicable law, including to the extent necessary to avoid characterization as an "investment company". The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.


    Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Suites Advisors to us immediately upon our demand.

    As indicated below, we expect that, once the offering of 10,000,000 Units is completed, 86.0% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If the maximum offering is not achieved, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering.

    The following table reflects the intended application of the proceeds from the sale of the Units.

                                MAXIMUM OFFERING


                                                                                          % OF
                                                                   AMOUNT               PROCEEDS
                                                                   ------               --------
Gross Proceeds(1)                                                  $ 100,000,000          100.00 %
Less
   Offering Expenses(2)                                                1,500,000            1.50 %
   Selling Commissions(3)                                              7,500,000            7.50 %
   Marketing Expense Allowance(3)                                      2,500,000            2.50 %
Net Proceeds after Offering Costs                                  $  88,500,000           88.50 %
Less Acquisition Fees and Expenses(4)                                  2,000,000            2.00 %
Proceeds Available for Investment and Working Capital              $  86,500,000           86.50 %
Less Working Capital Reserve(5)                                          500,000            0.50 %
Net Amount Available for Investment in Properties(6)               $  86,000,000           86.00 %

(1)     The Units are being offered on a "best-efforts" basis.
(2) These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, Inc. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase.
(3)     Payable to David Lerner Associates, Inc.
(4) These amounts include a real estate commission payable to Apple Suites Realty in an amount equal to 2% of the proceeds of the offering used to pay the purchase price of each property acquired not including amounts budgeted for repairs and improvements plus our estimates of certain other expenses and fees which will be incurred on our behalf in connection with property acquisitions.
(5) Until used, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.
(6) We expect the investment properties to be upper-end, extended-stay and other upper-end limited service hotel properties located in selected metropolitan areas of the United States.

                                  COMPENSATION

     The table below describes all the compensation, fees, reimbursement and other benefits which we will pay to Apple Suites Advisors and Apple Suites Realty. Mr. Knight is the sole shareholder of Apple Suites Advisors and Apple Suites Realty. Mr. Knight is also our sole executive officer. As sole shareholder of Apple Suites Advisors and Apple Suites Realty, Mr. Knight receives dividend income from Apple Suites Advisors and Apple Suites Realty. Mr. Knight receives no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, "Management's Discussion and Analysis of Financial Condition and Results of Operations-Series B Convertible Preferred Shares"), the issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Series B convertible preferred shares will constitute an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of Units into which they are converted.

     We will continue to pay David Lerner Associates, Inc. selling commissions equal to 7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the maximum offering of $100,000,000 is sold, the selling commissions would be $7,500,000 and the marketing expense allowance would be $2,500,000. David Lerner Associates, Inc. is neither related to nor an affiliate of either Apple Suites Advisors or Apple Suites Realty.


     Persons Receiving Compensation(1)                  Type of Compensation                   Amount of Compensation (2)
------------------------------------------- ------------------------------------------- -----------------------------------------
                                                        Acquisition Phase

Apple Suites Realty                           Real estate commission for acquiring our      2% of the proceeds of the offering
                                              Properties                                    used to pay the purchase prices of
                                                                                            the properties purchased by us (3)

                                                        Operational Phase

Apple Suites Advisors                         Asset management fee for managing our         Annual fee payable quarterly based
                                              day-to-day operations                         upon a ratio of our modified funds
                                                                                            from operations to the amount raised
                                                                                            in this offering, ranging from 0.1%
                                                                                            to 0.25% of the amount raised in this
                                                                                            offering-a maximum of $250,000
                                                                                            per year if the maximum offering is
                                                                                            sold (4)

Apple Suites Advisors and Apple Suites        Reimbursement for certain costs and           Amount is indeterminate
  Realty                                      expenses incurred on our behalf, as
                                              described in Note (5)

                                                        Disposition Phase

Apple Suites Realty                           Real Estate commission for selling our        Up to 2% of the gross sales prices
                                              properties                                    of the properties sold by us (6)

Apple Suites Advisors                         Termination Fee                               Up to $6,480,000 (7)

                                                           All Phases

Apple Suites Advisors and Apple Suites        Payment for certain services and              Amount is indeterminate
  Realty                                      property provided to us (8)

-------------------------
    Notes:

(1) Apple Suites Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under "Conflicts of Interest," the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.

(2) Except as otherwise indicated in this table, the specific amounts of compensation or reimbursement payable to Apple Suites Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

(3) Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty serves as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty is entitled to a fee from us of 2% of the gross purchase price of each property purchased by us not including amounts budgeted for repairs and improvements. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty.

(4) Under an Advisory Agreement with Apple Suites Advisors we are obligated to pay an asset management fee which is a percentage of the gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the "return ratio." The return ratio is the ratio of our modified funds from operations to the amount raised in this offering for the preceding calendar quarter. The per annum asset management fee is equal to the following with respect to each calendar quarter: 0.1% of the amount raised in this offering if the return ratio for the preceding calendar quarter is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the preceding calendar quarter is above 8%. Assuming this maximum offering of $100,000,000 is sold, the annual asset management fee would be $250,000. If the fees obtained in the prior offering of $200,000,000 are combined with the maximum fees allowable upon the maximum offering of $100,000,000 in this offering, the annual asset management fee would total $750,000.

(5) Apple Suites Advisors is reimbursed for certain direct costs incurred on our behalf of acquiring and operating our properties and of goods and materials used for or by us and obtained from entities that are not affiliated with Apple Suites Advisors. These costs and expenses include, but are not limited to, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance, and all other fees, costs and expenses directly attributable to the acquisition, ownership and management of our properties. Operating expenses reimbursable to Apple Suites Advisors and Apple Suites Realty are subject to the overall limitation on operating expenses discussed under "Apple Suites Advisors and Affiliates -- The Advisory Agreement," but the amount of reimbursement is not otherwise limited.

(6)   Under the Property Acquisition/Disposition Agreement described in note
      (3), Apple Suites Realty also is entitled to a fee from us in connection with our sale of each property equal to 2% of the gross sales price of the property if, and only if, the sales price exceeds the sum of (a) our cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (b) 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

(7) We issued the Series B convertible preferred shares to Mr. Knight and two of his business associates as part of our prior offering. Although we will not issue any additional Series B convertible preferred shares in connection with this offering, we have agreed to pay an Advisory Agreement termination fee to Apple Suites Advisors upon the occurrence of events which permit the conversion of the Series B convertible preferred shares into Units, or upon our liquidation. The amount of the termination fee is $6,480,000 times the percentage of this offering of 10,000,000 Units that has been completed at any given time. See "Apple Suites Advisors and Apple Suites Realty - The Advisory Agreement."

(8) Apple Suites Advisors and Apple Suites Realty may provide other services or property to us, and is entitled under certain conditions to compensation or payment for those services or property. Those conditions, which are summarized under "Conflicts of Interest -- Transactions with Affiliates and Related Parties," include the requirement that each transaction be approved by the affirmative vote of a majority of the independent directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services or property to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

                             CONFLICTS OF INTERESTS

General

     We may be subject to various conflicts of interest arising from our relationship with Apple Suites Advisors, Apple Suites Realty and Glade M. Knight, our chairman of the board. Mr. Knight is the sole shareholder of Apple Suites Advisors and Apple Suites Realty.

     Apple Suites Advisors and Apple Suites Realty and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Suites Advisors and Apple Suites Realty. Apple Suites Advisors, Apple Suites Realty and Mr. Knight are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

     Apple Suites Advisors and Apple Suites Realty assist us in acquisition, organization, servicing, management and disposition of investments. At this time, Apple Suites Advisors and Apple Suites Realty do not provide services exclusively to us, but perform similar services for Apple Suites. Apple Suites Advisors and Apple Suites Realty may perform similar services to other parties, both affiliated and unaffiliated, in the future.


     We own hotels in the some of the same markets as Apple Suites. However, our hotels are licensed under different franchises with different management companies. To date, all of our hotels are franchised with Residence Inn (R) by Marriott (R).


     Although we do not currently anticipate entering into joint ventures with other entities, including Apple Suites Advisors or Apple Suites Realty, we may do so in order to obtain an interest in hotels. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we may be represented by the same legal counsel that represents Apple Suites Advisors or Apple Suites Realty. To the extent a conflict arises regarding legal representation, Apple Suites Advisors and Apple Suites Realty will obtain separate independent counsel.

Conflicts With Respect To Fees Paid By Us To Apple Suites Advisors And Apple Suites Realty

     The receipt of various fees from us by Apple Suites Advisors and Apple Suites Realty may result in potential conflicts of interest for persons, particularly Mr. Knight, who participate in decision making on behalf of both us and these other entities.

     Conflicts With Respect To Commissions. For example, Apple Suites Realty receives a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation increases in proportion to the number of properties purchased and sold by us and the properties' purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us.

     Conflicts With Respect To Asset Management Fees. Apple Suites Advisors asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us.

    Apple Suites Advisors and Apple Suites Realty do not take any action or make any decision on our behalf which is based, wholly or in part, upon a consideration of the compensation payable to them as a consequence of the action or decision. In addition, the presence on our board of directors of independent directors is intended to ameliorate the potential impact of conflicts of interest for persons such as Mr. Knight who participate in decision making on behalf of both us and Apple Suites Advisors or Apple Suites Realty.

Policies To Address Conflicts

     The board of directors, Apple Suites Advisors and Apple Suites Realty are also subject to the various conflicts of interest described below. Policies and procedures have been implemented to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Suites Advisors or Apple Suites Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

     Prospective shareholders are entitled to rely on the general fiduciary duties of the directors, Apple Suites Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Apple Suites Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Suites Advisors and Apple Suites Realty, on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described above will have a material adverse effect upon our ability to realize our investment objectives.

Transactions With Affiliates And Related Parties

     The board of directors consists of five members, all of whom, other than Mr. Knight, are independent directors. Our bylaws define an independent director as a director who is not affiliated, directly or indirectly, with Apple Suites Advisors and Apple Suites Realty or an affiliate of any of these entities. An affiliate of a company generally means a person who controls the company, who owns 10% or more of the voting stock of the company, or who is an officer or director of the company. Generally, our independent directors may perform no other services for us, except as directors. However, any director who performs legal services for us or Apple Suites Advisors, Apple Suites Realty or an affiliate will qualify as an independent director. At all times, a majority of the board of directors must be independent directors. Under our bylaws, any transaction between us, on the one hand, and Apple Suites Advisors or Apple Suites Realty on the other hand is permitted only if the transaction has been approved by a majority of all of the independent directors. However, the previous sentence does not apply to the entering into, and the initial term under, the Advisory Agreement and the Property Acquisition/Disposition Agreement, each of which is described in this prospectus. In addition, under the bylaws, transactions between us and Apple Suites Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arm's-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the independent directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

     Apple Suites Advisors and Apple Suites Realty receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors have oversight responsibility with respect to our relationships with Apple Suites Advisors or Apple Suites Realty and attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies.

Interlocking Boards of Directors


     Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily serve as directors on our board and concurrently serve as directors for Apple Suites. Mr. Knight is chairman and president of Apple Suites. There are now and may be in the future instances where the hotels are in the same markets as hotels owned by Apple Suites. However, because the hotels are managed by third party management companies and neither our board of directors nor the board of directors of Apple Suites plays a direct role in the management of the hotels, we do not believe that having the same board of directors as Apple Suites or being in the same markets as Apple Suites will present a conflict of interest.


Competition Between Us And Mr. Knight

     Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. Until the time as more than 95% of the proceeds of this offering are invested, Mr. Knight, Apple Suites Advisors and Apple Suites Realty shall notify us of any suitable investment opportunity in light of our focus on purchasing and owning upper-end, extended-stay and other limited service hotel properties before notifying or offering it to any other affiliated entity. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us. In addition, we may purchase properties from entities affiliated with Mr. Knight.

     The competing activities of Apple Suites Advisors, Apple Suites Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures include Cornerstone and Apple Suites. Apple Suites has similar investment objectives as we do and, in addition, may compete against us for properties. Conflicts of interest would also exist if properties acquired by us compete with properties owned or managed by Mr. Knight or affiliates of Apple Suites Advisors and Apple Suites Realty. Conflicts of interest may also arise in the future if we sell, finance or refinance properties at the same time as ventures developed by Mr. Knight or affiliates of Apple Suites Advisors and Apple Suites Realty.

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

    We issued Mr. Knight 202,500 Series B convertible preferred shares. Each Series B convertible preferred share was issued in exchange for $0.10 per share. Under limited circumstances these shares may be converted into Units thereby resulting in dilution of the shareholders' interest in us. Mr. Knight as sole shareholder of Apple Suites Advisors, as the chief executive officer of each party to the advisory agreement, can influence or control the termination or non-renewal of the Advisory Agreement. Accordingly, Mr. Knight can influence or control both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. There are no dividends payable on the Series B convertible shares. For a description of the Series B convertible shares see "Principal and Management Shareholders" and "Description of Capital Stock."


    Although we are not issuing any additional Series B convertible preferred shares in connection with this offering, we and Apple Suites Advisors have agreed upon a termination fee under the Advisor Agreement that is payable upon the occurrence of any event which would permit conversion of the Series B convertible preferred shares into Units, or upon our liquidation. The amount of the termination fee is equal to $6,480,000 times the percentage of Units that have been sold in this offering at any given time. See "Apple Suites Advisors and Apple Suites Realty - The Advisory Agreement."


Competition For Management Services

    Mr. Knight is and in the future will be an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Cornerstone and Apple Suites. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents for us, Cornerstone nor Apple Suites specify a minimum standard of time and attention that Apple Suites Advisors, Apple Suites Realty or Mr. Knight are required to provide.

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

                       INVESTMENT OBJECTIVES AND POLICIES

    The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

Investments In Real Estate Or Interests In Real Estate

    Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by continuing to acquire upper-end, extended-stay and other upper-end limited service hotels for long-term ownership. We intend to acquire fee ownership of our hotels. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.


    To date, all of our hotels have been licensed with the same franchisor, Residence Inn(R) by Marriott(R), and are approximately the same age. However, future investment activities will not necessarily be limited to any product type or to a specified percentage of our assets.


    Although we are not currently doing so, we may also participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring additional upper-end, extended-stay and other upper-end limited service hotels which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control.

    We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

Borrowing Policies

    We intend to purchase our properties using moderate or long term secured debt. One purpose of borrowing could be to permit our acquisition of additional properties through the "leveraging" of shareholders' equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders' after-tax cash return on invested capital.


    Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. All of our hotels are currently mortgaged. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.


    Our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of "Net Assets," defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our "Adjusted Net Asset Value," defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

    Assuming the independent directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire additional extended-stay and other upper-end limited service hotels. If attainable, the acquisition of additional properties would provide us, in the opinion of our management, with greater ability to acquire extended-stay and limited service hotel properties in the future as proceeds from the sale of Units are received and provide us with economies of scale. We endeavor to use only interim borrowing for these acquisitions in order to maintain our long-term policy of purchasing our properties on an all cash basis. We intend to continue to repay any interim borrowings with proceeds from the sale of Units.

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Reserves

    A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will allocate to our working capital reserve not less than 0.5% of the proceeds of the offering. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

Sale Policies

    We are under no obligation to sell our investment properties, and currently anticipate that we will hold our investment properties for a minimum of three years. However, a sale of one or more properties may occur at any time if Apple Suites Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Suites Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

    We expect that within approximately three to five years from the initial closing under our prior offering, which occurred on May 1, 2001, we will either:

        (1) cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

        (2) with shareholder approval (if required by law), dispose of all of our properties in a manner, whether through merger or otherwise, which will permit distributions to shareholders of cash.

    The taking of either type of action would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders, and would be intended to provide shareholders with liquidity either by initiating the development of a market for the common shares or by disposing of properties and distributing to shareholders cash. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the five-year period mentioned above.

Changes In Objectives And Policies

    Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company are exercised by or under the authority of, and the business and affairs of our company are controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance.

    In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:


    . correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles;
    . make changes that are not materially adverse to the rights of shareholders; or
    . allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.


    Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire residential apartment communities, or to acquire one or more commercial properties in addition to extended-stay and limited service hotel properties.

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

    Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of us and our shareholders.

                              DISTRIBUTIONS POLICY

    Distributions will be at the discretion of our board of directors and will depend upon factors that include:


    .    the gross revenues we receive from our properties,

    .    our operating expenses,

    .    our interest expense incurred in borrowing,

    .    capital expenditures, and

    .    our need for cash reserves.


    We made the following quarterly distributions (per common share, pro-rated according to the purchase date in the quarter):

         $0.25 per common share, paid in July 2001

         $0.25 per common share, paid in October 2001

         $0.25 per common share, paid in January 2002 (accrued at year end 2001)

         $0.25 per common share, paid in April 2002


    While we intend to continue to make quarterly distributions, there can be no assurance that we will be able to make distributions at any particular rate, or at all.

    In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

    We anticipate distributions will exceed net income determined in accordance with generally accepted accounting principles due to non-cash expenses, primarily depreciation and amortization.

                                    BUSINESS

General

    We are based in Richmond, Virginia. We will qualify as a real estate investment trust for federal income tax purposes which began with our taxable year ending December 31, 2001. We plan to continue to purchase and own upper-end, extended-stay and upper-end limited service hotels in selected metropolitan areas in the United States.

Business Strategies

    Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential. We intend to pursue this objective by continuing to acquire upper-end, extended-stay and other upper-end limited service hotels for long-term ownership. We continue to seek associations with distinctive brands in the upper-end, extended-stay and limited service hotel market. While we are currently only associated with one franchise, we may associate ourselves with additional franchises in the extended-stay/limited service industry. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our extended stay hotel properties directly, we lease each of our hotel properties to our wholly-owned, taxable REIT subsidiary, Apple Hospitality Management, or its subsidiary for their management. Substantially all of our hotels are or will be leased to Apple Hospitality Management or its subsidiaries. Apple Hospitality Management is a Virginia corporation that qualifies as a taxable REIT subsidiary.

    With the enactment of the REIT Modernization Act, which was effective January 1, 2001, we can own up to 100% of the stock of a taxable REIT subsidiary. The REIT Modernization Act permits us to lease the hotels that we own to Apple Hospitality Management, rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Hospitality Management have to be managed by an unaffiliated third party. Any net profit from the leases held by Apple Hospitality Management, after payment of any applicable corporate tax, will be available for distribution to us.

Leases

    Our current leases with Apple Hospitality Management or its subsidiaries are long-term leases and we anticipate that all future leases will continue to be long term leases. Each lease provides for an initial term of ten (10) and fifteen (15) years. We have identified and secured an unaffiliated Manager and licensor. Each lease provides that rents will be based on a base amount and a percentage of gross income. Apple Hospitality Management or its subsidiary pays
(1) fixed monthly base rent, (2) on a monthly basis, the excess of "participating rent" over base rent, with participating rent based on percentages of room revenue, food and beverage revenue and telephone and other revenue at each property, and (3) other amounts, including interest accrued on any late payments or charges. Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent is payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property's revenue.


    In addition to rent, the leases require Apple Hospitality Management or its subsidiary to pay the following items: liability insurance and all costs and expenses and all utility and other charges incurred in the operation of the properties. The leases also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We are responsible for the following items: real estate and personal property taxes and assessments; and casualty insurance, including loss of income insurance.


Upper-End, Extended-Stay And Limited Service Hotels

    The upper-end, extended-stay and limited service hotel industry offers upscale, high-quality lodging with a comprehensive package of guest amenities for business and leisure travelers. Our extended stay properties are designed to meet the needs of the business and leisure traveler whose stay is typically more than one or two nights. Our upper-end, extended-stay hotels are designed for people working on field assignments, relocating to a new community, attending seminars and conventions, participating in corporate training programs, taking an extended vacation or attending a family event. It is anticipated that the extended-stay properties provide their guests with spacious residential-style quarters with separate living and sleeping areas large enough for work, study, entertaining or relaxation. Typically, the hotels feature a fully equipped kitchen and worksite with telephone(s) featuring data ports and voice mail. Often the facility features an executive center with fax machine and photocopier in addition to an exercise center, swimming pool and other recreational facilities.

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

Other Real Estate Investments

    Although our focus has been and remains on upper-end, extended-stay and limited service hotels, our bylaws and articles of incorporation do not preclude us from acquiring other residential properties. We may acquire other real estate assets including, but not limited to, multi-family residential properties and other income producing properties in addition to extended-stay and limited service hotels. The purchase of any property will be based upon our perceived best interests and those of our shareholders. Regardless of the mix of properties we may own, our primary business objective is to maximize shareholder value by acquiring properties that have strong cash flow growth potential.

Legal Proceedings

    We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.

Regulation

    Our properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to continue to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

Americans With Disabilities Act

    Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent they are "public accommodations" and/or "commercial facilities" under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable.

Environmental Matters

    Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner's ability to sell or rent the real estate or to borrow using the real estate as collateral.

    In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

    Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

    Prior to acquisition, all of our current properties were and all of our new acquisitions will be the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments generally include:

    .    a historical review,

    .    a public records review,

    . a preliminary site investigation of the site and surrounding properties,

    .    examining for the presence of asbestos,

    .    examining for equipment containing polychlorinated biphenyls,

    .    examining for underground storage tanks, and

    .    the preparation of a written report.

    These assessments generally will not include soil sampling or subsurface investigations.

    Nevertheless, it is possible that these assessments did not, or in the case of new acquisitions will not, reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that

    . future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties,

    . the environmental condition of a property currently own or we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties, or

    . prior owners of any property we currently own or we purchase will not have created unknown environmental problems.

    We endeavor to ensure our properties are in compliance in all material respects with all Federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

Insurance

    We carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

Available Information

    We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the "Commission") relating to this offering of Units. This prospectus does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

    We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the offices of the Commission in Washington, D.C. and at the Commission's regional offices in Chicago, Illinois and New York, New York. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission's web site is: http://www.sec.gov.

    We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors.

                                   MANAGEMENT

    We are managed by our board of directors, who are elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board and are chosen annually by the board at its first meeting following the annual meeting of shareholders. Currently, Glade M. Knight is a director and executive officer. The following table sets forth the names and ages of Mr. Knight and those additional persons who are currently directors. All of the directors set forth in the following table, other than Mr. Knight, are independent directors.

     NAME                      AGE                              POSITION

     Glade M. Knight           58             Chairman, Chief Executive Officer,
                                              President
     Lisa B. Kern              41             Director
     Bruce H. Matson           44             Director
     Michael S. Waters         47             Director
     Robert M. Wily            52             Director


    Glade M. Knight. Mr. Knight is our chairman of the board, chief executive officer and President. He is also the chief executive officer and sole shareholder of Apple Suites Advisors and Apple Suites Realty.

    Mr. Knight founded and serves as chairman of the board and president of Apple Suites and Cornerstone, which are real estate investment trusts. Cornerstone is a publicly traded company which began operations in 1993 and which acquires, owns and operates apartment complexes in the mid-Atlantic and southeastern regions of the United States. The common shares of Cornerstone trade on the New York Stock Exchange under the symbol "TCR." Apple Suites, which began operations in 1999, acquires and owns extended-stay hotels in selected metropolitan areas throughout the United States.

    Mr. Knight is chairman of the board of trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university's Entrepreneurial Department of the Graduate School of Business Management.

    Lisa B. Kern. Ms. Kern is a portfolio Manager and vice president of Davenport & Co., LLC, an investment banking firm, in Richmond, Virginia. Previously, Ms. Kern was a Vice president with Crestar Bank's Trust and Investment Management Group from 1989 to 1996. Ms. Kern is also a director of Apple Suites.

    Bruce H. Matson. r. Matson is a vice president and director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. He has been with LeClair Ryan since 1994. Mr. Matson has practiced law since 1983. He is also a director of Apple Suites.

    Michael S. Waters. Mr. Waters is president and co-founder of Partnership Marketing, Inc. From 1995 through 1998, Mr. Waters served as a vice president and general Manager of GT Foods, a division of GoodTimes Home Video. From 1987 to 1995, he served as a vice president and general Manager for two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. He is also a director of Apple Suites.

    Robert M. Wily. Mr. Wily is currently the owner of and an internet consultant for WSI Internet Consulting & Education. He resides in Lindon, Utah. Prior to working for WSI Internet Consulting & Education, Mr. Wily was the Director of Client Services of the Center for Claims Resolution. Prior to that position he served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He has served as the Clerk of Court for both the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to those positions, Mr. Wily was in the private practice of law. He is also a director of Apple Suites.

Classification Of The Board

    The board is divided into three classes. The terms of the first, second and third classes expire in 2002, 2003, and 2004, respectively. Directors of each class are elected for three year terms. The staggered terms for directors may affect our shareholders' ability to effect a change in control even if a change in control is in our shareholders' best interest. Mr. Knight's term expires in 2004.

Committees Of The Board

    The board has an Executive Committee, an Audit Committee and a Compensation Committee.

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

    The Executive Committee has all powers of the board except for those which require action by all directors under our Articles or Bylaws or under applicable law. The Executive Committee currently consists of Messrs. Knight, Matson and Wily.

    The Audit Committee's function is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee currently consists of Ms. Kern, Mr. Waters and Mr. Wily.

    The Compensation Committee will administer our stock incentive plans. The Compensation Committee currently consists of Messrs. Matson and Wily.

Director Compensation

    We pay to each director who is not an affiliate of Apple Suites Advisors an annual fee of $6,000 plus $1,000 for each meeting of the full board of directors attended by each director in person ($100 if any are attended by telephonic means). There is no additional compensation for serving on a committee or attending a committee meeting. We reimburse all directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the board of directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets. Directors who are affiliates of Apple Suites Advisors receive no compensation from us for their service as directors. These directors, however, are remunerated indirectly by their relationship to Apple Suites Advisors and its affiliated companies and are reimbursed by us for their expenses in attending meetings of the board of directors or a committee and in carrying on our business.

Indemnification And Insurance

    We obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

Officer Compensation

    Our officers are not paid salaries by us. Mr. Knight is currently our sole executive officer. In addition, he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty which are entitled to fees for services rendered by them to us. Mr. Knight does not receive any compensation from Apple Suites Advisors and Apple Suites Realty but does dividend income due to his ownership of those entities. See "Compensation" for a description of the fees payable to Apple Suites Advisors and Apple Suites Realty.

Stock Incentive Plans

    We adopted two stock incentive plans, which are described below. The aggregate number of Units reserved for issuance under the two stock incentive plans is (1) 80,000 shares, plus (2) 6.425% of the number of shares sold in the prior offering in excess of the 3,157,894.7 Units plus (3) 6.2% of the number of shares sold in any future offerings until March 31, 2006 above the prior offering.

The Incentive Plan

    Under the Incentive Plan, incentive awards may be granted to employees (including officers and directors who are employees) of us, or of Apple Suites Advisors or Apple Suites Realty. Of the directors, Mr. Knight is a participant in the Incentive Plan. Incentive awards may be in the form of stock options or restricted stock. Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 Units, plus (2) 4.625% of the number of Units sold in the prior offering in excess of the 3,157,894.7 Units, plus (3) 4.4% of the number of the Units sold in any future offerings until March 31, 2006 above the prior offering. If an option is canceled, terminates or lapses unexercised, any unissued Units allocable to the option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, either directly or through Apple Suites advisors or Apple Suites Realty, in a way that enhances the identification of the employees' interests with those of the shareholders.

    The Incentive Plan is administered by a Compensation Committee of the board of directors. Notwithstanding anything to the contrary in this prospectus, the Compensation Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors' Plan (described below).

    Subject to the provisions of the Incentive Plan, the Compensation Committee has authority to determine (1) when to grant incentive awards, (2) which eligible employees will receive incentive awards, and (3) whether the award will be an option or restricted stock, and the number of Units to be allocated to each incentive award. The Compensation Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Incentive Plan, and may impose other restrictions and requirements as it may deem appropriate.

         Stock Options

    An option granted under the Incentive Plan will not be transferable by the option holder except by will or under the intestacy laws, and will be exercisable only at the times specified by the Compensation Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in our employ or in the employ of one of the Apple Suites Advisors or Apple Suites Realty, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

    The exercise price of the options will be not less than 100% of the fair market value of the Units as of the date of grant of the option. Unless the common shares are listed, the fair market value will be determined by the Compensation Committee using any reasonable method in good faith.

    The Compensation Committee has discretion to take action as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of our stock or assets, a merger of the Apple Hospitality Companies in which an option holder is employed, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of Units which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares.

    Options granted under the Incentive Plan are non-qualified stock options. Non-qualified stock options are options that are not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.

         Restricted Stock

    Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (1) none of those shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (2) if a holder of restricted stock ceases to be employed by us or one of the Apple Suites Advisors or Apple Suites Realty, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

    The Compensation Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Compensation Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all restrictions.

         Amendment of the Incentive Plan and Incentive Awards

    The board of directors may amend the Incentive Plan as it deems advisable; provided that our shareholders must approve any amendment that would (1) materially increase the benefits accruing to participants under the Incentive Plan, (2) materially increase the number of Units that may be issued under the Incentive Plan, or (3) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

Directors' Plan

    We also have a stock option plan for members of our board of directors who are not our employees or employees of Apple Suites Advisors or Apple Suites Realty. Under the Directors' Plan, the number of shares reserved for issuance is equal to 45,000 shares plus 1.8% of the number of Shares sold in any future offerings until March 31, 2006 and the prior offering in excess of 3,157,894.7 Units.

    A director is eligible to receive an option under the Directors' Plan if the director is not otherwise our employee or an employee of any of the Apple Hospitality Companies or any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. Four members of the board (all of the directors except Mr. Knight) qualify to receive options under the Directors' Plan.

    The Directors' Plan is administered by the board of directors. Grants of stock options to eligible directors under the Plan is automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors' Plan are final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

    The Directors' Plan provides for the following automatic option awards:

        (1) As of the initial closing of our initial offering of $200,000,000 of the Units, each eligible director received an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of 3,157,894.7.

        (2) As of each June 1 during the years 2001 through 2005 (inclusive), each eligible director automatically receive an option to purchase 0.02% of the number of Units issued and outstanding on that date.

        (3) As of the election as a director of any new person who qualifies as an eligible director, the eligible director automatically receives an option to purchase 5,000 Units.

    The purpose of the Directors' Plan is to enhance the identification of the participating directors' interests with those of the shareholders.

    The exercise price for each option granted under the Directors' Plan is 100% of the fair market value on the date of grant; no consideration is paid to us for the granting of the option. Options granted under the Directors' Plan have a term of 10 years and are fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option terminates on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option terminates three years after the date of termination of service, or on expiration of the option, whichever is earlier.

    Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors' Plan may be made in cash or with our Units of equivalent value.

    The board of directors may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or ERISA.


Stock Option Grants

    As of the date of this prospectus, there have been no grants under the Incentive Plan. Grants under the Directors' Plan are as follows:


                                            Options
Board Member                              Granted/1/   Grant Price  Grant Date    Expiration Date   Date Exercisable
--------------------------------------- ------------   ----------- ------------- ----------------- ------------------
Robert Wily                                    5,500    $    9.50      5/1/2001           5/1/2011          11/1/2001
Mike Waters                                    5,500    $    9.50      5/1/2001           5/1/2011          11/1/2001
Lisa Kern                                      5,500    $    9.50      5/1/2001           5/1/2011          11/1/2001
Bruce Matson                                   5,500    $    9.50      5/1/2001           5/1/2011          11/1/2001
Robert Wily                                    1,148    $   10.00      6/1/2001           6/1/2011          12/1/2001

Mike Waters                                            1,148    $   10.00     6/1/2001    6/1/2011    12/1/2001
Lisa Kern                                              1,148    $   10.00     6/1/2001    6/1/2011    12/1/2001
Bruce Matson                                           1,148    $   10.00     6/1/2001    6/1/2011    12/1/2001


_________

/1/ Options Granted (only for 6/1/2001 grant) = number of outstanding shares at June 1, 2001(5,740,263) X .02%. The options granted 5/1/2001 was a one time "introductory" grant.


                  APPLE SUITES ADVISORS AND APPLE SUITES REALTY


General


    We entered into an advisory agreement with Apple Suites Advisors, that will, among other things, (a) seek to obtain, investigate, evaluate and recommend property investment opportunities for us, (b) serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors and, (c) subject to the direction of the board, supervise our day-to-day operations. Apple Suites Advisors is a Virginia corporation and all of its outstanding common shares are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Suites Advisors and also its sole officer.


    Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole officer.

    Apple Suites Advisors and Apple Suites Realty will be staffed in a manner at all times sufficient to fully serve us. We will not obtain, and neither will Apple Suites Advisors nor Apple Suites Realty obtain, "key-man" life insurance on the life of any officer. In the event a key person ceases to serve us, Apple Suites Advisors or Apple Suites Realty the staff of these companies will be adjusted to serve us.

    The term "affiliate" as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Affiliates of Apple Suites Advisors include Apple Suites Realty and Glade M. Knight.

The Advisory Agreement

    The advisory agreement has a five-year term and will be renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of the independent directors or Apple Suites Advisors upon 60 days' written notice. Under the advisory agreement, Apple Suites Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Suites Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. We will continue to generally make our own decisions with respect to temporary investments.

    Pursuant to the advisory agreement, Apple Suites Advisors is entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations to the amount raised in this offering for the preceding calendar quarter. This ratio is referred to as the "return ratio." The per annum asset management fee is initially equal to the following with respect to each calendar quarter:


    . 0.1% if the return ratio for the preceding calendar quarter is 6% or less;

    . 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and

    .   0.25% if the return ratio for the preceding calendar quarter is above
        8%.


    Our modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

    We believe that modified funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Suites Advisors. Modified funds from operations differs from funds from operations as defined by the National Association of Real Estate Investment Trust's ("NAREIT") October 1999 White Paper. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Modified funds from operations includes the NAREIT definition but allows for add back of non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

    The bylaws require our independent directors to monitor Apple Suites Advisors' performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Suites Advisors is reasonable, based on factors as they deem appropriate, including:


    . the amount of the asset management fee in relation to the size, composition and profitability of our investments;

    . the success of Apple Suites Advisors in selecting opportunities that meet our investment objectives;

    . the rates charged by other investment advisors performing comparable services;

    . the amount of additional revenues realized by it for other services performed for us;

    .   the quality and extent of service and advice furnished by it;

    .   the performance of our investments; and

    . the quality of our investments in relation to any investments generated by it for its own account.


    Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total "Average Invested Assets" or 25% of our "Company Net Income" for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

    Unless the independent directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Suites Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Suites Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the independent directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Suites Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

    Our bylaws further prohibit the total organizational and offering expenses, including selling commissions from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the "contract price for the property" means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Suites Advisors immediately upon our demand.

    As discussed throughout the Prospectus, at the time of our organization as a corporation, we issued to Glade M. Knight and two of his business associates 240,000 Series B convertible preferred shares. We issued the Series B convertible preferred shares for aggregate payments by such persons of $24,000. Upon the occurrence of certain events, the Series B convertible preferred shares are convertible into Units. No additional consideration is due upon the conversion of the Series B convertible preferred shares into Units. In addition, to the extent not previously converted, upon our liquidation, the holder of a Series B convertible preferred share is entitled to a liquidation payment of $10 per number of common shares into which each Series B convertible preferred share would be convertible, subject to and after the priority liquidation payment to the holders of the Series A preferred shares of $10 per Series A preferred share. In the event that the liquidation of our assets results in proceeds that exceed the priority distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

    The conversion of the Series B convertible preferred shares into Units or the receipt of the liquidation payment will result in an economic benefit for the holders of those shares.

    In connection with the offering made by this Prospectus, we do not intend to issue any additional Series B convertible preferred shares. However, as a condition to Apple Suites Advisors continuing to serve as our advisor under the Advisory Agreement, Apple Suites Advisors has requested, and we have agreed to an amendment to the Advisory Agreement that would provide for a Termination Fee in the event of our liquidation, or upon the occurrence of any event that would permit conversion of the Series B convertible preferred shares into Units. We have agreed to the Termination Fee arrangement as a consequence of the additional services that Apple Suites Advisors will provide to us in connection with the structuring and implementation of the offering by this Prospectus and the expanded scope of our operations that will result if additional funds are raised in this offering, combined with the fact that no additional Series B convertible preferred shares will be issued. The amendment to the Advisory Agreement establishing the Termination Fee arrangement has been approved by all of our independent directors.

    The Termination Fee pursuant to the amendment to the Advisory Agreement is payable upon the occurrence of either of the following events:


   (1) We transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise; or

   (2) The Advisory Agreement with Apple Suites Advisors is terminated or not renewed. These are the same events that permit conversion of the Series B convertible preferred shares into Units.


    Alternatively, in the event of the liquidation, dissolution or winding up of our affairs (other than upon the occurrence of an event that permits conversions of the Series B convertible preferred shares into Units), the Advisor will be paid the Termination Fee; however, such payment will be subordinate to and shall be paid only after the payment (or provision for the payment) to holders of our Series A preferred shares of the liquidation payment of $10 per Series A preferred share. The payment of the Termination Fee is not so subordinated in the case of the occurrence of an event that permits conversion of the Series B convertible preferred shares.

    The amount of the Termination Fee under the Advisory Agreement amendment is equal to $6,480,000 multiplied by a fraction. The fraction equals the total number of Units sold in the offering pursuant to this Prospectus as of any given time, divided by the total number of Units authorized to be sold in the offering pursuant to this Prospectus (which is 10,000,000). Stated differently, the fraction is the percentage of the total offering authorized to be sold under this Prospectus that has actually been sold as of a given date.

    Thus, if and when there occurs an event that triggers required payment of the Termination Fee, Apple Suites Advisors would be entitled to a percentage of the maximum Termination Fee of $6,480,000, which is equal to the portion of the offering authorized by this Prospectus that has been sold. Since the amount of the Termination Fee payable increases as additional Units are sold, Apple Suites Advisors has an incentive to seek the sale of the maximum possible number of Units pursuant to this Prospectus. The Termination Fee is in addition to the asset management fee payable to Apple Suites Advisors under the Advisory Agreement.

    This discussion is only a summary of the material terms of the Advisory Agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

Apple Suites Realty

    We entered into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a real estate commission equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase; provided that during the course of this offering, the total real estate commission payable to Apple Suites Realty cannot exceed $2,000,000 from this offering. Under the agreement, Apple Suites Realty is also entitled to a real estate commission equal to 2% of the gross sales prices of our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of (1) our cost basis in the property plus (2) 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable, but Apple Suites Realty is still entitled to payment from us of certain of its costs incurred on our behalf in marketing the property. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

    This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property
Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

    Subject to the conditions applicable generally to transactions between us and affiliates of Apple Suites Advisors, Apple Suites Realty or an affiliate may render services to us in connection with our financings or refinancings, and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

Prior Performance Of Programs Sponsored By Glade M. Knight

    The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight's experience in the last ten years (and, in certain contexts, a longer period) with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2001, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

Prior REITs--Cornerstone And Apple Residential

    Mr. Knight was responsible for the organization of Cornerstone, a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight is the chairman, chief executive officer and president of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. Since that initial offering, Cornerstone has completed additional firm-commitment offerings. Cornerstone currently has approximately 20,000 investors and its common shares are traded on the New York Stock Exchange under the symbol "TCR." The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire apartment communities in Virginia, North and South Carolina, and Georgia. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

    In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. ("Apple Residential"), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight is the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-effort offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 apartment communities in Texas. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Residential with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

    On July 23, 1999, Apple Residential Income Trust, Inc. was merged into a subsidiary of Cornerstone. Thus, as a result of that merger, Apple Residential Income Trust, Inc. ceased to exist and its properties became properties of Cornerstone.

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

    Cornerstone's common shares are listed and traded on the New York Stock Exchange under the symbol "TCR" and its preferred shares are listed and traded on the New York Stock Exchange under the symbol TCR-PR. At December 31, 2001, Cornerstone owned a total of 80 apartment communities in Texas, North Carolina, Virginia, Georgia and South Carolina.

Additional Information On Cornerstone And Apple Suites Acquisitions

    Part II of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the properties acquired by Cornerstone (excluding properties subsequently disposed of) properties acquired by Apple Suites on or before December 31, 2001. We will provide a copy of the summary without charge upon request of any investor or prospective investor.

Prior REITs--Apple Suites

    Mr. Knight was responsible for the organization of Apple Suites, a real estate investment trust organized to acquire and own extended-stay and limited service hotels in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple Suites. Between August 1999 and April 2001, Apple Suites sold approximately $125,000,000 in common shares in a continuous best-effort offering to approximately 4,500 investors. The net proceeds of the Apple Suites public offering were used to acquire 17 extended-stay hotels in select metropolitan areas in the United States. All hotels owned by Apple Suites are franchised with Homewood Suites (R) by Hilton. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Suites with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Prior Partnerships

    Mr. Knight, between 1981 and 1989, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

Publicly-Offered Partnerships

    Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. One publicly-offered partnership, Southeastern Income Properties Limited Partnership ("Southeastern I"), was organized in 1987 and raised $25,000,000 from 2,714 investors. Southeastern I acquired four apartment complexes comprising 833 apartment units. The other publicly-offered partnership, Southeastern Income Properties II Limited Partnership ("Southeastern II"), was also organized in 1987 and raised $17,883,780 from 1,710 investors. Southeastern II acquired four apartment complexes comprising 794 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II, including capital improvements thereto, was approximately $41,178,606. The affiliates of Mr. Knight which originally served as the general partners for these two partnerships transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, those affiliates of Mr. Knight ceased to serve as the general partners. Thereafter, those affiliates ceased to hold their limited partnership interests.

Privately-Offered Partnerships

    The 38 privately-offered partnerships were all organized in the 1980's, and a majority of them were organized before 1985. All of the privately-offered partnerships were formed before and had investment objectives dissimilar to ours. The dissimilar nature of the investment objectives is described below in this section.

    The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately-offered partnerships was approximately $129,088,000. Interests in all but one of the privately-offered partnerships were offered and sold in the period preceding 1987. One private partnership offered and sold its interests in 1989 (with a final closing in early 1990). This 1989 partnership acquired and later sold a single property and did not experience any of the adverse business developments experienced by certain of the other privately-offered partnerships, as described below.

    The privately-offered partnerships used borrowing which varied from substantial to 100% of required funds in the acquisition of their properties. In addition, a significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors' other sources of income. The investment objectives of these partnerships were

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

dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distributions to shareholders with low or at most moderate levels of debt.

    Certain Bankruptcy Reorganizations. Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their Chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

    Certain Foreclosures. Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

    Mr. Knight no longer holds any interests in any of the partnerships organized by him.

    Causes and Effects of Bankruptcies and Foreclosures. Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. In the opinion of Mr. Knight, the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnership was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

    Mr. Knight does not expect that the combination of factors applicable to those privately-offered partnerships will be applicable to our operations.

    The privately-offered partnerships that experienced adverse business developments were "tax-shelter" investments, a principal objective of which was to generate tax losses for investors. A large portion of the tax losses resulted from interest deductions on mortgage debt on the properties. Since more mortgage debt resulted in higher tax losses to investors, there was an incentive to place a large amount of debt on the properties. We do not have as an objective to, and as a real estate investment trust we cannot, generate tax losses for shareholders. Our policy is to own properties secured by low to moderate levels of debt on terms favorable to us.

    The properties owned by the privately-offered partnerships were purchased by those partnerships when federal income tax laws permitted partnership investors to use partnership losses to offset their income from other sources. When this law was changed in 1986 to, in effect, prohibit the use of such losses, the value of such real estate decreased, making sale or refinancing of the properties at an amount sufficient to pay off the high mortgage debt difficult or impossible. Again, since our objectives do not include the generation of tax losses to shareholders, we do not expect this to be a risk for us.

    In the private partnerships, the generation of tax losses was in general a much more important investment objective than the making of cash distributions to partners, either from operations or property dispositions. Our principal business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders, and we do not plan to generate tax losses for investors. The fact that our investment objectives are radically different from those of the privately-offered partnerships means that we expect key operating policies (such as the amount of debt) to be substantially different and that the basic causes of the operating difficulties of the privately-offered partnerships should not be present in our operations.

    Finally, the privately-offered partnerships, which incurred much debt, had little equity investment (some had no equity investment while the equity investment in others was less than $1 million). The privately-offered partnerships had no property diversification and small, if any, reserves to fund operational difficulties. Our current portfolio is diversified among a number of markets and carries a reasonable reserve fund. To the extent more than our minimum offering is raised, property diversification and reserve amounts will increase.

Additional Information On Prior Programs

    Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading "Experience of Prior Programs" in this prospectus.

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                      PRINCIPAL AND MANAGEMENT SHAREHOLDERS

    Beneficial ownership of our Units, and options to purchase our Units, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.


                                                                  PERCENT OF
                                                                  AGGGREGATE
                                        NUMBER OF UNITS        OUTSTANDING UNITS
        NAME                           BENEFICIALLY OWNED           OWNED
        ----------------------------------------------------   -----------------
        Apple Suites Advisors                   10               Less than 1%
        Lisa Kern                            6,648 (1)           Less than 1%
        Bruce Matson                         6,648 (1)           Less than 1%
        Mike Waters                          6,648 (1)           Less than 1%
        Robert Wily                          6,648 (1)           Less than 1%
----------

(1)  6,648 options only, to date. No options have been exercised.


    Mr. Knight is the sole shareholder of Apple Suites Advisors.

    In addition to the foregoing, Glade M. Knight, who is one of our directors, chairman of the board and president, owns 202,500 Series B convertible preferred shares. In addition, Mr. Stanley J. Olander, Jr. and Ms. Debra A. Jones, business associates of Mr. Knight, each own 18,750 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into Units pursuant to the formula and on the terms and conditions set forth below. We issued the Series B convertible preferred shares to Mr. Knight and others in exchange for the payment by them of $0.10 per Series B convertible preferred share, or an aggregate of $24,000.

    There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares.

    Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holders of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $10 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.


    The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events: (1) we transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed. Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into 5.3 Units, based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus.


    No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into Units of the Series B convertible preferred shares will result in dilution of the shareholders' interests.


    Although we are not issuing any additional Series B convertible preferred shares in connection with this offering, we and Apple Suites Advisors have agreed upon a termination fee under the Advisor Agreement that is payable upon the occurrence of any event which would permit conversion of the Series B convertible preferred shares into Units, or upon our liquidation. The amount of the termination fee is equal to $6,480,000 times the percentage of Units that have been sold in this offering at any given time. See "Apple Suites Advisors and Apple Suites Realty - The Advisory Agreement"


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

                        FEDERAL INCOME TAX CONSIDERATIONS

General

    The following summary of material federal income tax considerations that may be relevant to a holder of Units is based on current law and is not intended as tax advice. The statements of law and legal conclusions set forth in this summary represents the opinion of McGuireWoods LLP, special tax counsel to us. The following discussion, which is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

    The statements in this discussion are based on current provisions of the Internal Revenue Code, existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. Legislative, judicial or administrative changes may be applied retroactively and may affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of the changes.

    This discussion is not intended as a substitute for careful tax planning. Each prospective purchaser of units is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of units in an entity electing to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of the purchase, ownership, disposition and election, and of potential changes in applicable tax laws.

    We will elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2001. Based on assumptions and representations summarized below, McGuireWoods LLP, our legal counsel, is of the opinion that beginning with our taxable year ended December 31, 2001:


    . we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and

    . our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT.


    The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. McGuireWoods LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders:

REIT Qualification

    In order to maintain our REIT qualification, we must meet the following criteria:


    . We must be organized as an entity that would, if we did not maintain our REIT status, be taxable as a regular corporation;

    .   We must be managed by one or more directors;

    .   Our taxable year must be the calendar year;

    .   Our beneficial ownership must be evidenced by transferable shares;

    . Our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

    . Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each our taxable years.


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

    To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

    To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

    To date, we have satisfied each of the requirements discussed above. We also satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

         Sources of Gross Income

    In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

         75% Gross Income Test

    At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:


    .   rents from real property;

    .   interest on loans secured by real property;

    . gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company's trade or business, referred to below as "dealer property");

    . income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property");

    . distributions on, or gain from the sale of, shares of other qualifying REITs;

    .   abatements and refunds of real property taxes; and

    .   "qualified temporary investment income"


    In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and dealer property held by us for at least four years.

    Substantially all of our operating gross income is considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property and we will have leases where rent is based on a percentage of gross income

    With the exception for certain rents received from a taxable REIT subsidiary, "rents from real property" also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through

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

the constructive ownership rules contained in section 318 of the Code, owns a 10% or greater interest. As described below, amounts received from Apple Suites Management satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts are considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property.

    For taxable years beginning after December 31, 2000, a REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We made a joint election to cause Apple Hospitality Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Hospitality Management.

    Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Hospitality Management with respect to any hotels we own will be considered rents from real property only if the following conditions are met:


    . each hotel must not be managed or operated by Apple Hospitality Management, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Hospitality Management;

    . Apple Hospitality Management may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which the any hotel facility is operated, except with respect to an independent contractor in relation to facilities it owns or leases from us; and

    . no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.


    We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Hospitality Management will be considered rents from real property. Apple Hospitality Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels.

    Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

         95% Gross Income Test

    In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

         Failing the 75% or 95% Tests; Reasonable Cause

    As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross

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

income, however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

    If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if


    . we report the source and nature of each item of our gross income in our federal income tax return for that year;

    . the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

    . the failure to meet the tests is due to reasonable cause and not to willful neglect.


    However, in that case we would be subject to a 100% tax based on (i) the greater of (a) the amount by which we fail either the 75% income tests for the year or (b) the amount by which 90% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

         Character of Assets Owned

    On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

    Second, although the balance of our assets generally may be invested without restriction, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own (1) securities of any one issuer that represent more than 5% of the value of our total assets; (2) more than 10% of the outstanding voting securities of any single issuer; or (3) more than 10% of the value of the outstanding securities of any single issuer. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership. We expect to satisfy these asset tests.

         Annual Distributions to Shareholders

    To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and
(b) any net income from foreclosure property less the tax on the income, minus
(2) limited categories of excess noncash income (including, cancellation of indebtedness and original issue discount income).

    REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

    A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:


    . Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.

    . Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.


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


    Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company's "ordinary income" plus (b) 95% of a company's capital gain net income plus (c) any undistributed income from prior periods.


    We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

    If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.


Taxation As A REIT


    As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

    Even as a REIT, we will be subject to tax in the following circumstances:


    . certain income or gain from foreclosure property will be taxed at the highest corporate rate;

    . a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

    . if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying (1) the greater of the amount, if any, by which we failed either the 75% income test or the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

    . items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

    . if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

    . under regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.


Failure To Qualify As A REIT

    If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

    As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

Taxation Of Shareholders

    In general, distributions will be taxable to shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:


    . Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately o following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

    . Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder who is subject to the passive activity rules.

    . Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to o shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income.

    . If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our shareholders would receive a credit for the shareholder's proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

    . Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

    . Shareholders are not permitted to deduct our losses or loss carry-forwards.


    We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

    Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

    In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

Backup Withholding

    We report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we are required to deduct and withhold from any dividends payable to that shareholder a tax of 30% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for taxable years 2006 and thereafter. These rules may apply in the following circumstances:


    . when a shareholder fails to supply a correct taxpayer identification number,

    . when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or

     . in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

     A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

     The United States Treasury has recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations are generally effective for payments made on or after January 1, 2001, subject to transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of Units.

Taxation Of Tax Exempt Entities

    In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions with respect to our shares or gain realized on the sale of our shares. In Revenue Ruling 66-106, the IRS confirmed that a REIT's distributions to a tax-exempt employees' pension trust did not constitute unrelated business taxable income ("UBTI"). A tax-exempt entity may be subject to UBTI, however, to the extent that it has financed the acquisition of its shares with acquisition indebtedness within the meaning of the Code. The Revenue Reconciliation Act of 1993 has modified the rules for tax exempt employees' pension and profit sharing trusts which qualify under section 401(a) of the Code and are exempt from tax under section 501(a) of the Code for tax years beginning after December 31, 1993. In determining the number of shareholders a REIT has for purposes of the "50% test" described above, any stock held by a qualified trust will be treated as held directly by its beneficiaries in proportion to their actuarial interests in the trust and will not be treated as held by the trust.

    A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income, less direct expenses related thereto, derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the change in the 50% test discussed above and if the trust is predominantly held by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT.

    For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment our securities. These prospective investors should consult their own tax advisors concerning the set aside and reserve requirements.

Taxation Of Foreign Investors

    The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

State And Local Taxes

     We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states will have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Internal Revenue Code the rents received from Apple Hospitality Management may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

                              ERISA CONSIDERATIONS

    A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account ("IRA"), or Keogh Plan (each, a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of a Plan's assets in Units. In particular, the fiduciary should consider:


    .   whether the investment satisfies the diversification requirements of
        Section 404(a)(1)(c) of ERISA,

    . whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA,

    . whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan, and

    .   whether the investment is prudent under ERISA.


    In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Internal Revenue Code of 1986 (the "Code") prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. These persons are referred to as "parties in interest" in ERISA and as "disqualified persons" in the Code. Thus, a fiduciary of a Plan considering an investment in Units should also consider whether acquiring or continuing to hold Units, either directly or indirectly, might constitute a prohibited transaction.

    The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under these Regulations, if a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of fiduciary and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity's underlying assets, unless an exemption applies.

    The Regulations define a publicly-offered security as a security that is:


    .    "widely held"

    .    "freely transferable;" and

    . either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.


    The Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" if the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Regulations further provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

    We believe that the restrictions imposed under our bylaws on the transfer of shares are limited to the restrictions on transfer generally permitted under the Regulations, and are not likely to result in the failure of the shares to be "freely transferable." We also believe that the restrictions that apply to the shares held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with shares are unlikely to result in the failure of the shares to be "freely transferable." Nonetheless, no assurance can be given that the DOL and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the Units offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act.

    Assuming that the Units satisfy the definition of publicly-offered securities, described above, the underlying assets will not be deemed to be "plan assets" of any Plan that invests in the securities offered in this prospectus.

    Notwithstanding the above, the Regulations provide that even if a security offered hereunder were not a publicly-traded security, investment by a Plan would not include the underlying assets if equity participation by benefit plan investors will not be significant. Under the Regulations, equity participation is significant if 25 percent or more in the security is held by benefit plan investors. The term "benefit plan investors" generally includes the plans described above.

                                 CAPITALIZATION


    Our capitalization as of May 1, 2002, and as adjusted to reflect the issuance and sale of the Units after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is $153,065,449.

                             SELECTED FINANCIAL DATA

                                                                                  For the period
                                                                                 January 17, 2001
                                                                             (initial capitalization)       For the
                                                                                     through            Three Months Ended
                                                                                December 31, 2001        March 31, 2002
                                                                          -------------------------------------------------
Revenues:
Suite revenue                                                                  $      10,022,272        $   11,873,486
Interest income and other revenue                                                      2,419,499               679,968
                                                                                ----------------         -------------
Total revenue                                                                         12,441,771            12,553,454
Expenses:
Hotel expenses                                                                         5,624,836             6,588,234
Taxes, insurance and other                                                               552,734               787,890
General and administrative                                                               491,009               273,442
Depreciation                                                                           1,084,933             1,070,758
Imputed interest expense on Res I                                                                              450,000
Interest                                                                               1,371,540             1,094,587
                                                                                ----------------         -------------
Total expenses                                                                         9,125,052            10,264,911
                                                                                ----------------         -------------
Net income                                                                     $       3,316,719        $    2,288,543
                                                                                ----------------         -------------
Per Share

Earnings per share - basic and diluted                                         $            0.52                  0.15
Distributions to common shareholders                                           $            0.75                    25
Weighted-average common shares outstanding - basic                             $       6,334,168            14,981,093

Balance Sheet Data                                                              December 31,2001         March 31, 2002
                                                                                ----------------         --------------
Cash and cash equivalents                                                      $      15,468,841            38,320,448
Investment in hotels, net                                                      $     121,078,235           250,415,896
Total assets                                                                   $     178,381,287           300,313,436
Notes payable - secured                                                        $      52,874,346           144,821,859
Shareholders' equity                                                           $     120,460,971           149,181,083
Other Data
Cash flow from:
    Operating activities                                                       $       4,694,360             3,879,971
    Investing activities                                                       $    (108,918,125)           (8,547,952)
    Financing activities                                                       $     119,692,506            27,519,588
Number of hotels owned at end of period                                                       10                    25
Funds From Operations Calculation
Net income                                                                     $       3,316,719             2,288,543
Depreciation                                                                   $       1,084,933             1,070,758
Imputed interest expense on Res I                                                                              450,000
Startup costs                                                                  $           1,600
Funds from operations (a)                                                      $       4,403,252             3,809,301
FFO per share                                                                  $            0.70                    25


(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles--GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. We consider FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of our activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

General

    Along with our subsidiaries, we were capitalized on January 17, 2001, with our first investor closing commencing on May 1, 2001.

    We leased to Apple Hospitality Management or its subsidiaries all hotel properties acquired. All intercompany transactions including revenue and rental expenses between us and Apple Hospitality Management are eliminated in consolidation.


    Effective September 7, 2001, for accounting and rent proration purposes, we acquired a limited partnership that, through a subsidiary, Residence Inn III, LLC, owns 10 extended-stay hotels with 1,150 suites, located in 7 states. Each hotel operates as part of the Residence Inn(R) by Marriott(R) franchise. The sellers were Crestline Capital Corporation and certain subsidiaries. The purchase price was $119 million. The purchase price was allocated entirely to tangible assets received, primarily hotel properties, and liabilities assumed, accordingly, no goodwill was recorded as a result of this transaction.


    Residence Inn by Marriott, Inc., a wholly owned subsidiary of Marriott International, Inc., manages our hotels under the terms of a management agreement between Residence Inn and Apple Hospitality Management. Operations of the hotels are recorded by Residence Inn based on a 13 period fiscal year, which includes 28 days per period. We will continue to report on a calendar year basis, but will incorporate hotel operations based on three 12 week periods for quarters one, two, and three, and one 16 week period for quarter four. This will take effect beginning with fiscal year 2002.

    The purchase price, as subject to certain adjustments at closing, was paid through a combination of transactions. In May 2001, we made a deposit of just over $1 million, which was applied toward the purchase price at closing. On May 13, 2001, we provided a short-term secured loan to Crestline Capital Corporation in the amount of $47 million, bearing interest at 12% per annum. The loan amount, plus about $1.5 million in interest, also was applied toward the purchase price. In addition, we made a cash payment of approximately $19.5 million at closing. To satisfy the remainder of the purchase price, we received a credit at closing equal to the unpaid balance of a long-term loan that we assumed, which totaled $53 million. (see note 3).


                                              # of                                    # of
              General location of hotel      Suites   General location of hotel      Suites
              ----------------------------- --------  ----------------------------- ---------
              Montgomery, Alabama                94   Atlanta, Georgia                   126
              Bakersfield, California           114   Boston, Massachusetts              130
              Concord, California               126   Cincinnati, Ohio                   118
              San Ramon, California             106   Dallas, Texas                      120
              Meriden, Connecticut              106   Houston, Texas                     110
                                                                                    --------

                                                          Total Suites                 1,150
                                                                                    --------


    Through our taxable REIT subsidiary, Apple Hospitality Management, we hold the management agreement on the hotels, which are operated as part of the Residence Inn(R) by Marriott(R) franchise, and engage a third-party manager to operate the hotels. We are externally advised and have contracted with Apple Suites Advisors, Inc. to manage our day-to-day operations and make investment decisions. We have contracted with Apple Suites Realty Group, Inc. to provide brokerage services in connection with our hotel acquisitions. Apple Suites Advisors and Apple Suites Realty are both owned by Mr. Glade Knight, our chairman.

Recent Events

    The September 11, 2001 terrorist attack on the United States affected the entire United States economy and had a direct impact on the travel and hospitality industry. In the weeks immediately following the attacks, economic uncertainty, disruption in air travel, and concerns over general safety resulted in fewer travelers, and consequently, lower hotel occupancies and room rates. For the period, September 8 through October 5, the Manager's period 10, revenue per available room ("REVPAR"), for the properties, declined 16% versus the prior year. On a monthly basis during the remainder of 2001, REVPAR has gradually improved with declines compared to prior year of 12%, 8%, and 7% respectively.

    For the period September 7, 2001 through December 31, 2001, the portfolio of hotels achieved occupancy of 76%, an average daily rate ("ADR") of $102, and REVPAR of $78. According to a 2002 US Extended Stay Lodging Report, recently published by the Highland Group, "Extended-stay hotels continue to outperform the overall US hotel industry in the wake of deteriorating economic conditions and the attacks of September 11th... the remarkable performance of this segment in 2001 indicates a greater resilience to adverse conditions than the overall US hotel industry."

Critical Accounting Policies

    The following contains a discussion of what we believe to be critical accounting policies. These items should be read to gain a further understanding of the principals used to prepare our consolidated financial statements. These principles include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

         Capitalization Policy

    We consider expenditures to be capital in nature based on the following criteria: (1) For a single asset, the cost must be at least $300, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) For group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) For major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,000, and the useful life of the asset must be substantially extended. Capitalized expenditures for the period September 7, 2001 through December 31, 2001 were $747,151.

    Most repair costs are considered routine repair and replacement costs and are expensed as incurred to hotel operating expenses. For the period September 7, 2001 through December 31, 2001, we incurred $280,361 in repair and replacement expense.

Related Party Transactions

    We have significant transactions with related parties. These transactions cannot be construed to be arms length and the results of our operations may be different if these transactions were conducted with non-related parties.

    We have contracted with Apple Suites Realty to provide brokerage services for the acquisition and disposition of our real estate assets. In accordance with the contract, Apple Suites Realty is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions. During 2001, Apple Suites Realty earned $2,380,000, under the agreement.

    We have contracted with Apple Suites Advisors to advise and provide day-to-day management services for us and due-diligence services on acquisitions. In accordance with the contract, we will pay Apple Suites Advisors a fee equal to .1% to .25% of total equity contributions received by us in addition to certain reimbursable expenses. During 2001, Apple Suites Advisors earned $157,350 under this agreement.

    Apple Suites Advisors holds a three-year contract for the monthly maintenance and support of accounting software. During 2001, we reimbursed Apple Suites Advisors for an upfront fee of $70,000 for the implementation of this software, and we are reimbursing Apple Suites Advisors for a portion of the monthly fee for the maintenance and support.

    Apple Suites Realty and Apple Suites Advisors are 100% owned by Mr. Knight. Apple Suites Realty and Apple Suites Advisors may purchase in the "best efforts" offering up to 2.5% of the total number of our shares sold in the "best efforts" offering.

    Mr. Knight also serves as the Chairman and Chief Executive Officer of Cornerstone, an apartment REIT, and Apple Suites, a hospitality REIT. During 2001, Cornerstone provided us with acquisition, offering related and other services and was paid approximately $191,837. During 2001, Apple Suites provided services and rental space to us and was paid approximately $190,010.

    We issued 240,000 Series B preferred convertible shares, consisting of 202,500 shares to Mr. Knight, and a combined 37,500 Series B preferred convertible shares to two other individuals. The Series B preferred convertible shares were issued before the initial closing of the minimum offering of $30,000,000 in our prior offering, in exchange for payment of $10 per Series B preferred convertible share, or an aggregate of $24,000. There will be no dividend payable on the Series B preferred convertible shares. On liquidation, the holders of the Series B preferred convertible shares will be entitled to a liquidation payment of $.10 per share before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holders of the Series B preferred convertible shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

    Each holder of outstanding Series B preferred convertible shares shall have the right to convert any of such shares into Units upon and for 180 days following the occurrence of either of the following conversion events:

        (1) substantially all of our assets, stock or business, is transferred whether through exchange, merger, consolidation, lease, share exchange or otherwise, or

        (2) the termination or expiration without renewal of the Advisory Agreement with Apple Suites Advisors.


    Upon the occurrence of either conversion event, each of the Series B preferred convertible shares may be converted into 5.3 Units, based upon the gross proceeds raised through the date of conversion in the offering made by our prospectus.



    No additional consideration is due upon the conversion of the Series B preferred convertible shares. Upon the probable occurrence of a conversion event, we will record expense for the difference between the fair value of our common stock and issue price of the Series B preferred convertible shares. If the conversion were probable at December 31, 2001, based on a price of $10 per common share, the common shares issued under an event of merger would have been 480,000 resulting in an expense of $4,776,000. If the conversion were probably at December 31, 2001, based on a liquidation price of $10 per common share, the common shares issued under an event of liquidation would have been zero.


    Compensation expense related to issuance of 202,500 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares.

    The issuance of the Series B convertible preferred shares to other individuals not employed by us will be accounted for under FASB Statement No. 123, "Accounting for Stock-Based Compensation." Expense related to the issuance of the Series B shares will be determined based on fair value of the Series B shares at grant date in excess of amounts paid by these individuals. Since the number of common shares to which the Series B shares can be converted is not known at grant date and ultimate convertibility to common shares is only allowed through a defined triggering event, the fair value of the Series B shares will be remeasured and not recorded as expense until the likely occurrence of an event triggering the conversion of the Series B convertible preferred shares to common stock.

Results of Operations

    Since operations commenced effective September 7, 2001, with the purchase of 10 hotels, a comparison of prior results is not possible or meaningful.

    The results of our operations for the year ended December 31, 2001 include the results of operations from the ten hotels acquired from the effective date of acquisition on September 7, 2001.

Revenues

    The principal source of revenue is suite revenue. For the period September 7, 2001 through December 31, 2001, we had suite revenue of $10,022,272.

    Our interest income represented income earned from the investments of cash and cash reserves, which are invested in money market type instruments, interest earned from the $47 million promissory note at a rate of 12%, and interest earned on furniture, fixtures and equipment and debt service escrows.

    Interest income earned on cash and cash reserves was $451,050 in 2001. Interest earned on the $47 million promissory note was $1,529,753, and interest earned on the escrow accounts was $24,203 for the period September 7, 2001 through December 31, 2001.

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

    Other revenue consisted of revenues derived from hotel services such as telephone, television, laundry and vending machine revenue. Other revenue was $414,493 for the period September 7, 2001 through December 31, 2001.

Expenses

    Interest expense, for the period September 7, 2001 through December 31, 2001, was $1,371,540. Interest expense represented interest on the 8.08% $53 million promissory note, assumed in conjunction with the 10 hotels acquired.

    Depreciation expense of $1,084,933 represented depreciation of the 10 hotels for the period September 7 through December 31, 2001.

    Taxes, insurance, and other expense was $552,734 for the period September 7 through December 31, 2001 or 6% of suite revenue.

    General and administrative expense totaled 5% of suite revenues for the period September 7 through December 31, 2001. These expenses represented our administrative expenses. This percentage is expected to decrease as our asset base grows.

    Hotel operating expenses including room, hotel administrative, sales and marketing, utilities, and repairs and maintenance expense totaled 45% of suite revenue for the period September 7 through December 31, 2001. Residence Inn manages the day-to-day operations of the hotels. Pursuant to the a management agreement, Residence Inn charges a base management fee of 2% of gross revenues and an incentive management fee calculated on the basis of operating profit of the hotels. Base management fees and incentive management fees totaled $208,736 and $265,305, respectively for the period September 7 through December 31, 2001.

    The management agreement provides for payment of monthly Residence Inn system fees equal to 4% of suite revenues. The system fee includes the following services: system financial planning; product planning and development; human resources management; and protection of marks. System fees totaled $400,888 for the period September 7 through December 31, 2001.


    The management agreement provides for payment from each hotel of the pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all the hotels operated by the Residence Inn(R) by Marriott(R) affiliate. Chain Services include central training and development; computerized payroll and accounting services; and other such services performed on a centralized or regional basis. Chain Services totaled $233,643 for the period September 7 through December 31, 2001.


    Since Residence Inn is the franchiser of the Residence Inn(R) by Marriott(R) system, the management agreement provides for payments of all costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operational costs of reservation systems. Each hotel pays 2.5% of suite revenues to this marketing fund. Marketing fund fees totaled $250,556 for the period September 7 through December 31, 2001, and are reflected in hotel operating expenses under sales and marketing costs.

Liquidity and Capital Resources

         Equity


    We commenced operations effective May 1, 2001 with the first investor closing. Effective September 7, 2001, for accounting and rent proration purposes, we acquired 10 hotels, with a purchase price of $119 million, using a combination of proceeds from our ongoing "best efforts" offering and the assumption of a $53 million mortgage note. During 2001, we sold 13,907,733 shares of our common stock to our investors (included in the 13,907,733 common shares sold are 117,158 common shares sold through dividend reinvestment). The total gross proceeds from the shares sold since the start of our "best efforts" offering through the end of 2001, were $137,498,266, which netted $122,889,057 after the payment of a total of 10% for selling commissions and other offering costs.


         Notes payable

    In conjunction with the 10 hotels acquired in September 2001, the Company assumed a $53 million mortgage note. The note bears a fixed interest rate of 8.08% per annum and is secured by the 10 hotels. The maturity date is January 2010, with a balloon payment of $35.4 million. The loan is payable in monthly installments, including principal and interest. At December 31, 2001, the outstanding balance was $52.9 million.

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

         Cash and cash equivalents


    Cash and cash equivalents totaled $15,468,841 at December 31, 2001. We plan to use this cash for future acquisition costs, to pay dividends, to pay down debt service, and to fund general corporate services.


 Capital requirements

    Capital resources are expected to grow with the future sale of shares. In general, we expect capital resources to be adequate to meet our cash requirements in 2002. The dividends were in excess of cash flow during 2001 and we will be monitoring the dividends on a quarterly basis during 2002. It is anticipated that revenues generated from hotels and equity funds will be used to meet normal hotel operating expenses, make principal payments on the note assumed with the 2001 acquisitions and payment of distributions. Our ability to pay regular quarterly distributions is dependent upon the results of operations of our hotels.

    We have an ongoing capital commitment to fund our capital improvements. Through Apple Hospitality Management, we are required, under the management agreement with Residence Inn, to make available to Apple Hospitality Management, for the repair, replacement, and refurbishing of furniture, fixtures, and equipment, an amount equal to 5% of gross revenues provided that such amount may be used for capital expenditures made by us with respect to the hotels. We expect that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain its hotels in a competitive condition. At December 31, 2001, $2,254,674 was held in escrow for the furniture, fixture and equipment reserve.

Inflation

    Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operator's ability to raise room rates.

Seasonality

    The hotel industry historically has been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of the year. Seasonal variations in occupancy at our hotels may cause quarterly fluctuations in our revenues, particularly during the fourth quarter. To the extent the cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, the Company expects to utilize cash on hand or funds from equity raised through its "best efforts" offering to make distributions.


Recent Accounting Pronouncements

     On January 1, 2001, Financial Accounting Standards Board Statement No. 133 and 138, "Accounting for Certain Derivative Instruments and Hedging Activities" became effective. We currently do not have any financial instruments subject to this statement.

     In June 2001, the FASB issued Statement for Financial Accounting Standards
(SFAS) No. 141, "Business Combinations," and SFAS 142, "Goodwill and other Intangibles," effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. We will adopt these new accounting standards beginning with the first quarter of fiscal 2002. We believe the adoption of these standards will not have a material impart on our financial statements.

     In August 2001, the FASB issued Statement 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Statement supercedes Statement 121, "Accounting for the Impairment of Long-Loved Assets and for Long-Lived Assets to Be Disposed of", and the Accounting Principles Board (APB) Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of the Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for segments of a business to be disposed of. SFAS No. 144 retains the requirements of Statement 121 relating to recognition and measurement of an impairment loss and resolves certain implementation issues resulting from Statement 121. This Statement is effective for fiscal years beginning after December 15, 2001. We are currently assessing the impact of this statement; however, we do not expect this statement to have a material impact on our consolidated financial position or results of operations.


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

Market Risk Disclosures

    Our market risk is exposure to changes in mortgage interest rates related to the assumption of the mortgage note and interest rates on short-term investments. The interest rate of the assumed debt was 8.08%. If market interest rates for fixed-rate debt were 100 basis points higher at December 31, 2001, the fair value of the fixed-rate debt would have decreased from $52.9 million to $50.2 million. If market interest rates for fixed-rate debt were 100 basis points lower at December 31, 2001, the fair value of the fixed-rate debt would have increased from $52.9 million to $55.7 million. We invest proceeds from our "best efforts" offering in short-term money market investments pending acquisitions. We intend to invest this money in real estate assets as suitable opportunities arise.


Potential Acquisition and Related Matters

    We entered into an agreement on April 30, 2002 for the potential acquisition of 23 extended-stay hotels that operate as part of the Residence Inn(R) by Marriott(R) franchise. The acquisitions are considered potential, and not probable, due to the number of conditions to closing and other contingencies. Either party to the agreement may terminate if closing does not occur on or before September 27, 2002 although the closing may occur as early as the end of the second quarter 2002. As required by the agreement, we made an escrow deposit equal to $3,000,000. This amount, plus any accrued interest, would be applied as a credit toward the purchase price if the transaction were to occur. Should the agreement be terminated on account of certain breaches by us, $1,000,000 of the deposit would become the property of the seller and the $2,000,000 balance of the deposit would be returned to us.



    The Previous discussion under "Managements' Discussion and Analysis of Financial Condition and Results of Operations" addresses our position through December 31, 2001. For discussion of our financial condition for the three month period ended March 31, 2002, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page F-31

                              PLAN OF DISTRIBUTION

    We are selling the Units using the service of David Lerner Associates, Inc. as the managing dealer, and other broker-dealers selected by the managing dealer. The Units are being offered on a "best efforts" basis, meaning that the managing dealer and other broker-dealers are not obligated to purchase any Units. There is no minimum offering amount.

    The Units are offered at $10.00 per unit until the maximum offering of 10,000,000 in Units is achieved or unless we terminate the offering earlier.

    The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 10,000,000 Units. In some states, extension of the offering may not be allowed, or may be allowed only upon the filing of a new application with the appropriate state administrator.

    Purchasers will be sold Units at one or more closings. Closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units.

    In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative. We will either accept or reject each subscription within four business days from the receipt of the subscription by David Lerner Associates, Inc. or other broker-dealer.

    Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Exhibit
A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated "(a)" through "(h)."

    We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

    Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

        (a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

        (b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

        (c) You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

        (d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $50,000 (higher in certain states) and gross income of $50,000, or a net worth (with the same exclusions) of at least $100,000 (higher in certain states). You further represent that your investment in Units is 10% or less of your net worth (with the indicated exclusions). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

        (e) If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

        (f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

        (g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

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

        (h) You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

    It is expected that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. This option is referred to as the "Additional Share Option." Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 500,000 Units offered through this prospectus will be purchased through shareholders' reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

    Subject to the Additional Share Option being available through the broker-dealer which initially sells a shareholder its Units, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional Units. Distributions attributable to any calendar quarter will then be used to purchase Units in this offering. As described under "Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders," a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions which are used to purchase additional Units. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased Units. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of that calendar quarter.

    Funds not invested in real properties may only be invested by us in:

        (a) bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

        (b) short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; or

        (c) short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000;

    or similar highly liquid investments to the extent permitted by applicable laws and regulations.

    We will pay to David Lerner Associates, Inc. selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the Units or $0.75 per Unit purchased at $10 per Unit. We will also pay to David Lerner Associates, Inc. a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.25 per Unit purchased at $10 per Unit. The maximum selling commission payable to David Lerner Associates, Inc. in this offering is $7,500,000. The maximum marketing expense allowance payable to David Lerner Associates, Inc. is $2,500,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates, Inc. at the times of the issuance of Units to purchasers.

    The following table reflects the compensation payable to David Lerner Associates, Inc.


                                                               Commissions &                 Proceeds to
                                    Price to Public          Marketing Expenses       Apple Hospitality Two, Inc.
                                    ---------------          ------------------       --------------------------
Per Unit                                $      10.00               $      1.00                  $      9.00
Total Maximum Offering                  $100,000,000               $10,000,000                  $90,000,000


    Prospective investors are advised that David Lerner Associates, Inc., reserves the right to purchase Units, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. However, it is not expected that the managing dealer or other broker-dealers will purchase Units.

    The Agency Agreement between us and David Lerner Associates, Inc. permits David Lerner Associates, Inc. to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates, Inc. will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner

Associates, Inc. may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 in connection with this offering. Purchasers' checks are to be made payable to David Lerner Associates, Inc. unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates, Inc. will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates, Inc. of the subscription payments.

    Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. If Apple Suites Advisors and Apple Suites Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Suites Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our stock incentive plans.

    There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

    We have agreed to indemnify David Lerner Associates, Inc. and other broker-dealers against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates, Inc. for losses from a breach of any warranties made by us in the agency agreement.

                          DESCRIPTION OF CAPITAL STOCK

    The information set forth below is only a summary of the material terms of our common shares and Series A preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares and the Series A preferred shares.


    Our authorized capital stock consists of : (i) 200,000,000 common shares, no par value, (ii) 200,000,000 Series A preferred shares, no par value, (iii) 240,000 Series B convertible preferred shares, no par value and (iv) 15,000,000 additional preferred shares. Each common share and accompanying Series A preferred share will be fully paid and nonassessable upon issuance and payment therefor. As of the date of this prospectus, there were [17,307,270] common shares and accompanying Series A preferred share issued and outstanding. All 240,000 authorized Series B convertible preferred shares are held by Glade M. Knight, Stanley J. Olander, Jr., and Debra A. Jones.

                                  COMMON SHARES

Dividend And Distribution Rights

    Our common shares have equal rights in connection with:


    .   dividends

    .   distributions, and

    .   liquidations.


    If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:


    . the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares; and

    .   the amount of the dividend may be limited by law.


    If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our Company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holders of the Series B convertible preferred shares, on an as converted basis.

    Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

Voting Rights

    Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

    Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our Company to take any of the following actions:


    .   dissolve

    .   amend our charter or articles of incorporation

    .   merge

    .   sell all or substantially all of our assets

    .   engage in a share exchange or similar transactions

    . except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.


    The transfer agent and registrar for the common shares is First Union National Bank.

Series A Preferred Shares


    The Series A preferred shares have no voting rights, no distribution rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets or other event of liquidation. The priority distribution will be equal to $10.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution the Series A preferred shares will have no other distribution rights.


Series B Convertible Preferred Shares

    Our authorized capital stock includes 240,000 Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares.

    Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holders of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $10 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

    The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events:


    (1) we transfer substantially all of the Company's assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise; or

    (2) the Advisory Agreement with Apple Suites Advisors is terminated or expires without renewal.


    Mr. Knight, as the chief executive officer of each party to the advisory agreement, can influence or control its termination or non-renewal. Accordingly, Mr. Knight can influence or control both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into
5.3 Units, based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus:

    No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into Units of the Series B convertible preferred shares will result in dilution of the shareholders' interests.


    Although we are not issuing any additional Series B convertible preferred shares in connection with this offering, we and Apple Suites Advisors have agreed upon a termination fee under the Advisor Agreement that is payable upon the occurrence of any event which would permit conversion of the Series B convertible preferred shares into Units, or upon our liquidation. The amount of the termination fee is equal to $6,480,000 times the percentage of this offering of Units that have been sold in this offering at any given time. See "Apple Suites Advisors and Apple Suites Realty - The Advisory Agreement."


Preferred Shares

    Our articles of incorporation authorize our issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

    We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders' meeting.

    At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be.

    The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Restrictions On Transfer

    To qualify as a REIT under the Internal Revenue Code, our common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding common shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

    Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares of any class or series. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

    Any acquisition or transfer of common shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being "closely-held" within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the common shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

    Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be "excess shares." Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions.

    Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

    Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:


    .   the price paid for the excess shares by the intended transferee; or

    . if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.


    Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

    In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

    These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

Facilities For Transferring Common Shares

    David Lerner Associates may, but is not obligated to, assist shareholders who desire to transfer their Units. In the event David Lerner Associates provides assistance, it will be entitled to receive compensation as specified by it. Any assistance offered by David Lerner Associates may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. David Lerner Associates currently has no plans for rendering the type of assistance referred to in this paragraph. This assistance, if offered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any "market" for the Units.

    No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

                       SUMMARY OF ORGANIZATIONAL DOCUMENTS

    The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof, and this summary and all the descriptions are qualified in their entirety by reference to, and the provisions of, the articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. Our articles of incorporation have been reviewed and approved unanimously by the board of directors.

Board Of Directors

    The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

    A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. "For cause" is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director's duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor's term. The number of directors shall not be less than three nor more than 15. At the time of initial closing, there will be five directors, a majority of whom are independent directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

    The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least three directors, the majority of whom are independent directors. At all times a majority of the directors and a majority of the members of any board committee shall be independent directors, except that upon the death, removal, or resignation of an independent director this requirement shall not be applicable for 60 days.

Responsibility Of Board Of Directors, Apple Suites Advisors Officers And
Employees

    Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the Company unless the officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Suites Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent and Apple Suites Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent or Apple Suites Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless
(1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity, or
(2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnity. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

    The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or the behalf of Apple Suites Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our Company having a more limited right of action against a director, Apple Suites Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Suites Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Suites Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Suites Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

Issuance Of Securities

    The board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we purchases property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

    We have adopted two stock incentive plans for the benefit of our directors and employees and for the benefit of employees of Apple Suites Advisors and Apple Suites Realty.

Redemption And Restrictions On Transfer

    For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares of any class or series.

Amendment

    The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

Shareholder Liability

    The holders of our shares shall not be liable personally on account of any of our obligations.

                                SALES LITERATURE

    We may use sales or marketing literature in connection with the offering of the Units. Sales or marketing materials which may be used include sales brochures highlighting our Company, our properties or other aspects of our business. The literature may also include a brochure describing Apple Suites Advisors, Apple Suites Realty or affiliates and a "tombstone" advertisement, mailer and introductory letter. We may, from time to time, also utilize brochures describing completed or proposed property acquisitions, summaries of our Company or of the offering of the Units, and discussions of REIT investments generally.

    The offering is, however, made only by means of this prospectus. Except as described, we have not authorized the use of other supplemental literature in connection with the offering other than marketing bulletins to be used internally by broker-dealers. Although the information contained in the literature does not conflict with any of the information contained in this prospectus, the material does not purport to be complete, and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering of the Units.

                             REPORTS TO SHAREHOLDERS

    Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Suites Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to Apple Suites Advisors and Apple Suites Realty and a reasonable summary of our activities during the quarter. The shareholders also have the right under applicable law to obtain other information about us.

    We will file a report meeting the requirements of Form 8-K under the Securities Exchange Act of 1934 if, after the termination of the offering, a commitment is made involving the use of 10 percent or more of the net proceeds of the offering and will provide the information contained in the report to the shareholders at least once each quarter after the termination of this offering.

                                  LEGAL MATTERS

    Certain legal matters in connection with the Units will be passed upon for us by McGuireWoods LLP, Richmond, Virginia.

                                     EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule at December 31, 2001 and for the period January 17, 2001 (initial capitalization) through December 31, 2001, as set forth in their report. We have included our consolidated financial statements and schedule in the prospectus and in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


    The financial statements for Marriott Residence Inn USA Limited Partnership, Residence Inn III LLC and Marriott Residence Inn Limited Partnership included herein have been audited by Arthur Andersen LLP ("Andersen"), independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.



         Andersen has provided a representation letter dated April 12, 2002 with respect to its audit of the consolidated financial statements of Marriott Residence Inn Limited Partnership. In such letter, Andersen represented that (i) the audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, (ii) there was appropriate continuity of Andersen personnel working on the audit, and (iii) there was availability of national office consultation. Such limited partnership has no foreign affiliates, so assurances from Andersen as to foreign affiliates was not relevant or applicable.

                          EXPERIENCE OF PRIOR PROGRAMS

    The tables following this introduction set forth information with respect to prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the "prior program sponsor." These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2001. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone and Apple Suites will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our Registration Statement contains detailed information on the property acquisitions of Cornerstone and Apple Suites and is available without charge upon request of any investor or prospective investor. Please send all requests to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, VA 23219; telephone: 804-643-1761.

    In the five years ending December 31, 2001, Glade M. Knight sponsored only Cornerstone, Apple Residential and Apple Suites, which have investment objectives similar to ours. Cornerstone, Apple Residential and Apple Suites were formed to invest in existing residential properties and extended stay hotels for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

    The information in the following tables should not be considered as indicative of our capitalization or operations. Purchasers of shares offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of shares in us.

    See "Apple Suites Advisors, Inc., and Affiliates--Prior Performance of Programs Sponsored by Glade M. Knight" in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

    The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.


    . "Acquisition Costs" means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

    . "Cash Generated From Operations" means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

    .   "GAAP" refers to "Generally Accepted Accounting Principles."

    . "Recapture" means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

    . "Reserves" refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

    . "Return of Capital" refers to distributions to investors in excess of net income.

               TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

    Table I presents a summary of the funds raised and the use of those funds by Apple Suites, Cornerstone and Apple Residential Income Trust, Inc. whose investment objectives are similar to ours and whose offerings closed within three years ending December 31, 2001.


                                                                        Apple Suites       Cornerstone      Apple Residential
                                                                      -------------------------------------------------------
Dollar Amount Offered                                                     $300,000,000       $432,309,058        $316,043,668
Dollar Amount Raised                                                      $125,000,000       $432,309,058        $316,043,668

Less Offering Expenses:
   Selling Commissions and Discounts                                            10.00%              8.45%              10.00%
   Organizational Expenses                                                       1.13%              0.75%               1.00%
   Other                                                                         0.00%              0.00%               0.00%
Reserves                                                                         0.50%              3.00%               0.50%
Percent Available from Investment                                               88.37%             87.79%              88.50%

Acquisition Costs:
   Prepaid items and fees to purchase property                                  85.29%             86.79%              86.50%
   Cash down payment                                                             0.00%              0.00%               0.00%
   Acquisition fees                                                              3.08%              1.06%               2.00%
   Other                                                                         0.00%              0.00%               0.00%
Total Acquisition Costs                                                         88.37%             87.79%              88.50%
Percent Leverage (excluding unsecured debt)                                     45.49%             57.48%               0.00%

Date offering began                                                        August 1999           May 1993        January 1997

Length of offering (in months)                                                      21                104                  31

Months to invest amount available for investment                                    29                104                  31

              TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

    Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2001, and (ii) by all other programs during the three years ended December 31, 2001.


                                                         Apple Suites (1)       Cornerstone      Apple Residential
                                                       -------------------------------------------------------------
Date offering commenced                                      AUGUST 1999             MAY 1993       JANUARY 1997
Dollar amount raised                                      $  125,000,000      $   432,309,058     $  316,043,668
Amounts paid to Prior Program Sponsor from proceeds of
   offering:
Acquisition fees
   Real Estate commission                                 $    3,389,000      $     4,075,337     $    4,882,032
   Advisory fees                                          $      456,423      $       515,689     $    1,140,874
   Other                                                  $         --        $          --       $         --
Cash generated from operations before deducting
  payments to prior Program Sponsor                       $   17,574,799      $   300,536,373     $   21,265,581
Aggregate compensation to Prior Program Sponsor
   Management and accounting fees                         $           (1)     $     3,088,348     $    3,859,448
   Reimbursements                                         $      572,284      $     2,717,655     $         --
   Leasing fees                                           $         --        $          --       $         --
   Other fees                                             $         --        $    16,000,000     $         --

    There have been no fees from property sales or refinancings.

___________

(1) Effective January 1, 2001, Apple Suites acquired Apple Suites Management and its subsidiaries. In 2000, Apple Suites paid Mr. Glade M. Knight, its president and chairman, a deposit of $900,000 in exchange for all of the issued and outstanding stock of Apple Suites Management. For financial reporting purposes, Apple Suites recorded the $900,000 of cash plus the fair value of net liabilities assumed of $513,520 from Apple Suites Management and its subsidiaries as a management termination fee (total of $1,413,520) in 2001. Effective January 1, 2001, all inter-company transactions, including lease revenue and rental expenses, between Apple Suites and Apple Suites Management were eliminated in consolidation.

                 TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

    Table III presents a summary of the annual operating results for Apple Suites, Cornerstone and Apple Residential Income Trust, Inc. of the offerings closed in the five years ending December 31, 2001. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

                          2001 Apple                     2000 Apple                      1999 Apple                       Apple
                           Suites        Cornerstone      Suites        Cornerstone        Suites       Cornerstone    Residential
                         -----------     -----------    ------------    -----------      -----------    -----------    -----------
Capital
  contributions by
  year                   $35,862,615    $  6,468,580    $46,631,958     $  6,108,737    $28,591,160    $  9,168,728    $ 32,497,218
Gross revenue            $45,861,995    $152,667,698    $16,202,929     $146,555,033    $ 2,687,117    $125,041,524    $ 26,243,431
Operating expenses       $28,886,841    $ 62,171,562    $ 2,083,533     $ 56,105,776    $   426,592    $ 46,940,388    $ 15,307,051
Interest income
  (expense)              $(5,833,448)   $(30,454,911)   $(6,611,716)    $(17,125,452)   $(1,245,044)   $(14,953,613)   $   (302,919)
Depreciation             $ 4,787,486    $ 39,998,916    $ 2,990,381     $ 36,295,408    $   496,209    $ 29,310,325    $  5,893,349
Net income (loss)
  GAAP basis             $ 4,030,649    $ 17,989,530    $ 3,469,087     $ 58,144,303    $   365,465    $ 30,037,102    $(16,328,050)
Taxable income           $        --    $         --    $        --     $         --    $        --    $         --    $         --
Cash generated from
  operations             $ 9,118,278    $ 50,826,085    $ 5,512,154     $ 53,726,841    $   548,015    $ 62,310,895    $ 10,680,641
Less cash
  distributions to
  investors              $10,719,530    $ 45,905,786    $ 4,099,158     $ 40,251,087    $   169,990    $ 42,050,415    $ 19,346,455
Cash generated after
  cash distribution      $(1,601,252)   $  4,920,299    $ 1,412,996     $ 13,475,754    $   378,025    $ 20,260,480    $ (8,665,814)
Special items
  Capital
   contributions, net    $35,862,615    $  6,468,580    $46,631,958     $  6,108,737    $28,591,160    $  9,168,728    $ 32,497,218
  Fixed asset
   additions             $34,148,451    $ 79,956,049    $11,195,756     $ 77,213,771    $26,509,326    $332,558,533    $ 44,755,816
  Line of
   credit-change in      $        --    $         --    $        --     $         --    $        --    $(44,392,999)   $        --
Cash generated           $ 5,678,833    $  4,515,431    $ 2,071,714     $(12,127,695)   $   581,244    $ 13,677,972    $(21,366,155)
End of period cash       $ 8,331,891    $  8,656,072    $ 2,653,058     $  4,140,641    $   581,344    $ 16,268,336    $ 18,707,044
Tax and distribution
  data per $1,000
  invested
Federal income tax
  results
Cornerstone Realty
  Income Trust, is a
  REIT and thus is
  not taxed at the
  corporate level
Cash distributions
  to investors
Source (on GAAP
  basis)
Investment income                       $         52    $        76     $         71    $        46    $         22    $         95
Long-term capital
  gain                                  $         --    $        --     $         --    $        19    $         --    $         --
Return of capital                       $         25    $        36     $         31    $        45    $         11    $         12
Source (on Cash
  basis)
  Sales                                 $         --    $        --     $         --    $        --    $         --    $         --
  Refinancings                          $         --    $        --     $         --    $        --    $         --    $         --
  Operations                            $         77    $       112     $        102    $       110    $         33    $        107
  Other                                 $         --    $        --     $         --    $        --    $         --    $         --


                             1998           Apple           1997           Apple
                         Cornerstone     Residential    Cornerstone     Residential
                         -----------     -----------    -----------     -----------
Capital
  contributions by
  year                   $ 38,905,636   $142,800,094    $ 63,485,868    $109,090,359
Gross revenue            $ 93,637,948   $ 30,764,904    $ 71,970,624    $ 12,005,968
Operating expenses       $ 33,797,439   $ 14,958,699    $ 27,339,955    $  5,993,492
Interest income
  (expense)              $(12,175,940)  $    900,669    $ (7,230,205)   $   (253,708)
Depreciation             $ 20,741,130   $  5,788,476    $ 15,163,593    $  1,898,003
Net income (loss)
  GAAP basis             $ 23,210,642   $ 10,079,908    $ 19,225,553    $  3,499,194
Taxable income           $         --   $         --    $         --    $         --
Cash generated from
  operations             $ 45,027,655   $ 17,122,276    $ 34,973,533    $  7,075,025
Less cash
  distributions to
  investors              $ 38,317,602   $ 13,040,936    $ 31,324,870    $  3,249,098
Cash generated after
  cash distribution      $  6,710,053   $  4,081,340    $  3,648,663    $  3,825,927
Special items
  Capital
   contributions, net    $ 38,905,636   $142,800,094    $ 63,485,868    $109,090,359
  Fixed asset
   additions             $ 97,863,162   $125,017,627    $157,859,343    $ 88,753,814
  Line of
   credit-change in      $ 50,323,852   $         --    $ 96,166,147    $         --
Cash generated           $ (1,923,622)  $ 15,910,626    $  1,331,335    $ 24,162,472
End of period cash       $  2,590,364   $ 40,073,198    $  4,513,986    $ 24,162,572
Tax and distribution
  data per $1,000
  invested
Federal income tax
  results
Cornerstone Realty
  Income Trust, is a
  REIT and thus is
  not taxed at the
  corporate level
Cash distributions
  to investors
Source (on GAAP
  basis)
Investment income        $         46   $         82    $         --    $         77
Long-term capital
  gain                   $         --   $         --    $         --    $         --
Return of capital        $         21   $         21    $         82    $         23
Source (on Cash
  basis)
  Sales                  $         --   $         --    $         --    $         --
  Refinancings           $         --   $         --    $         --    $         --
  Operations             $         67   $        103    $         82    $        100
  Other                  $         --   $         --    $         --    $         --

                     TABLE IV: RESULTS OF COMPLETED PROGRAMS

    Table IV shows the results of programs sponsored by our Affiliates which completed operations in the five years ending December 31, 2001. All of these programs other than Apple Residential had investment objectives dissimilar to those of the Company. Why isn't Apple Suites considered completed.


                                    Program Name                                           Teal Point      Apple Residential
--------------------------------------------------------------------------------          -------------    -----------------
Dollar amount raised                                                                      $  3,310,620     $  316,043,668
Number of properties                                                                                 1                 29
Date of closing of offering                                                                   DEC 1989           JAN 1997

Date of first sale of property                                                                DEC 1997          JULY 1999

Date of final sale of property                                                                DEC 1997          JULY 1999

Tax and Distribution date per $1,000 investment through - Federal income tax results:
    Ordinary income
         From Operations                                                                  $         (4)    $           46
         From recapture                                                                   $         --     $           21
    Capital gain                                                                          $      2,126     $           --
    Deferred gain
    Capital                                                                               $         --     $           --
    Ordinary                                                                              $         --     $           --
Cash distributions to investors
    Source (On GAAP basis)
         Investment income                                                                $         (4)    $           46
         Return of capital                                                                $         --     $           21
    Source (On cash basis)
         Sales                                                                            $      2,126     $           --
         Refinancing                                                                      $         --     $           --
         Operations                                                                       $         (4)    $           67
         Other                                                                            $         --     $           --
Receivable on net purchase money financing                                                $         --     $           --

                    TABLE V: SALES OR DISPOSALS OF PROPERTIES


    On July 23, 1999, Apple Residential Income Trust, Inc. merged with Cornerstone. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price was $311 million. In addition, Apple Residential's debt of approximately $32 million was assumed by Cornerstone.

SALE OF 16 CORNERSTONE APARTMENT COMMUNITIES:


            Selling price, net of closing costs and GAAP adjustments

                                                          Purchase
                                                           money     Adjustments                      Total acquisition
                                      Cash      Mortgage  mortgage   resulting                          cost, capital
                                    received    balance  taken back     from               Original     improvements,
               Date      Date of     net of     at time      by      application           mortgage      closing and
Property       Acquired   Sale    closing costs of sale   program     of GAAP      Total  financing      soft costs        Total
--------       --------   ----    ---------------------   -------     -------      -----  ---------      ----------        -----

Polo Club       Jun-93   Mar-00  $ 6,981,271      --       --          --      $ 6,981,271  --      $  6,316,249      $   6,316,249
The Hollows     Jun-93   Mar-00    9,022,300      --       --          --        9,022,300  --         5,399,048          5,399,048
County Green    Dec-93   Mar-00    6,968,193      --       --          --        6,968,193  --         4,513,698          4,513,698
Wimbledon
  Chase         Feb-94   Mar-00    9,642,424      --       --          --        9,642,424  --         4,921,443          4,921,443
Chase Mooring   Aug-94   Mar-00    9,708,525      --       --          --        9,708,525  --         6,349,566          6,349,566
Wind Lake       Apr-95   Mar-00   11,719,900      --       --          --       11,719,900  --        10,034,679         10,034,679
Magnolia Run    Jun-95   Mar-00    7,083,707      --       --          --        7,083,707  --         6,062,839          6,062,839
Breckinridge    Jun-95   Mar-00    7,087,026      --       --          --        7,087,026  --         6,482,929          6,482,929
Bay Watch
  Pointe        Jul-95   Mar-00    5,202,102      --       --          --        5,202,102  --         4,629,336          4,629,336
Hanover
  Landing       Aug-95   Mar-00    7,844,760      --       --          --        7,844,760  --         6,912,569          6,912,569
Osprey Landing  Nov-95   Mar-00    7,117,989      --       --          --        7,117,989  --         5,187,648          5,187,648
Sailboat Bay    Nov-95   Mar-00   14,033,626      --       --          --       14,033,626  --        13,618,785         13,618,785
West Eagle
  Green         Mar-96   Mar-00    6,270,754      --       --          --        6,270,754  --         5,681,319          5,681,319
Savannah West   Jul-96   Mar-00   12,477,233      --       --          --       12,477,233  --        12,738,393         12,738,393
Paces Arbor     Mar-97   Mar-00    6,135,943      --       --          --        6,135,943  --         5,894,202          5,894,202
Paces Forest    Mar-97   Mar-00    7,158,690      --       --          --        7,158,690  --         6,781,828          6,781,828
                                 $ 134,454,443    --       --          --      $134,454,443 --      $111,524,530      $ 111,524,530


                            Excess
                          (deficiency)
                          of property
                          operating
                          cash receipts
                          over cash
Property                 expenditures
--------                 --------------
Polo Club                 $    665,022
The Hollows                  3,623,252
County Green                 2,454,495
Wimbledon
  Chase                      4,720,981
Chase Mooring                3,358,959
Wind Lake                    1,685,221
Magnolia Run                 1,020,868
Breckinridge                   604,097
Bay Watch
  Pointe                       572,766
Hanover
  Landing                      932,191
Osprey Landing               1,930,341
Sailboat Bay                   414,841
West Eagle
  Green                        589,435
Savannah West                (261,160)
Paces Arbor                    241,741
Paces Forest                   376,862
                          $ 22,929,913

                           APPLE HOSPITALITY TWO, INC.
                          INDEX TO FINANCIAL STATEMENTS


                                                                                                                             Page
                                                                                                                             ----
Report of Independent Auditors                                                                                                F-2
Consolidated Balance Sheets at December 31, 2001 and January 17, 2001 (initial capitalization)                                F-3
Consolidated Statement of Operations for the period January 17, 2001 (initial capitalization) through
   December 31, 2001                                                                                                          F-4
Consolidated Statement of Shareholders' Equity for the period January 17, 2001 (initial capitalization) through
   December 31, 2001                                                                                                          F-5
Consolidated Statement of Cash Flows for the period January 17, 2001 (initial capitalization) through
   December 31, 2001                                                                                                          F-6
Notes to Consolidated Financial Statements                                                                                    F-7
Schedule III--Real Estate Owned                                                                                              F-17
---------------------------------------------------------------------------------------------------------------------------------
Pro Forma Condensed Consolidated Statements (unaudited)                                                                      F-19

Consolidated Balance Sheets March 31, 2002 (unaudited) and December 31, 2001                                                 F-23
Consolidated Statement of Operations for Three Months Ending March 31, 2002 (unaudited) and for the period
   January 17, 2001 (initial capitalization) through March 31, 2001                                                          F-24
Consolidated Statement of Shareholders' Equity for March 31, 2002 (unaudited) and for the period
   January 17, 2001 (initial capitalization) through March 31, 2001                                                          F-25
Consolidated Statement of Cash Flows for Three Months Ending March 31, 2002 (unaudited) and for the period
   January 17, 2001 (initial capitalization) through March 31, 2001                                                          F-26

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder
Apple Hospitality Two, Inc.


    We have audited the accompanying consolidated balance sheet of Apple Hospitality Two, Inc. (the "Company") as of December 31, 2001 and January 17, 2001 (initial capitalization), and the related consolidated statements of operations, shareholders' equity, and cash flows for the period January 17, 2001 (initial capitalization) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our audits also included the financial statement schedules listed in the financial statement index. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Hospitality Two, Inc. at December 31, 2001 and January 17, 2001 (initial capitalization) and the consolidated results of its operations and cash flows for the period January 17, 2001 (initial capitalization) through December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                              /s/ Ernst & Young LLP


Richmond, Virginia
February 15, 2002

                           APPLE HOSPITALITY TWO, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                                                     (Initial
                                                                                                                  Capitalization)
                                                                                                December 31,        January 17,
                                                                                                   2001                2001
                                                                                                ------------        ----------

                                     ASSETS
Investment in hotels, net of accumulated depreciation of $1,084,933                            $ 121,078,235               --
Cash and cash equivalents                                                                         15,468,841       $      100
Deposit for acquisition                                                                           35,000,000               --
Due from third party Manager, net                                                                    860,229               --
Furniture, fixtures and equipment reserve                                                          2,254,674               --
Other assets                                                                                       3,719,308               --
                                                                                               -------------       ----------

         Total assets                                                                          $ 178,381,287       $      100
                                                                                               -------------       ----------

                      LIABILITIES and SHAREHOLDERS' EQUITY

Notes payable-secured                                                                          $  52,874,346       $       --
Accounts payable and accrued expenses                                                                934,198               --
Capital lease liability                                                                              276,135               --
Deferred incentive management fees                                                                   204,698               --
Interest payable                                                                                     367,888               --
Account payable-affiliate                                                                            261,330               --
Distributions payable                                                                              3,001,721               --
                                                                                               -------------       ----------

         Total liabilities                                                                        57,920,316               --
Shareholders' equity
    Preferred stock, no par value, authorized 15,000,000 shares, none issued and outstanding              --               --
    Series B preferred convertible stock, no par value, authorized 240,000 shares; issued                                  --
      and outstanding 240,000 shares                                                                  24,000
    Common stock, no par value, authorized 200,000,000 shares; issued and outstanding
      13,907,733                                                                                 122,889,057              100
Distributions greater than net income                                                             (2,452,086)              --
                                                                                               -------------       ----------

         Total shareholders' equity                                                              120,460,971              100
                                                                                               -------------       ----------

         Total liabilities and shareholders' equity                                            $ 178,381,287       $      100
                                                                                               -------------       ----------

          See accompanying notes to consolidated financial statements.

                           APPLE HOSPITALITY TWO, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                                             For the period
                                                                            January 17, 2001
                                                                               (initial
                                                                            capitalization)
                                                                                through
                                                                          December 31, 2001 (a)
                                                                          ---------------------
REVENUES:
Suite revenue                                                              $      10,022,272
Other revenue                                                                        414,493
                                                                            ----------------
    Total revenues                                                                10,436,765

EXPENSES:
Operating expenses                                                                 2,262,543
Hotel administrative expenses                                                      1,068,709
Sales and marketing                                                                  482,086
Utilities                                                                            422,565
Repair and maintenance                                                               280,361
Franchise fees                                                                       400,888
Management fees                                                                      474,041
Chain services                                                                       233,643
Taxes, insurance and other                                                           552,734
General and administrative                                                           491,009
Depreciation of real estate owned                                                  1,084,933
                                                                           -----------------
    Total expenses                                                                 7,753,512

Operating Income                                                                   2,683,253
Interest income                                                                    2,005,006
Interest expense                                                                  (1,371,540)
                                                                           -----------------

    Net Income                                                             $       3,316,719
                                                                           -----------------

Basic and diluted earnings per common share                                $            0.52
                                                                           -----------------

Distributions per common share                                             $            0.75
                                                                           -----------------

_____________

/(a)/ The Company was initially capitalized on January 17, 2001; however, operations did not commence until September 7, 2001.


        See accompanying notes to the consolidated financial statements.

                           APPLE HOSPITALITY TWO, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY


                                                                                Series B Preferred
                                                        Common Stock            Convertible Stock
                                                 ---------------------------   --------------------   Distributions
                                                                                                         Greater         Total
                                                    Number                       Number                  Than Net     Shareholders'
                                                   of Shares        Amount     of Shares     Amount      Income          Equity
                                                 -----------    ------------   ---------     ------   -------------  --------------
Balances at January 17, 2001, initial
  capitalization                                          10    $        100          --         --            --     $         100
Net proceeds from the sale of common shares       13,790,565     121,834,539          --         --            --       121,834,539
Common shares issued through reinvestment of
  distributions                                      117,158       1,054,418          --         --            --         1,054,418
Issuance of Series B preferred convertible
  shares                                                  --              --     240,000   $ 24,000            --            24,000
Net income                                                --              --          --         --   $ 3,316,719         3,316,719
Cash distributions declared to shareholders
  ($.75 per share)                                                        --          --         --    (5,768,805)       (5,768,805)
                                                 -----------    ------------   ---------   --------   -----------     -------------

Balance at December 31, 2001                      13,907,733    $122,889,057     240,000   $ 24,000   $(2,452,086)    $ 120,460,971
                                                 -----------    ------------   ---------   --------   -----------     -------------


        See accompanying notes to the consolidated financial statements.

                           APPLE HOSPITALITY TWO, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                                          For the period
                                                                                         January 17, 2001
                                                                                      (initial capitalization)
                                                                                              through
                                                                                         December 31, 2001
                                                                                     -------------------------
Cash flow from operating activities:
    Net income                                                                          $         3,316,719
    Depreciation of real estate owned                                                             1,084,933
    Changes in operating assets and liabilities:
         Due from third party Manager                                                              (289,229)
         Other assets                                                                               101,730
         Deferred incentive management fees                                                         204,698
         Accounts payable-affiliates                                                                261,330
         Interest payable                                                                           367,888
         Accrued expenses                                                                          (353,709)
                                                                                        -------------------

Net cash provided by operating activities                                                         4,694,360

Cash flow from investing activities:
    Decrease (Increase) in cash restricted for cap improvement                                     (862,179)
    Cash paid for acquisition of Residence Inn III, LLC                                         (71,599,214)
    Capital improvements                                                                           (572,636)
    Deposit for pending acquisitions                                                            (35,000,000)
    Cash paid for pre-acquisition costs                                                            (884,096)
                                                                                        -------------------

Net cash used in investing activities                                                          (108,918,125)

Cash flow from financing activities:
    Repayment of mortgage note                                                                     (382,062)
    Net proceeds from issuance of common stock                                                  122,888,957
    Repayment of capital lease liability                                                            (71,305)
    Cash distributions paid to shareholders                                                      (2,767,084)
    Payment from officer-shareholder for Series B preferred convertible stock                        24,000
                                                                                        -------------------

Net cash provided by financing activities                                                       119,692,506
Increase in cash and cash equivalents                                                            15,468,741
Cash and cash equivalents, beginning of period                                                          100
                                                                                        -------------------

Cash and cash equivalents, end of period                                                $        15,468,841
                                                                                        -------------------
Supplemental Information:
    Interest paid                                                                       $         1,003,652
Non-cash transactions:
    Assumption of mortgage notes payable                                                $        53,256,408
    Other liabilities assumed                                                           $           768,848
    Repair escrow reserve assumed at acquisition                                        $           387,762

___________

/(a)/ The Company was initially capitalized on January 17, 2001; however, operations did not commence until September 7, 2001.


          See accompanying notes to consolidated financial statements.

                           APPLE HOSPITALITY TWO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1    General Information and Summary of Significant Accounting Policies

  Organization

    The Company and its subsidiaries are Virginia corporations, capitalized on January 17, 2001, with the first investor closing commencing on May 1, 2001. The accompanying consolidated financial statements include our accounts along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

    Effective September 7, 2001, the Company acquired using the purchase method of accounting, a limited partnership that, through a subsidiary, Residence Inn III, LLC, owns 10 extended-stay hotels with 1,150 suites, located in 7 states. Each hotel operates as part of the Residence Inn(R) by Marriott(R) franchise. The sellers were Crestline Capital Corporation and certain subsidiaries. The purchase price for the acquisition was $119 million. No goodwill was recorded in connection with this transaction.

    The Company is a self-administered real estate investment trust ("REIT"), operating in one defined business segment consisting of upscale, extended stay hotels. The hotels are located throughout the United States and operate as part of the Residence Inn(R) by Marriott(R) franchise. The Company leased to Apple Hospitality Management, a 100% owned taxable REIT subsidiary, all hotels acquired.

    The REIT Modernization Act, effective January 1, 2001, permits REIT's to establish taxable businesses to conduct certain previously disallowed business activities. The Act also reduces the REIT distribution requirement from 95% to 90% of its taxable income.

    Residence Inn by Marriott, Inc., a wholly owned subsidiary of Marriott International, Inc., manages its hotels under the terms of a management agreement between the Residence Inn and the Apple Hospitality Management.

  Cash and Cash Equivalents

    Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value. Cash equivalents are placed with high credit quality institutions and the balances may at times exceed federal depository insurance limits.

 Potential Acquisition and Related Matters

    We have entered into an agreement for the potential acquisition of 23 extended-stay hotels that operate as part of the Residence Inn(R) by Marriott(R) franchise. The acquisitions are considered potential, and not probable, due to the number of conditions to closing and other contingencies. Either party to the agreement may terminate if closing does not occur on or before September 27, 2002 although the closing may occur as early as the end of the second quarter 2002. As required by the agreement, we made an escrow deposit equal to $3,000,000. This amount, plus any accrued interest, would be applied as a credit toward the purchase price if the transaction were to occur. Should the agreement be terminated on account of certain breaches by us, $1,000,000 of the deposit would become the property of the seller and the $2,000,000 balance of the deposit would be returned to us.

  Investment in Hotels

    The hotels are stated at cost, net of depreciation, and including real estate brokerage commissions paid to Apple Suites Realty, a related party (see
Note 7). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings and major improvements and three to seven years for furniture and equipment.

    The Company considers expenditures to be capital in nature based on the following criteria: (1) For a single asset, the cost must be at least $300, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) For group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) For major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,000, and the useful life of the asset must be substantially extended. Capitalized expenditures for the period September 7, 2001 through December 31, 2001 were $783,168.

    Most repair costs are considered routine repair and replacement costs and are expensed as incurred to hotel operating expenses. For the period September 7, 2001 through December 31, 2001, the Company incurred $280,361 in repair and replacement expense.

    The Company records impairment losses on hotels used in the operations if indicators of impairment are present, and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset's fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

    Repairs and maintenance costs are expensed as incurred while significant improvements, renovations, replacements and planned major maintenance projects are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which are 39 years for buildings, and 3 to 7 years for furniture, fixtures, and equipment.

  Revenue Recognition

    Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel's services.

  Stock Incentive Plans

    The Company elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. As discussed in Note 5, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," ("FASB 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Earnings Per Common Share

    Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. Series B preferred convertible shares are not included in earnings per common share calculations until such time it becomes probable that such shares can be converted to common shares (see Note 4).

  Federal Income Taxes

    The Company is operated as, and will annually elect to be taxed as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, a real estate investment trust which complies with the provisions of the Code and distributes at least 90% of its taxable income to its shareholders does not pay federal income taxes on its distributed income. Accordingly, no provision has been made for federal income taxes.

    The taxable REIT subsidiary is subject to federal and state income taxes. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carry forwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The taxable REIT subsidiary incurred a loss during 2001 and as such, has no income tax liability at December 31, 2001. The Company has not recognized any deferred tax assets or operating loss carry forwards as realization of such amounts is not probable. Net operating losses at December 31, 2001 are not material.

    For federal income tax purposes, distributions paid to shareholders consist of ordinary income and return of capital or a combination thereof. Distributions declared per share were $.75 for the period ended December 31, 2001. In 2001, of the total distribution, 55% was taxable as ordinary income, and 45% was a non-taxable return of capital.

  Sales and Marketing Costs

    Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreements and general and administrative expenses that are directly attributable to advertising and promotion.

  Use of Estimates

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

  Seasonality

    The hotel industry is seasonal in nature. Seasonal variations in revenues at the hotels under lease may cause quarterly fluctuations in its revenues, particularly in the fourth quarter.

    The Company does not currently have any items of comprehensive income requiring separate reporting and disclosure.

  Recent Accounting Pronouncements

    On January 1, 2001, Financial Accounting Standards Board Statement No. 133 and 138, "Accounting for Certain Derivative Instruments and Hedging Activities" became effective. The Company currently does not have any financial instruments subject to this statement.

    In June 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangibles," effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company will adopt these new accounting standards beginning the first quarter of fiscal 2002. The Company believes the adoption of these standards will not have a material impact on its financial statements.

    In August 2001, the FASB issued Statement 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Statement supercedes Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", and APB Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for segments of a business to be disposed of. SFAS No. 144 retains the requirements of Statement 121 relating to recognition and measurement of an impairment loss and resolves certain implementation issues resulting from Statement 121. This Statement is effective for fiscal years beginning after December 15, 2001. The Company is currently assessing the impact of this statement; however, the Company does not anticipate this statement to have a material impact on the consolidated financial position or results of operations of the Company.

Note 2  Investment in Hotels

    Using proceeds from its prior "best efforts" offering and assuming a $53 million promissory note (see Note 3), the Company acquired 10 hotels with 1,150 suites for an aggregate purchase price of $121.4 million including brokerage commissions.

    At December 31, 2001, the Company owned 10 hotels. Investment in hotels consisted of the following:


                                                              Gross
                                       -------------------------------------------------

                                             Initial                         Accumulated
    Description                         Acquisition Cost   Carrying Value*  Depreciation     Encumbrances     Date Acquired
------------------------------------   -----------------  ---------------- --------------   --------------   ----------------
Montgomery, Ala.                       $     5,989,633    $    6,093,331   $       64,990   $    2,643,717     September 2001
Bakersfield, Calif.                          9,436,951         9,548,325           86,833        4,229,948     September 2001
Concord, Calif.                             21,741,476        21,829,575          171,484        6,873,664     September 2001
San Ramon, Calif                            18,989,430        19,084,639          156,057        5,816,183     September 2001
Meriden, Conn.                               9,092,070         8,737,890           94,043        4,758,690     September 2001
Atlanta, Ga.                                12,117,063        12,256,063          111,086        4,758,692     September 2001
Boston, Mass.                               17,437,874        17,661,555          134,735        7,402,407     September 2001
Cincinnati, Ohio                             7,045,270         7,196,142           69,714        5,287,434     September 2001
Las Colinas, Texas                           9,667,592         9,778,017           95,639        5,816,177     September 2001
Houston, Texas                               9,862,641         9,977,631          100,352        5,287,434     September 2001
                                       -----------------  ---------------- --------------   --------------
    Totals                             $   121,380,000    $  122,163,168   $    1,084,933   $   52,874,346
                                       -----------------  ---------------- --------------   --------------


* Includes real estate commissions (see Note 7), closing costs, and improvements capitalized since the date of acquisition for hotels.

                           APPLE HOSPITALITY TWO, INC.

    Investment in hotels at December 31, 2001, consists of the following:

        The following is a reconciliation of the carrying amount of real estate owned:


                Land                                          $     21,685,178
                Building and improvements                     $     95,600,836
                Furniture fixtures and equipment              $      4,877,154
                                                            --------------------
                                                              $
                                                              $    122,163,168
                Less: accumulated depreciation                $     (1,084,933)
                                                            --------------------

                Investment in hotels, net                     $    121,078,235
                                                            --------------------


    These acquisitions have been accounted for under the purchase method of accounting. The results of operations have been included in the accompanying financial statements since, September 7, 2001, the effective date of the acquisition.

    In conjunction with the acquisition of the Meriden, Connecticut property, the Company assumed a prepaid ground lease which is being amortized over the life of the lease and is included in other assets in the consolidated balance sheet. The lease automatically renews, upon expiration of the initial term, for 5-year periods, not to exceed 10 consecutive renewals. At December 31, 2001, the carrying value of the ground lease net of accumulated amortization of $15,000 was $510,250.

Note 3  Notes Payable & Leases

    In conjunction with the 10 hotels acquired, the Company assumed a $53 million mortgage note. The note bears a fixed interest rate of 8.08% per annum and is secured by the 10 hotels. The maturity date is January 2010, with a balloon payment of $35.4 million. The loan is payable in monthly installments, including principal and interest. At December 31, 2001, the balance of the mortgage note was $52,874,346.

    The aggregate maturities of the mortgage note for the five years subsequent to December 31, 2001 are as follows:


                    2002                              $     1,728,867
                    2003                                    1,744,452
                    2004                                    1,881,012
                    2005                                    2,052,866
                    2006                                    2,227,502
                    Thereafter                             43,239,647
                                                     ----------------

                                                      $    52,874,346
                                                     ----------------


    The carrying value of the notes at December 31, 2001 approximates fair value. Fair value is estimated based on current rates offered to us for debt of the same terms.

    In conjunction with the acquisition, the Company obtained capital lease obligations pertaining to phone systems, computer systems and vans at various properties of $360,230, which are classified as furniture, fixtures, and equipment in Note 2. Amortization of assets under capital leases of $71,305 is included in depreciation expense at December 31, 2001. The future minimum lease payments under the Company's lease obligations at December 31, 2001 are as follows:


             Lease obligations:
                 2002                              $     175,542
                 2003                                    102,044
                 2004                                     21,720
                                                    -------------

             Total minimum lease payments          $     299,306
             Less: imputed interest                      (23,121)
                                                    -------------

                                                   $     276,185

                           APPLE HOSPITALITY TWO, INC.

Note 4  Shareholders' Equity

    The Company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc., which will receive selling commissions of 7.5% and a marketing expense allowance of 2.5% based on proceeds of the shares sold. The Company received gross proceeds of $137,498,266 from the sale of 3,157,895 shares at $9.50 per share and 10,749,838 shares at $10 per share, including shares sold through the reinvestment of distributions during 2001. The net proceeds of the offering, after deducting selling commissions and other offering costs were $122,889,057.

    With each purchase of one common share the Company will issue one Series A preferred share, together a "Unit." The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company's assets. The priority would be equal to $10.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate. The Company is authorized 200,000,000 shares, with the number of shares issued and outstanding at January 17, 2001 and December 31, 2001 of 10 and 13,907,733, respectively.

    The Company issued 240,000 Series B preferred convertible shares, consisting of 202,500 shares to Mr. Knight, and a combined 37,500 Series B preferred convertible shares to two other individuals. The Company issued the Series B preferred convertible shares before the initial closing of the minimum offering of $30,000,000 in the Company's prior offering, in exchange for payment of $.10 per Series B preferred convertible share, or an aggregate of $24,000. There will be no dividend payable on the Series B preferred convertible shares. Upon the Company's liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holders of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $10 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

    Each holder of outstanding Series B preferred convertible shares shall have the right to convert any of such shares into Units of the Company upon and for 180 days following the occurrence of either of the following conversion events:


(1) The Company transfers substantially all of its assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or

(2) the Advisory Agreement with Apple Suites Advisors is terminated or expires without renewal.

    Upon the occurrence of either conversion event, each of the Series B preferred convertible shares may be converted into a number of Units based upon the gross proceeds raised through the date of conversion in the offering made by the Company's prospectus according to the following formula:

Gross Proceeds Raised from Sales of Units      Number of Units through Conversion of One Series B Preferred Convertible Share
       through Date of Conversion                                       (the initial "Conversion Ratio")
-----------------------------------------      ------------------------------------------------------------------------------
              $100 million                                                         2.0
              $150 million                                                         3.5
              $200 million                                                         5.3

                           APPLE HOSPITALITY TWO, INC.

    No additional consideration is due upon the conversion of the Series B preferred convertible shares. Upon the probable occurrence of a conversion event, the Company will record expense for the difference between the fair value of its common stock and issue price of the Series B preferred convertible shares. If the conversion were probable at December 31, 2001, based on a price of $10 per common share, the common shares issued under an event of merger would have been 480,000 resulting in an expense of $4,776,000. If the conversion were probable at December 31, 2001, based on a liquidation price of $10 per common share, the common shares issued under an event of liquidation would have been zero.

    Compensation expense related to issuance of 202,500 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares.

    In the event additional Series B convertible preferred shares are authorized and issued, the issuance of the Series B convertible preferred shares to other individuals not employed by the Company is accounted for under FASB Statement No. 123, "Accounting for Stock-Based Compensation." Expense related to the issuance of the Series B shares was determined based on fair value of the Series B shares at grant date in excess of amounts paid by these individuals. Since the number of common shares to which the Series B shares can be converted was not known at grant date and ultimate convertibility to common shares is only allowed through a defined triggering event, the fair value of the Series B shares will be remeasured and not recorded as expense until the likely occurrence of an event triggering the conversion of the Series B convertible preferred shares to common stock.

Note 5  Stock Incentive Plans

    On April 30, 2001, the Board of Directors approved a Directors' Plan whereby Directors, who are not the Company's employees or affiliates (see Note 6), automatically receive options to purchase stock for five years from the adoption of the plan. Under the Directors' Plan, the number of shares to be issued is equal to 45,000 plus 1.8% of the number of Units sold in excess of 3,157,895 Units. This plan currently relates to the initial public offering of 20,157,895 Units; therefore the maximum number of shares to be issued under the Directors Plan currently is 351,000. The options expire 10 years from the date of grant. As of December 31, 2001, 238,497 Units had been reserved for issuance.

    On April 30, 2001, the Board of Directors approved an Incentive Plan whereby incentive awards may be granted to certain employees of the Company or affiliates. Under the Incentive Plan, the number of Units to be issued is equal to 35,000 plus 4.625% of the number of shares sold in excess of 3,157,895. This plan also currently relates to the initial public offering of 20,157,895 Units; therefore, the maximum number of Units that can be issued under the Incentive Plan currently is 821,250. As of December 31, 2001, 532,180 Units had been reserved for issuance.

                           APPLE HOSPITALITY TWO, INC.

    Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the Units on the date of grant. Under the Incentive Plan, at the earliest, options become exercisable at the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable to exercise the options. In 2001, the Company granted 26,592 options to purchase shares under the Directors Plan and no options under the Incentive Plan. Activity in the Company's share option plan during 2001 is summarized in the following table:


                                                2001 Weighted-
                                                Average Options  Exercise Price
                                               ---------------- ----------------
Granted                                              22,000        $   9.50
Granted                                               4,592        $  10.00
Exercised                                                --              --
Forfeited                                                --              --
                                                   ---------     -----------

Outstanding, end of year                             26,592        $   9.59
Exercisable at end of year                           26,592        $   9.59
                                                   ---------     -----------

Weighted-average fair value of
 options granted during the year                                       0.51
                                                   ---------     -----------


    Pro forma information regarding net income and earnings per share is required by FASB 123, under the fair value method described in that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions. For the options granted on May 1, 2001, the Company assumed a risk-free interest rate of 5.35%; a dividend yield of 10.53%; and volatility factor of the expected market price of the Company's common stock of .253; and a weighted-average expected life of the options of 10 years. For the options granted on June 1, 2001, the Company assumed a risk-free interest rate of 5.35%; a dividend yield of 10%; and volatility factor of the expected market price of the Company's common stock of .253 ; and a weighted-average expected life of the options of 10 years. Fair value of these options was .53 for May 1, 2001 and .43 for June 1, 2001 options granted.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

    For purposes of FASB 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. As the options are exercisable within six months of the date of grant, the full impact of the pro forma adjustment to net income is disclosed below.


                                                                   2001
                                                         -----------------------
Net income available to common shareholders
    Pro forma                                               $       3,304,825
    As reported                                             $       3,316,719
Earnings per common share-- diluted
    Pro forma                                               $            0.52
    As reported                                             $            0.52

                           APPLE HOSPITALITY TWO, INC.

Note 6    Management Agreement

    Apple Hospitality Management has entered into a management agreement with Residence Inn(R) by Marriott(R), Inc., a wholly-owned subsidiary of Marriott International Inc. The initial term expires on December 2011 and has renewal terms of up to five 10-year terms. Pursuant to the management agreement, the Residence Inn charges a base management fee of 2% of gross revenues and an incentive management fee calculated on the basis of operating profit of the hotels. Base management fees and incentive management fees totaled $208,736 and $265,305, respectively for the period September 7 through December 31, 2001. At December 31, 2001, the balance in deferred incentive management fees was $204,698.

    The Company has an ongoing capital commitment to fund its capital improvements. Through Apple Hospitality Management, the Company is required, under the management agreement, to make available to Apple Hospitality Management, for the repair, replacement and refurbishing of furniture, fixtures, and equipment, an amount of 5% of gross revenues provided that such amount may be used for capital expenditures made by the Company with respect to the hotels. The Company expects that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain its hotels in a competitive condition. At December 31, 2001, $2,254,674 was held in escrow for the furniture, fixture and equipment reserve.

    The management agreement provides for payment of monthly Residence Inn system fees equal to 4% of suite revenues. The system fee includes the following services: system financial planning; product planning and development; human resources management; and protection of marks. System fees totaled $400,888 for the period September 7 through December 31, 2001.

    The management agreement provides for payment from each hotel of pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all the hotels operated by the Residence Inn(R) by Marriott(R) affiliate. Chain Services include central training and development; computerized payroll and accounting services; and other such services performed on a centralized or regional basis. Chain Services totaled $233,643 for the period September 7 through December 31, 2001.

    Since Residence Inn is the franchiser of the Residence Inn(R) by Marriott(R) system, the management agreement provides for payments of all costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operational costs of reservation systems. Each hotel pays 2.5% of suite revenues to this marketing fund. Marketing fund fees totaled $250,556 for the period September 7 through December 31, 2001, and are reflected in hotel operating expenses under sales and marketing costs.

Note 7    Related Party Transactions

    The Company has contracted with Apple Suites Realty to provide real estate brokerage services for the acquisition and disposition of real estate assets for us. In accordance with the contract, Apple Suites Realty is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions. During 2001, Apple Suites Realty earned $2,380,000, under the agreement.

    The Company has contracted with Apple Suites Advisors to advise and provide day-to-day management services to the Company and due-diligence services on acquisitions. In accordance with the contract, the Company pays Apple Suites Advisors a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. During 2001, Apple Suites Advisors earned $157,350 under this agreement.

                           APPLE HOSPITALITY TWO, INC.

    Apple Suites Advisors contracted with a third party for the implementation of accounting software and entered into a three year contract with a third party for monthly maintenance and support of accounting software. During 2001, the Company re-imbursed Apple Suite Advisors for an upfront fee of $70,000 for the implementation of this software and is re-imbursing Apple Suites Advisors for a portion of the monthly fee for the maintenance and support.

    Apple Suites Realty and Apple Suites Advisors are 100% owned by Mr. Knight. Apple Suites Realty and Apple Suites Advisors may purchase in the "best efforts" offering up to 2.5% of the total number of shares of the Company sold in the "best efforts" offering.

    Mr. Knight also serves as the Chairman and Chief Executive Officer of Cornerstone, an apartment REIT, and Apple Suites, a hospitality REIT. During 2001, Cornerstone provided the Company with acquisition, offering related and other services and was paid approximately $191,837. During 2001, Apple Suites provided services and rental space to us and was paid approximately $190,010.

Note 8    Earnings Per Share

    The following table sets forth the computation of basic and diluted earnings per share:


                                                                                                2001
                                                                                       -----------------------
Numerator:
    Net income and numerator for basic and diluted earnings                             $          3,316,719
Denominator:
    Denominator for basic earnings per share-weighted-average shares                               6,334,168
Effect of dilutive securities:
    Stock options                                                                                      1,100
Denominator for diluted earnings per share-adjusted weighted-average shares and
  assumed conversions                                                                              6,335,268
    Basic and diluted earnings per common share                                         $               0.52

Note 9    Quarterly Financial Data (Unaudited)

    The following is a summary of quarterly results of operations for the period ended December 31, 2001:

                          2001*                         Second Quarter           Third Quarter          Fourth Quarter
--------------------------------------------------   --------------------   --------------------   --------------------
Revenues                                                  $    635,526         $    3,445,057         $     6,356,182
Net income                                                     582,228              1,407,278               1,327,213
Basic and diluted earnings per common share               $        .20         $          .17         $           .11
Distributions per share                                   $        .25         $          .25         $           .25

* The Company's first investor closing commenced on May 1, 2001 and operations commenced effective September 7, 2001.

                           APPLE HOSPITALITY TWO, INC.

Note 10    Pro Forma Information (Unaudited)

    The following unaudited pro forma information for the year ended December 31, 2001 is presented as if the acquisition of the 10 hotels occurred on January 1, 2001. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transaction, in fact, had occurred as of the beginning of the year, nor does it purport to represent the results of operations for future periods.


Revenues                                                 $       38,179,020
Net income                                               $        7,052,721
Net income per share-- basic and diluted                 $             0.75


    The pro forma information reflects adjustments for actual lease revenue and expenses of the 10 hotels acquired in 2001. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company's basis in the hotels; (2) advisory expenses have been adjusted based on the Company's contractual arrangements; (3) interest expense has been adjusted to reflect the acquisition as of January 1, 2001; and (4) common stock raised during 2001 to purchase these hotels has been adjusted to reflect issuance as of January 1, 2001.

Note 11    Subsequent Events

    During January and February, 2002, the Company closed the sale to investors of 2,087,384 shares at $10 per share representing net proceeds of $18,786,456.

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                            (As of December 31, 2001)


                                                               Subsequently
                                           Initial Cost        Capitalized      Gross-Amount-Carried
                                    -------------------------  ------------  ---------------------------

                                                               Bldg. Imp.&                    Bldg.&
1     Description     Encumbrances     Land          Bldg.       FF&E           Land          Imp.            Total
      -----------     ------------  -----------  ------------  ------------  -----------   -------------   -------------
2     Montgomery,
      Alabama         $  2,643,717  $   964,925  $  5,024,708  $  103,698    $   972,599   $   5,120,732   $   6,093,331
3     Bakersfield,
      California         4,229,948    1,869,938     7,567,013     111,374      1,880,402       7,667,923       9,548,325
4     Concord,
      California         6,873,664    4,937,019    16,804,457      88,099      4,943,169      16,886,406      21,829,575
5     San Ramon,
      California         5,816,183    3,447,702    15,541,728      95,209      3,454,168      15,630,471      19,084,639
6     Meriden,
      Connecticut        4,758,690           --     9,092,070    (354,180)            --       8,737,890       8,737,890
7     Atlanta,
      Georgia            4,758,692    1,757,113    10,359,950     139,000      1,764,735      10,491,328      12,256,063
8     Boston,
      Massachusetts      7,402,407    4,707,447    12,730,427     223,681      4,716,252      12,945,303      17,661,555
9     Cincinatti,
      Ohio               5,287,434    1,573,478     5,471,792     150,873      1,584,626       5,611,516       7,196,142
10    Dallas, Texas      5,816,177    1,396,737     8,270,855     110,425      1,404,737       8,373,280       9,778,017
      Houston,
      Texas              5,287,434      959,509     8,903,132     114,991        964,490       9,013,141       9,977,631
                      ------------  -----------  ------------  ----------    -----------   -------------   -------------

                      $ 52,874,346  $21,613,868  $ 99,766,132  $  783,168    $21,685,178   $ 100,477,990   $ 122,163,168
                      ------------  -----------  ------------  ----------    -----------   -------------   -------------

                            Acc.       Date of                       Depreciable
1     Description          Deprec.     Constr.     Date Acquired        Life
      -----------       ----------     -------     --------------    -----------
2     Montgomery,
      Alabama           $   64,990      1990       September 2001      39 yrs.
3     Bakersfield,
      California            86,833      1990       September 2001      39 yrs.
4     Concord,
      California           171,484      1989       September 2001      39 yrs.
5     San Ramon,
      California           156,057      1989       September 2001      39 yrs.
6     Meriden,
      Connecticut           94,043      1989       September 2001      39 yrs.
7     Atlanta,
      Georgia              111,086      1990       September 2001      39 yrs.
8     Boston,
      Massachusetts        134,735      1989       September 2001      39 yrs.
9     Cincinatti,
      Ohio                  69,714      1990       September 2001      39 yrs.
10    Dallas, Texas         95,639      1989       September 2001      39 yrs.
      Houston,
      Texas                100,352      1990       September 2001      39 yrs.
                        ----------

                        $1,084,933
                        ----------




                  Real estate owned:                               2001
            -----------------------------                    ----------------

            Balance as of January 1                          $            --
            Acquisition                                           121,380,000
            Improvements                                              783,168
                                                              ---------------

            Balance at December 31                           $    122,163,168

            Accumulated depreciation:
            Balance as of January 1                          $            --
            Depreciation expense                                    1,084,933
                                                              ---------------

            Balance at December 31                           $      1,084,933

                                           Net Book Value    $    121,078,235

Residence Inn (R) by Marriott (R) franchise

Apple Hospitality Two, Inc.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited) For the year ended December 31, 2001

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Hospitality Two, Inc. (the "Company") are presented as if the purchase of Marriott Residence Inn Limited Partnership (the "Partnership"), containing 15 Residence Inn by Marriott hotels, from Host Marriott Corporation ("Host") for approximately $133 million had occurred on January 1, 2001.

In addition, the unaudited Pro Forma Condensed Consolidated Statement of Operations include the purchase of 10 Residence Inn (R) by Marriott (R) Hotels from Crestline Capital Corporation in September 2001, for an aggregate purchase price of $123.5 million, as if the transaction had occurred on January 1, 2001. The results of operations subsequent to our purchase are included in the historical statement of operations of the Company.

This pro forma Statement of Operations also assumes all of the hotels had been leased to Apple Hospitality Management, Inc., our wholly owned taxable REIT subsidiary pursuant to master hotel lease agreements. Marriott will continue to manage the hotels under agreements no materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, and the historical Statements of Operations of the Marriott Residence Inn Limited Partnership and Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 2001, nor does it purport to represent the results of operations for future periods.

For the year ended December 31, 2001 (unaudited)

                                                                                                    Pro Forma
                                                 Company                                              Before
                                                Historical                                          Acquisition
                                               Statement of      Historical                          of Marriott      Historical
                                                Operations       Residence                         Residence Inn      Marriott
                                                 (May 1 -       Inn III LLC     Pro Forma             Limited         Residence
                                                 Dec. 31)            (A)       Adjustments          Partnership      Inn LP (A)
                                             ------------------------------------------------------------------------------------
Revenue:
   Suite revenue                             $ 10,022,272   $  27,564,918 $             -        $  37,587,190      $  61,423,000
   Other operating revenue                        414,493                               -              414,493          2,621,000
   Interest income                              2,005,006                      (1,827,669) (B)         177,337
                                             ------------------------------------------------------------------------------------
Total revenue                                  12,441,771      27,564,918      (1,827,669)          38,179,020         64,708,000

Expenses:
   Operating expenses                           4,516,264      12,288,306                           16,804,570         28,116,000
   General and administrative                     491,009               -         372,897  (C)         863,906          1,636,000
                                                                                                             -
   Franchise fees (Residence Inn System Fee)      400,888       1,055,127               -            1,456,015          2,457,000
   Management fees                                208,736         551,298               -              760,034          1,281,000
   Permits, Licenses & Lease Payments                   -         128,688               -              128,688                  -
   Chain Services                                 233,643         552,449               -              786,092
   Incentive management fees                      265,305         841,983               -            1,107,288          3,375,000
   Taxes, insurance and other                     552,734       1,322,418               -            1,875,152          5,807,000
   Depreciation of real estate owned            1,084,933               -       2,019,336  (D)       3,104,269          6,479,000
                                                                                                             -
   Interest                                     1,371,540               -       2,868,745  (E)       4,240,285         10,152,000
                                                                                                             -
                                             ------------------------------------------------------------------------------------
Total expenses                                  9,125,052      16,740,269       5,260,978           31,126,299         59,303,000

Income tax expense                                      -               -               -  (F)               -                  -
                                             ------------------------------------------------------------------------------------

Net income                                   $  3,316,719   $  10,824,649    $ (7,088,646)           7,052,722      $   5,405,000
                                             ====================================================================================

Earnings per common share:
   Basic and Diluted                         $       0.52                                        $        0.75
                                             ============                                          ===========


Basic and diluted weighted average common       6,334,168                       3,038,590  (G)       9,372,758
shares outstanding
                                             ============                                          ===========



                                                                       Pro Forma             Total
                                                                      Adjustments          Pro Forma
                                                                    -----------------------------------
Revenue:                                                                        -         $  99,010,190
   Suite revenue                                                                -             3,035,493
   Other operating revenue                                          $     664,000               177,337
   Interest income                                                  -------------         -------------
                                                                         (664,000)          102,223,020
Total revenue

Expenses:                                                                                    44,920,570
   Operating expenses                                                  (1,636,000) (C)        1,304,743
   General and administrative                                             440,837  (D)
                                                                                -             3,913,015
   Franchise fees (Residence Inn System Fee)                                    -             2,041,034
   Management fees                                                              -               128,688
   Permits, Licenses & Lease Payments                                                           786,092
   Chain Services                                                               -             4,482,288
   Incentive management fees                                                    -             7,682,152
   Taxes, insurance and other                                          (6,479,000) (E)        6,111,234
   Depreciation of real estate owned                                    3,006,965  (F)
                                                                      (10,152,000) (G)       13,610,970
   Interest                                                             9,370,685  (H)
                                                                    -------------         -------------
                                                                       (5,448,514)           84,980,786
Total expenses
                                                                                -  (I)                -
Income tax expense                                                  -------------

Net income                                                          $   4,784,514         $  17,242,234
                                                                    ===================================

Earnings per common share:                                                                $        1.15
   Basic and Diluted                                                                      =============

                                                                        5,603,630  (J)       14,976,388
Basic and diluted weighted average common shares
outstanding                                                                               =============

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited) for Residence Inn III LLC:



(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2001 for the respective periods prior to acquisition by the Company in September 2001.
(B) Represents the elimination of the interest income recorded on the $47 million promissory note with Crestline, as the note receivable was used to purchase the Partnership.
(C) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $814,377 and $372,896 for the year ended December 31, 2000, and the period ended December 31, 2001, respectively.
(D) Represents the depreciation on the hotels acquired based on the purchase price allocation of $98 million to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(E) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.08% on the mortgage debt of $53 million.
(F) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined federal and state income tax rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.
(G) Represents the number of shares assuming Residence Inn III LLC was acquired at the beginning of the period presented.


Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited) for Marriott Residence Inn Limited Partnership:


(A) Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company on January 1, 2001.
(B) Represents the elimination of historical interest income recorded by the prior owner.
(C) Represents the elimination of the historical general and administrative expense allocated to the hotels by the prior owner, which will not be incurred by Company. The amount indicated for general and administratice expense of $1,636,000 was extracted from the Partnerships historical statement based on an estimate.
(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $330,628 for the year ended December 31, 2001.
(E) Represents the elimination of the historical depreciation expense recorded by the prior owner.
(F) Represents the depreciation on the hotels acquired based on the purchase price allocation. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(G) Represents the elimination of the historical interest expense recorded by the prior owner.
(H) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.6% on the mortgage debt of $70.9M and 15.6% on the mortgage debt of $20.7M.
(I) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined federal and state income tax rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.
(J) Represents additional common shares assuming the Partnership was acquired at the beginning of the period presented

Residence Inn (R) by Marriott (R) franchise

Apple Hospitality Two, Inc.
Pro Forma Condensed Consolidated Statements of Operations (unaudited) For the three months ended March 31, 2002

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Hospitality Two, Inc. (the "Company") are presented as if the purchase of Marriott Residence Inn (R) Limited Partnership (the "Partnership"), containing 15 Residence Inn by Marriott (R) hotels, from Host Marriott Corporation ("Host") for approximately $133 million had occurred on January 1, 2002. In addition, the unaudited Pro Forma Condensed Consolidated Statement of Operations include the purchase of 10 Residence Inn (R) by Marriott (R) hotels from Crestline Capital Corporation in September 2001, for an aggregate purchase price of $123.5 million, as if the Transaction had occurred on January 1, 2001. The results of operations subsequent to our purchase are included in the historical statement of operations of the Company. This pro forma Statement of Operations also assumes all of the hotels had been leased to Apple Hospitality Management, Inc., our wholly owned taxable REIT subsidiary pursuant to master hotel lease agreements. Marriott will continue to manage the hotels under agreements not materially different from historical contractual arrangements. Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, and the historical Statements of Operations of the Marriott Residence Inn Limited Partnership and Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 2002, nor does it purport to represent the results of operations for future periods.

For the three months ended March 31, 2002 (unaudited)


                                           Company       Historical
                                         Historical       Marriott
                                        Statement of     Residence      Pro Forma             Total
                                         Operations      Inn LP (A)    Adjustments          Pro Forma
                                                       --------------------------------------------------
Revenue:
   Suite revenue                       $ 11,873,486    $  7,516,099   $         -        $  19,389,585
   Other operating                          477,030         296,191             -              773,221
revenue
   Interest income                          202,938               -             -              202,938
                                       ---------------------------------------------     ----------------
Total revenue                            12,553,454       7,812,290             -           20,365,744

Expenses:
   Operating expenses                     5,505,000       3,931,578                          9,436,578
   General and administrative               273,442               -       221,850   (B)        495,292
   Franchise fees (Residence Inn            474,937         300,644             -              775,581
System Fee)
   Management fees                          408,878         156,246             -              565,124
   Permits, Licenses & Lease Payments             -          46,747             -               46,747
   Chain Services                           199,419         143,542                            342,961
   Incentive management fees                      -               -             -                    -
   Taxes, insurance and other               787,890         825,351             -            1,613,241
   Depreciation of real estate owned      1,070,758               -       501,161   (C)      1,571,919
   Imputed interest expense on Res I                                                           450,000
   Interest                               1,094,587               -     1,561,781   (D)      2,656,368
                                                                                                 -
                                       ---------------------------------------------     ----------------
Total expenses                            9,814,911       5,404,108     2,284,791           17,934,804

Income tax expense                                -               -             -                   -
                                       ---------------------------------------------     ----------------

Net income                             $   ,738,543    $  2,408,182   ($2,284,791)       $   2,430,940
                                       ==================================================================

Earnings per common share:
   Basic and Diluted                   $       0.43                                      $         .16
                                       ============                                      ================


Basic and diluted weighted average
common shares outstanding                14,981,093                                         14,981,093
                                       ============                                      ================

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited) for Marriott Residence Inn Limited Partnership:

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company on January 1, 2002.
(B) Represents the elimination of the historical general and administrative expense allocated to the hotels by the prior owner, which will not be incurred by the Company.
(C) Represents the depreciation on the hotels acquired based on the purchase price allocation. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. The prior owner did not book depreciation for the first quarter as the entity was sold prior to quarter end.
(D) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.6% on the mortgage debt of $70.9M and 15.6% on the mortgage debt of $20.7M. The prior owner did not book interest expense for the first quarter as the entity was sold prior to quarter end.

                           Apple Hospitality Two, Inc.
                     Consolidated Balance Sheets (unaudited)

                                                                             March 31, 2002           December 31, 2001
                                                                         ----------------------   -------------------------
ASSETS
   Investment in hotels, net of accumulated depreciation
     of $2,155,692 and $1,084,933, respectively                          $       250,415,896      $      121,078,235
   Cash and cash equivalents                                                      38,320,448              15,468,841
   Deposit for potential acquisition                                                       -              35,000,000
   Accounts receivable, net                                                           64,289                       -
   Due from third party manager, net                                               2,443,352                 860,229
   Furniture, fixtures & equipment reserve                                         6,996,801               2,254,674
   Other assets                                                                    2,072,650               3,719,308
                                                                         ----------------------   -------------------------
Total Assets                                                             $       300,313,436      $      178,381,287
                                                                         ----------------------   -------------------------
LIABILITIES

   Notes payable-Secured                                                 $       144,821,859      $       52,874,346
   Accounts payable & accrued expenses                                             1,333,099                 934,198
   Capital lease obligations                                                         207,374                 276,135
   Interest payable                                                                  367,888                 367,888
   Account payable-affiliate                                                         289,748                 261,330
   Distributions payable                                                           3,744,821               3,001,721
   Deferred incentive management fees payable                                        367,564                 204,698
                                                                         ----------------------   -------------------------
Total Liabilities                                                                151,132,353              57,920,316
                                                                         ----------------------   -------------------------
SHAREHOLDERS' EQUITY

   Preferred stock, no par value, authorized 15,000,000 shares,
     none issued or outstanding                                                            -                       -
   Series B preferred convertible stock, no par value, authorized                          -                       -
     240,000 shares; issued and outstanding 240,000 shares                            24,000                  24,000
   Common stock, no par value, authorized 200,000,000 shares, issued
   and outstanding 17,307,270 shares at March 31, 2002 and 13,907,733            153,065,448             122,889,057
   shares at December 31, 2001

   Distributions greater than net income                                          (3,908,365)             (2,452,086)
                                                                         ----------------------   -------------------------
   Shareholders' equity                                                          149,181,083             120,460,971
                                                                         ----------------------   -------------------------
Total Liabilities And Shareholder's Equity                               $       300,313,436      $      178,381,287
                                                                         ======================   =========================

See notes to consolidated financial statements.

                           Apple Hospitality Two, Inc.
                   Consolidated Income Statements (unaudited)


                                                                                             For the Period
                                                                                            January 17, 2001
                                                                                         (Initial Capitalization)
                                                         Three months ended                      through
                                                           March 31, 2002                     March 31, 2001
                                                      -------------------------      --------------------------------
 REVENUES:
  Suite revenue                                       $              11,873,486      $                              -
  Other revenue                                                         477,030                                     -
                                                      -------------------------      --------------------------------
      Total Revenues                                                 12,350,516                                     -
                                                      -------------------------      --------------------------------
 EXPENSES:                                                                                                          -
  Operating expenses                                                  2,610,056                                     -
  Hotel administrative expense                                        1,360,161                                     -
  Sales and marketing                                                   630,963                                     -
  Utilities                                                             571,000                                     -
  Repair and maintenance                                                332,820                                     -
  Franchise fees                                                        474,937                                     -
  Management fees                                                       408,878                                     -
  Chain Services                                                        199,419                                     -
  Taxes, insurance and other                                            787,890                                     -
  General and administrative                                            273,442                                     -
  Depreciation of real estate owned                                   1,070,758                                     -
                                                      -------------------------      --------------------------------
      Total Expenses                                                  8,720,324                                     -
                                                      -------------------------      --------------------------------
  Operating Income                                                    3,630,192                                     -

  Interest income                                                       202,938                                     -
  Imputed interest expense on Res I                                    (450,000)
  Interest expense                                                   (1,094,587)                                    -
                                                      -------------------------      --------------------------------
    Net Income (Loss)                                 $               2,288,543      $                              -
                                                      =========================      ================================

 Basic and diluted earnings per common share          $                    0.15

Weighted Average Shares                                              14,981,093                                   100

See notes to consolidated financial statements.

                           APPLE HOSPITALTIY TWO, INC.
           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (unaudited)


                                                                                 Series B Preferred     Distributions
                                                         Common Stock            Convertible Stock          Less         Total
                                                 ------------------------------------------------------
                                                    Number                     Number                       Than     Shareholders'
                                                  of Shares       Amount     of Shares     Amount        Net Income      Equity
                                                 ----------------------------------------------------------------------------------
Balance at December 31, 2001                     13,907,733  $  122,889,057   240,000    $   24,000    $ (2,452,086)  $ 120,460,971



Net proceeds from the sale of common shares       3,274,127  $   28,986,439         -             -               -   $  28,986,439
Common shares issued through reinvestment of
 distributions                                      125,410       1,189,952         -             -               -       1,189,952
Issuance of Series B preferred convertible
 shares                                                   -               -         -                             -               -
                                                                                                  -
Net income                                                -               -         -             -    $  2,288,543       2,288,543
Cash distributions declared to shareholders
 ($.25 per share)                                         -               -         -             -      (3,744,821)     (3,744,821)
                                                 ----------------------------------------------------------------------------------
Balance at March 31, 2002                        17,307,270  $  153,065,448   240,000    $   24,000    $ (3,908,365)  $ 149,181,084
                                                 ==================================================================================

See notes to consolidated financial statements.

APPLE HOSPITALITY TWO, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

                                                                                                             For the Period
                                                                                                            January 17, 2001
                                                                                                                (Initial
                                                                                       For the three         Capitalization)
                                                                                       months ended              Through
                                                                                      March 31, 2002          March 31, 2001
                                                                                 -------------------------------------------
Cash flow from operating activities:

   Net income                                                                    $         2,288,543    $                  -
   Depreciation of Real estate owned                                                       1,070,758                       -
   Changes in operating assets and liabilities
       Due from third party manager                                                       (1,583,123)                      -
       Deferred incentive management fee                                                     162,866                       -
       Accounts receivable, net                                                              (64,289)                      -
       Other assets                                                                        1,646,656                       -
       Capital lease obligations                                                             (68,761)                      -
       Accounts payable-affiliates                                                            28,418                       -
       Accrued expenses                                                                      398,901                       -
                                                                                 -------------------------------------------

                     Net cash provided by operating activities                             3,879,971                       -

Cash flow from investing activities:

       Cash placed on cap improvement escrow                                              (4,742,127)                      -
       Cash paid for acquisition of hotels                                                (3,508,339)                      -
       Capital improvements                                                                 (297,486)                      -
                                                                                 -------------------

                     Net cash used in investing activities                                (8,547,952)                      -

Cash flow from financing activities:

   Payment of mortgage note                                                                  344,918                       -
   Net proceeds from issuance of common stock                                             30,176,391                       -
   Cash distributions paid to shareholders                                                (3,001,721)                      -
                                                                                 -------------------------------------------

                     Net cash provided by financing activities                            27,519,588                       -

                     Increase  in cash and cash equivalents                               22,851,607                       -

Cash and cash equivalents, beginning of period                                            15,468,841                       -
                                                                                 -------------------------------------------


Cash and cash equivalents, end of period                                                  38,320,448    $                100
                                                                                 ===========================================
                                                                                                   0

Supplemental Information:
                     Assumption of mortgage notes payable                        $        91,602,595
                     Deposit for acquisitions used for acquisition of hotels     $        35,000,000
                     Interest expense (imputed) on Res I debt                                450,000

See accompanying notes to consolidated financial statements.

                           APPLE HOSPITALITY TWO, INC
             Notes to Consolidated Financial Statements (Unaudited)
                                 March 31, 2002

(1)      General Information and Summary of Significant Accounting Policies

         Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financial statements should be read in conjunction with the Company's audited consolidated financial statements.

     Organization

     Apple Hospitality Two, Inc. (the "Company"), a Virginia corporation, was formed on January 17, 2001, with the first investor closing on May 1, 2001. The Company did not have any activity for the first quarter 2001. The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

     The REIT Modernization Act, effective January 1, 2001, permits REIT's to establish taxable businesses to conduct certain previously disallowed business activities. The Act also reduces the REIT distribution requirement from 95% to 90% of its taxable income. The Company has formed a wholly-owned taxable REIT subsidiary, Apple Hospitality Management, Inc., and has leased all of its hotels to Apple Hospitality Management or its subsidiaries (collectively, the "Lessee").

     Residence Inn by Marriott, Inc. (the "Manager"), a wholly owned subsidiary of Marriott International, Inc. ("Marriott"), manages the Company's hotels under the terms of management agreements between the Manager and the Lessee.

     Income Taxes

     The Company is operated as, and will annually elect to be taxed as a REIT under Section 856 to 860 of the Internal Revenue Code. Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation.

     The taxable REIT subsidiary is subject to federal and state income taxes. The taxable REIT subsidiary incurred a loss and therefore did not have any tax expense for the three months ended March 31, 2002. No tax benefit has been recorded since its realization is not probable.

     Use of Estimates

     The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Recent Transaction - Res I Portfolio

     On March 29, 2002, the Company acquired, through subsidiaries, Marriott Residence Inn Limited Partnership, which owns 15 extended-stay hotels. For simplicity, this entity will be referred to as the "Res I Partnership." Although the acquisition was conducted through a merger in which our subsidiaries acquired the Res I Partnership, the purpose and result was our acquisition of the hotels. Each hotel operates as part of the Residence Inn(R) by Marriott(R) franchise system.

     The total base purchase price for the acquisition was approximately $133.4 million. The purchase price, as subject to certain adjustments at closing, was paid through a combination of transactions, as described below. In November 2001, the Company made a deposit of $35 million, which was applied toward the purchase price at closing. In addition, a cash payment of approximately $7 million was made at closing. Our source for these funds was our ongoing and registered public offering of units. To satisfy the remainder of the purchase price, the Company received a credit at closing equal to the unpaid balance of existing loans, which are secured by the hotels.

         The secured loans will continue to be an obligation of the Res I Partnership, which continues to own the hotels. Further details about the secured loans are provided in Note 3 below. The Company also used the proceeds of our ongoing offering to pay 2% of the total base purchase price, which equals $2,667,052, as a commission to Apple Suites Realty Group, Inc.

         The entire purchase price paid for the hotels was allocated to tangible assets. No goodwill was recorded.

         In June 2001, the FASB issued Statement for Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangibles," effective for fiscal years beginning after December 15, 2001. Under new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The company adopted these new accounting standards beginning the first quarter of fiscal 2002. The adoption of these standards did not have a material impact on its financial statements.

         In August 2001, the FASB issued Statement 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Statement supercedes Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", and APB Opinion No.30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for segments of a business to be disposed of. SFAS No. 144 retains the requirements of Statement 121 relating to recognition and measurement of an impairment loss and resolves certain implementation issues resulting from Statement 121. This statement became effective January 1, 2002. The adoption of this statement did not have a material impact on the consolidated financial position or results of operations of the company.

(2)      Investment in Hotels

         At March 31, 2002, the Company owned twenty-five hotels. Ten of the hotels (the "Crestline Portfolio") were acquired by the Company in September 2001 from Crestline Capital Corporation and certain of its subsidiaries. The remaining fifteen of the Company's hotels (the "Res I Portfolio") were acquired effective February, 22, 2002.

         Investment in hotels consisted of the following:

         Land                                        $ 67,750,946
         Building                                     173,530,584
         Furniture and equipment                       11,290,058
                                                     ------------
                                                     $252,571,588

         Less:  accumulated depreciation               (2,155,692)
                                                     ------------
         Investment in hotels, net                   $250,415,896
                                                     ============


(3)      Notes Payable
         Res I Portfolio

         The Res I Partnership, the direct owner of the hotels, is also the borrower under secured loans from two lenders (with one being the senior lender and the other being the subordinate lender). The senior lender is LaSalle Bank National Association as Trustee for Mortgage Pass-Through Certificates Series 1996-2. The senior lender holds separate loans for each hotel in the aggregate original principal amount of $100 million. Each loan held by the senior lender is secured by a first mortgage on the hotel involved and by a related first priority security interest in the rents, revenues and other personal property of such hotel. At closing, the aggregate unpaid principal balance of these senior loans was $70,868,403. Each senior loan bears interest at an annual rate of 8.60% and has a maturity date of September 30, 2002. The aggregate monthly payment under the senior loans is $874,163. An aggregate balloon payment in the amount of approximately $69 million is scheduled to be due at maturity.

         The subordinate lender is LaSalle Bank National Association, as Indenture Trustee for Benefit of the Holders of iStar Asset Receivables Trust Collaterialized Mortgage Bonds Series 2000-1. The subordinate lender holds a loan in the original principal amount of $30 million. The subordinate loan is secured by a subordinate mortgage on the hotels and by related second priority security interests in the rents, revenues and other personal property of the hotels. At closing, the unpaid principal balance of the subordinate loan was $20,734,191. The subordinate loan bears interest at an annual rate of 15.25% and requires monthly payments of $400,590. The maturity date is September 30, 2002. A balloon payment in the amount of approximately $20 million is scheduled to be due at maturity.

         Currently, the company plans to pay the balloon payments due September 30, 2002 under the secured loans by using proceeds from new financing provided by a suitable lender. However, the company has not yet obtained any commitment for such financing and the terms of any such financing, including the interest rate and maturity date, cannot be predicted. The company expects that the financing would be secured by the hotels and would have other terms and conditions customary for a large secured commercial loan transaction. Although the company believes secured financing will be available to provide funds sufficient to repay the loan obligations due on September 30, 2002, if for any reason such secured financing cannot be obtained, we would either have to locate an alternative funding source or sell some or all of the hotels.

         Crestline Portfolio

         In conjunction with the Company's 2001 acquisition of the Crestline Portfolio, the Company assumed a $53 million promissory note. The note bears a fixed interest rate of 8.08% per annum and is secured by the 10 hotels. The maturity date is January 2010, with a balloon payment of $35.4 million. The loan is payable in monthly installments, including principal and interest.

         The aggregate maturities of principal, for the promissory note, for the five years subsequent to March 31, 2002 are as follows:

         2002                                                1,203,371
         2003                                                1,744,451
         2004                                                1,881,011
         2005                                                2,052,865
         2006                                                2,227,502
         Thereafter                                         43,239,654
                                                          ------------

                                                          $ 52,348,854
                                                          ============

(4)     Shareholders' Equity

         The Company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold. The Company received gross proceeds of $171,493,753 from the sale of 3,157,895 shares at $9.50 per share and 14,149,376 shares at $10 per share, including shares sold through the reinvestment of distributions through March 31, 2002. The net proceeds of the offering, after deducting selling commissions and other offering costs were $153,065,448.

(5)      Management Agreement
         Res I Portfolio
         --------------------
         The Manager has agreed to manage the hotels under an amendment and restatement of management agreement with the Lessee dated as of March 29, 2002. The management agreement is similar to the prior management agreement for the hotels, which had been executed in 1988. Management services under the management agreement include supervising the operation of the hotels and collecting revenues from their operation for the benefit of the Lessee.

         The initial term of the management agreement will continue until December 28, 2007. The Manager may renew the term of the management agreement for five periods of 10 years each, provided that an event of default by the Manager has not occurred and provided that the Manager exercises its renewal option with respect to at least 80% of the hotels that either meet the then-current brand standards for Residence Inn(R) by Marriott(R) or are subject to property improvement programs reasonably required by the Manager. The Manager may elect to renew for an additional term by giving notice to the Lessee at least 18 months before the expiration of the then current term.

         The Manager will receive a management fee for its services. The total management fee consists of (a) a base management fee calculated on the basis of gross revenues, (b) a Residence Inn(R) system fee calculated on the basis of suite revenues and (c) an incentive management fee calculated on the basis of operating profit. The formulas for these fees are complex and were the result of prior negotiations between the Partnership and the Manager, but were not materially modified in connection with our acquisition of the Partnership. As of March 31, 2002, $90,231 of base management fees was incurred by the Company.

         The management agreement also includes a provision to fund 5% of gross revenues for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. At March 31, 2002, $3,615,900 was held by the Manager for furniture, fixtures and equipment reserve.

         Crestline Portfolio
         -------------------
         The Lessee has entered into a management agreement with the Manager to operate the hotels. The initial term expires on December 2011 and has renewal terms of up to five 10-year terms. The management agreement provides for payment of base management fees equal to 2% of gross revenues and incentive management fees calculated on the basis of operating profit (as defined in the Agreement). As of March 31, 2002 $318,647 of base management fees and $162,870 of incentive management fees were incurred by the Company.

         The Company is committed, under the management agreement, to fund 5% of gross revenues for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. At March 31, 2002, $3,035,628 was held by the Manager for furniture, fixtures and equipment reserve.

(6)      Commitments and Related Parties
         -------------------------------

         The Company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to acquire and dispose of real estate assets for the Company. In accordance with the contract, ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions, in addition to certain reimbursable expenses. At March 31, 2002, ASRG had earned $5,047,052.

         The Company has contracted with Apple Suites Advisors, Inc. ("ASA") to advise and provide day to day management services to the Company. In accordance with the contract, the Company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. At March 31, 2002 ASA had earned $163,831 under this agreement.

         ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company.

(7)      Earnings Per Share
         The following table sets forth the computation of basic and diluted earnings per share in accordance with FAS 128:

                                                     Three months ended
                                                       March 31, 2002
                                                     ------------------
         Numerator:
         Net income and
         numerator for basic and
            diluted earnings                            $   2,288,543
         Denominator:
         Denominator for basic
             earnings per share-weighted-
             average shares                                14,981,083
         Effect of dilutive securities:
         Stock options:                                         2,316
         -----------------------------------------------------------------------
          Denominator for basic and diluted
              earnings per share-adjusted weighted-
              average shares and assumed
              conversions                                  14,983,399
         -----------------------------------------------------------------------
         Basic and diluted earnings per
              common share                              $         .15
          ----------------------------------------------------------------------

(8)      Acquisition
         The following unaudited pro forma information for the three months ended March 31, 2002 is presented as if the acquisition of the Res I portfolio of 15 hotels occurred on January 1, 2002. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 2002, nor does it purport to represent the results of operations for future periods.

                                                                  Three Months
                                                                      Ended
                                                                  March 31, 2002
                                                                  --------------
         Hotel revenues                                           $   19,389,585
         Net income                                               $    2,430,940
         Net income per share-basic and diluted                   $          .16

         The pro forma information reflects adjustments for actual revenues and expenses of the 15 hotels acquired in 2002 for the respective period in 2002 prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company's basis in the hotels; (2) advisory expenses have been adjusted based on the Company's contractual arrangements; (3) interest expense has been adjusted to reflect the acquisition as of January 1, 2002; (4) common stock raised during 2002 to purchase these hotels has been adjusted to reflect issuances as of January 1, 2002.

(9)      Subsequent Events

         In April 2002, the Company distributed to its shareholders approximately $3,744,821 ($.25 per share) of which approximately $1,566,096 was reinvested in the purchase of additional shares. On April 22, 2002, the Company closed the sale to investors of 991,567 shares at $10 per share representing net proceeds to the Company of $8,924,105.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     As of the date of this prospectus, we own twenty-five (25) hotels, with a total of 3,280 suites. We acquired ten (10) of the hotels in 2001 from Crestline Capital Corporation and certain of its subsidiaries. The following table summarizes the locations of and the number of suites located at these ten (10) hotels. For simplicity, this acquisition is referred to as the Crestline Portfolio:

     General location of hotels       # of Suites  General location of hotels       # of Suites
     --------------------------------------------------------------------------------------------
     Montgomery, Alabama                94         Atlanta/Hapeville, Georgia           126
     Bakersfield, California           114         Boston, Massachusetts                130
     Concord, California               126         Cincinnati, Ohio                     118
     San Ramon, California             106         Dallas, Texas                        120
     Meriden, Connecticut              106         Houston, Texas                       110

     We acquired the remaining fifteen (15) hotels on March 29, 2002, in a transaction described below under "Recent Acquisition." The following table summarizes the location of and the number of suites located at these fifteen (15) hotels. For simplicity, this acquisition is referred to as the Res I Portfolio:

     General location of hotel        # of Suites  General location of hotels       # of Suites
     ------------------------------------------------------------------------------------------
     Costa Mesa, California            144         Detroit-Southfield, Michigan         144
     La Jolla, California              288         St. Louis/Chesterfield, Missouri     104
     Long Beach, California            216         St. Louis-Galleria, Missouri         152
     Boulder, Colorado                 128         Cincinnati, Ohio                     144
     Atlanta-Buckhead, Georgia         136         Columbus, Ohio                        96
     Atlanta-Cumberland, Georgia       130         Dayton-North, Ohio                    64
     Atlanta-Dunwoody, Georgia         144         Dayton-South, Ohio                    96
     Chicago, Illinois                 144







     We are externally advised and have contracted with Apple Suites Advisors to manage our day-to-day operations and make investment decisions. We have contracted with Apple Suites Realty to provide brokerage and acquisition services in connection with our hotel acquisitions. Apple Suites Advisors and Apple Suites Realty are both owned by Mr. Glade Knight, our Chairman.

Recent Acquisition - the Residence Inn I Hotel Portfolio

     On March 29, 2002, we acquired, through subsidiaries, Marriott Residence Inn Limited Partnership (the "Partnership"), which owns fifteen (15) extended-stay hotels. Although the acquisition was conducted through a merger in which our subsidiaries acquired the Partnership, the purpose and result was acquisition of the hotels.

     The purchase price, as adjusted at closing, was paid through a combination of transactions. The total base purchase price for the acquisition was approximately $133.4 million. In November 2001, we made a deposit of $35 million, which was applied toward the purchase price at closing. In addition, we made a cash payment of approximately $7 million at closing. To satisfy the remainder of the purchase price, we received a credit at closing equal to the unpaid balance of existing loans, which are secured by the hotels. The secured loans will continue to be an obligation of the Partnership, which continues to own the hotels.

Results of Operations

     Since we started operating effective May 1, 2001, with the first investor closing, a comparison of revenues and expenses to the corresponding fiscal quarter and year-to-date period of 2001 is not possible.

Revenues

         Our principal source of revenue is hotel suite revenue. For the three months ended March 31, 2002, we had suite revenue and other revenue of $11,873,486 and $477,030, respectively. The Revenue per Occupied Room and the Average Daily Rate was $66.31 and $92.18, respectively, with Occupancy at 71.9%.

         For the three months ended March 31, 2002, we had interest income of $202,938.

Expenses

         Interest expense was $1,094,587 for the three months ended March 31, 2002. Interest expense represented interest expense on the Crestline 8.08%, $53 million promissory note assumed in conjunction with the Crestline acquisition. Imputed interest expense on the Res I 8.6% $71 million and 15.25% $21 million promissory notes assumed in conjunction with our recent Res I acquisition, effective February 22, 2002, was $450,000.

         Depreciation expense for the three months ended March 31, 2002 was $1,070,758. Depreciation expense for 2002 represents expense of our 25 hotels and related personal property.

         Taxes, insurance and other expense for the three months ended March 31,2002 was $787,890 or 7% of our suite revenue in 2002.

         General and administrative expenses for the three months ended March 31, 2002 was $273,442 or 2% of our suite revenue in 2002. This percentage is expected to decrease as our asset base grows. These expenses represent our administrative expenses as distinguished from the hotel operations.

         Our hotel operating expenses totaled $2,610,056 or 22% of our suite revenue for the three months ended March 31, 2002.

         The Manager manages the day-to-day operations of the hotels under management agreements with the Lessee. The Manager receives management fees for its services. The management fees consist of (a) a base management fee of two percent (2%) of gross revenues, (b) a Residence Inn (R) system fee of four percent (4%) of suite revenues and (c) an incentive management fee based on the operating profit of the hotels. For the three months ended March 31, 2002, we had incurred $408,878 in base management fees, $474,937 in system fees and $162,866 in incentive management fees.

         In addition to management fees, we also pays each hotel's pro rata share of the Manager's actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all the hotels operated by the Manager or other Marriott affiliate. Chain Services include central training and development; computerized payroll and accounting services; and such additional central or regional services performed on a centralized basis. For three months ended March 31, 2002, we had incurred $199,419 in Chain Services.

         Since the Manager is the franchiser of the Residence Inn(R) by Marriott(R) system, the management agreements provide for payments of costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operational costs of reservation systems. Each hotel pays two and one-half percent (2.5%) of suite revenues to this marketing fund. For the three month period ended March 31, 2002, we had incurred $296,837 in marketing fees.

Liquidity and Capital Resources

     There was a significant change in our liquidity during the three month period ended March 31, 2002. Through the period ended March 31, 2002, we sold 17,307,270 shares (3,157,895 shares at $9.50 per share and 14,149,375 shares at $10 per share) of our common stock to our investors, including shares sold through the reinvestment of distributions. The total gross proceeds from the shares sold were $171,493,573, which netted us $153,065,449 after the payment of selling commissions and other offering costs.

         Res I Portfolio
     We are committed, under the management agreement, to fund 5% of gross revenues for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. For the period ended March 31, 2002, $3,615,900 was held by the Manager for furniture, fixtures and equipment reserve.

         Crestline Portfolio
     We are committed, under the management agreement, to fund 5% of gross revenues for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. For the period ended March 31, 2002, $3,035,628 was held by the Manager for furniture, fixtures and equipment reserve.

Proposed Offering

     We have filed with the United States Securities and Exchange Commission a registration statement covering the proposed offer and sale to the public of an additional 10 million Units (each Unit consists of one common share and one Series A preferred share) at $10 per Unit for an aggregate public offering price of $100 million. To the extent the Company receives proceeds from the sale of these Units, they will be available for general corporate purposes, including the acquisition of additional properties. However, at this time, the Company cannot predict how many additional Units will be sold pursuant to this additional offering.

         Notes payable

         Res I Portfolio
         The Partnership, which we acquired through subsidiaries in connection with the Residence Inn One Transaction, is the borrower under secured loans from two lenders (with one being the senior lender and the other being the subordinate lender). The senior lender is LaSalle Bank National Association as Trustee for Mortgage Pass-Through Certificates Series 1996-2. The senior lender holds separate loans for each hotel in the aggregate original principal amount of $100 million. Each loan held by the senior lender is secured by a first mortgage on the hotel involved and by a related first priority security interest in the rents, revenues and other personal property of such hotel. At closing, 2002, the aggregate unpaid principal balance of these senior loans was $70,868,403. Each senior loan bears interest at an annual rate of 8.60% and has a maturity date of September 30, 2002. The aggregate monthly payment under the senior loans is $874,163. An aggregate balloon payment in the amount of approximately $70 million is scheduled to be due at maturity. The subordinate lender is LaSalle Bank National Association, as Indenture Trustee for Benefit of the Holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1. The subordinate lender holds a loan in the original principal amount of $30 million. The subordinate loan is secured by a subordinate mortgage on the hotels and by related second priority security interests in the rents, revenues and other personal property of the hotels. At closing, 2002, the unpaid principal balance of the subordinate loan was $20,734,191. The subordinate loan bears interest at an annual rate of 15.25% and requires monthly payments of $400,590. The maturity date is September 30, 2002. A balloon payment in the amount of approximately $20 million is scheduled to be due at maturity.

         Crestline Portfolio
         In conjunction with our previously acquired portfolio of properties, we assumed a $53 million promissory note. The note bears a fixed interest rate of 8.08% per annum and is secured by the 10 hotels. The maturity date is January 2010, with a balloon payment of $35.4 million. The loan is payable in monthly installments, including principal and interest.

Cash and cash equivalents

         Cash and cash equivalents totaled $38,320,448 at March 31, 2002. We plan to use this cash for future acquisition costs, to pay dividends, to pay down debt service and to fund general corporate expenses.

         Capital requirements

         Capital resources are expected to grow with the future sale of its shares. In general, we expect capital resources to be adequate to meet our cash requirements in 2002.

         We have ongoing capital commitments to fund its capital improvements. Through the Lessee, we are required, under management agreements with the Managers, to make available to the Lessee, for the repair, replacement, refurbishing of furniture, fixtures, and equipment, an amount of 5%, for both the Crestline portfolio and Res I portfolio, respectively, of gross revenues provided that such amount may be used for capital expenditures we make with respect to the hotels. We expect that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain its hotels in a competitive condition.

         It is anticipated that revenues generated from hotels and equity funds will be used to meet normal hotel operating expenses, make principal payments on the notes assumed with the 2001 and 2002 acquisitions and payment of distributions.

Impact of inflation

         Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operator's ability to raise room rates.

Seasonality

         The hotel industry historically has been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of the year. Seasonal variations in occupancy at our hotels may cause quarterly fluctuations in our revenues, particularly during the fourth quarter. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand to make distributions.

         We believe our liquidity and capital resources are adequate to meet our cash requirements for the foreseeable future.

Recent Accounting Pronouncements



         In June 2001, the FASB issued Statement for Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangibles," effective for fiscal years beginning after December 15, 2001. Under new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. We adopted these new accounting standards beginning the first quarter of fiscal 2002. The adoption of these standards will not have a material impact on its financial statements.

         In August 2001, the FASB issued Statement 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Statement supercedes Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", and APB Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for segments of a business to be disposed of. SFAS No. 144 retains the requirements of Statement 121 relating to recognition and measurement of an impairment loss and resolves certain implementation issues resulting from Statement 121. This Statement is effective for fiscal years beginning after December 15, 2001. We are currently assessing the impact of this statement; however, we do not anticipate this statement to have a material impact on our consolidated financial position or results of operations.

Potential Acquisition and Related Matters

         We entered into an agreement on April 30, 2002, regarding the potential acquisition of twenty-three (23) extended-stay hotels that operate as part of the Residence Inn(R) by Marriott(R) franchise. The acquisitions are considered potential, and not probable, due to the number of conditions to closing. Either party to the agreement may terminate if closing does not occur on or before September 27, 2002, although the closing may occur as early as the end of the second quarter 2002. As required by the agreement, we made an escrow deposit equal to $3,000,000. This amount, plus any accrued interest, would be applied as a credit toward the purchase price if the transaction were to occur. Should the agreement be terminated on account of certain breaches by us, $1,000,000 of the deposit would become the property of the seller and the $2,000,000 balance of the deposit would be returned to us.




         The previous discussion under "Managements Discussion and Analysis of Financial Condition and Results of Operations" address our position for the three month period March 31, 2002. For discussion of our financial condition through December 31, 2001, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 62.

                              RESIDENCE INN III LLC

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                        Page
                                                                                                                        ----
                              Residence Inn III LLC

Condensed Balance Sheet as of June 15, 2001 (unaudited)                                                                 F-37
Condensed Statement of Operations For the Twenty-Four Weeks Ended June 15, 2001 (unaudited)                             F-38
Condensed Statement of Cash Flows For the Twenty-Four Weeks Ended June 15, 2001 (unaudited)                             F-39
Notes to Condensed Financial Statements (unaudited)                                                                     F-40
Report of Independent Public Accountants.                                                                               F-41
Balance Sheets as of December 29, 2000 and December 31, 1999.                                                           F-42
Statements of Operations and Member's Equity For the Fiscal Years Ended December 29, 2000 and December 31, 1999         F-43
Statements of Cash Flows For the Fiscal Years Ended December 29, 2000 and December 31, 1999                             F-44
Notes to Financial Statements                                                                                           F-45

                 Marriott Residence Inn USA Limited Partnership

Report of Independent Public Accountants.                                                                               F-50
Statement of Operations For the Year Ended December 31, 1998.                                                           F-51
Statement of Changes in Partners' Capital For the Year Ended December 31, 1998                                          F-52
Statement of Cash Flows For the Year Ended December 31, 1998.                                                           F-53
Notes to Financial Statements                                                                                           F-54

                   Marriott Residence Inn Limited Partnership

Report of Independent Public Accountants.                                                                               F-60
Balance Sheet as of December 31, 2001 and 2000                                                                          F-61
Statement of Operations For the Fiscal Years Ended December 31, 2001 and 2000.                                          F-62
Statement of Changes in Partners' Capital For the Fiscal Years Ended December 31, 2001, 2000 and 1999                   F-63
Statement of Cash Flows For the Fiscal Years Ended December 31, 2001, 2000 and 1999.                                    F-64
Notes to Financial Statements                                                                                           F-65

                              RESIDENCE INN III LLC

                             CONDENSED BALANCE SHEET
                               As of June 15, 2001
                            (unaudited, in thousands)


                                        ASSETS

Property and equipment, net                                         $    87,151
Mortgage escrow reserves                                                  4,096
Due from Residence Inn by Marriott, Inc.                                  1,623
Other assets                                                              1,492
Cash and cash equivalents                                                 3,722
                                                                    -----------

    Total assets                                                    $    98,084
                                                                    -----------


                              LIABILITIES AND MEMBERS EQUITY

Accounts payable and accrued expenses                               $       563
Deferred incentive management fees                                        1,486
Mortgage debt                                                            53,619
                                                                    -----------

    Total liabilities                                                    55,668
                                                                    -----------

Member's equity                                                          42,416
                                                                    -----------

Total liabilities and member's equity                               $    98,084
                                                                    -----------

   The accompanying notes are an integral part of these financial statements.

                              RESIDENCE INN III LLC

              CONDENSED STATEMENT OF OPERATIONS AND MEMBER'S EQUITY
                      Twenty-Four Weeks Ended June 15, 2001
                            (unaudited, in thousands)

REVENUES
   Suites                                                  $     17,504
   Other operating departments                                      767
                                                           ------------

      Total revenues                                             18,271
                                                           ------------

OPERATING COSTS AND EXPENSES
    Property-level costs and expenses.
    Suites                                                        3,579
    Other operating departments                                     372
    Other operating expenses                                      4,577
                                                           ------------

      Total property-level costs and expenses                     8,528
   Depreciation and amortization                                  1,973
   Residence Inn system fee                                         700
   Property taxes                                                   738
   Incentive management fee                                         571
   Base management fee                                              365
   Equipment rent and other                                         340
                                                           ------------

      Total operating costs and expenses                         13,215
                                                           ------------

OPERATING PROFIT                                                  5,056
   Interest expense                                              (2,090)
   Interest income                                                  148
   General and administrative expenses                             (139)
                                                           ------------

NET INCOME                                                        2,975
Beginning member's equity                                        35,148
Capital contributions                                            11,571
Distributions to member                                          (7,278)
                                                           ------------

Ending member's equity.                                    $     42,416
                                                           ------------

   The accompanying notes are an integral part of these financial statements.

                              RESIDENCE INN III LLC

                        CONDENSED STATEMENT OF CASH FLOWS

                      Twenty-Four Weeks Ended June 15, 2001
                            (unaudited, in thousands)

CASH FLOW FROM OPERATIONS                                        $ 8,663
                                                                 -------
INVESTING ACTIVITIES
    Additions to property and equipment                           (1,116)
    Change in property improvement mortgage escrow                  (287)
                                                                 -------

         Cash used in investing activities                        (1,403)
                                                                 -------
FINANCING ACTIVITIES
    Distributions                                                 (7,278)
    Repayments of debt                                              (616)
                                                                 -------

         Cash used in financing activities                        (7,894)
                                                                 -------

DECREASE IN CASH AND CASH EQUIVALENTS                               (634)
CASH AND CASH EQUIVALENTS, beginning of period                     4,356
                                                                 -------

CASH AND CASH EQUIVALENTS, end of period                         $ 3,722
                                                                 -------

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
    Push-down of Crestline Capital's basis                       $ 7,885
                                                                 =======

   The accompanying notes are an integral part of these financial statements.

                              RESIDENCE INN III LLC

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

    1. Residence Inn III LLC (the "Company"), a Delaware limited liability Company, is a wholly owned subsidiary of Marriott Residence Inn USA Limited Partnership (the "Partnership"). Crestline Capital Corporation ("Crestline Capital") indirectly owns all of the partnership interests in the Partnership.

    The Company is the owner of ten Residence Inn hotels that are located in seven states and have a total of 1,150 suites. The inns are managed by Residence Inn by Marriott, Inc., a wholly owned subsidiary of Marriott International, Inc.

    The accompanying condensed financial statements of the Company have been prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the annual audited financial statements and notes thereto for the fiscal year ended December 29, 2000.

    In the opinion of the Company, the accompanying unaudited condensed financial statements reflect all adjustments (which include only normal and recurring adjustments) necessary to present fairly the financial position of the Company as of June 15, 2001 and the results of operations and cash flows for the twenty-four weeks ended June 15, 2001. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

    2. On March 23, 2001, Crestline Capital indirectly acquired the remaining 18% limited partnership interest in the Partnership for $11.4 million plus closing costs of $171,000. The purchase price of the limited partnership interests approximated fair value, and accordingly, no portion of the purchase price has been expensed. The purchase price of the limited partnership interests by Crestline Capital were pushed down to these financial statements resulting in a step-up in the assets to fair value.

    3. During the second quarter, Crestline Capital entered into an agreement to sell the Partnership's membership interest in the Company to Apple Hospitality Two, Inc. (the "Buyer") for total consideration of $119 million, including approximately $54 million of debt that will be assumed by the Buyer. The transaction is expected to close in the third quarter of 2001 and is subject to customary closing conditions. The Buyer made a $47 million loan to Crestline Capital during the second quarter. The loan bears interest at 12% and is due upon the earlier of the closing of the transaction or August 31, 2001.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Residence Inn III LLC:

    We have audited the accompanying balance sheets of Residence Inn III LLC, a Delaware limited liability company, as of December 29, 2000 and December 31, 1999, and the related statements of operations and member's equity and cash flows for the fiscal years then ended. These financial statements are the responsibility of Residence Inn III LLC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Residence Inn III LLC as of December 29, 2000 and December 31, 1999 and the results of its operations and its cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States.


                             /s/ Arthur Andersen LLP



Vienna, Virginia
February 23, 2001

                              RESIDENCE INN III LLC

                                 BALANCE SHEETS
                  As of December 29, 2000 and December 31, 1999
                                 (in thousands)


                                                                             2000          1999
                                                                          ---------     ---------
                                   ASSETS
    Property and equipment, net                                           $  80,123     $  81,085
    Property improvement fund                                                    --         1,486
    Mortgage escrow reserves                                                  4,042         2,393
    Due from Residence Inn by Marriott, Inc.                                  1,389         1,202
    Other assets                                                              1,623         1,563
    Cash and cash equivalents                                                 4,356            --
                                                                          ---------     ---------

         Total assets                                                     $  91,533     $  87,729
                                                                          ---------     ---------

                         LIABILITIES AND MEMBER'S EQUITY
    Accounts payable and accrued expenses                                 $     761     $     232
    Deferred incentive management fees                                        1,389         1,269
    Mortgage debt                                                            54,235        55,588
                                                                          ---------     ---------

         Total liabilities                                                   56,385        57,089
                                                                          ---------     ---------

    Member's equity                                                          35,148        30,640
                                                                          ---------     ---------

Total liabilities and member's equity                                     $  91,533     $  87,729
                                                                          =========     =========

   The accompanying notes are an integral part of these financial statements.

                              RESIDENCE INN III LLC

                  STATEMENTS OF OPERATIONS AND MEMBER'S EQUITY
           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)


                                                                 2000           1999
                                                               --------       --------
REVENUES
   Suites                                                      $ 37,595       $ 36,235
   Other operating departments                                    1,770          1,768
                                                               --------       --------
      Total revenues                                             39,365         38,003
                                                               --------       --------

OPERATING COSTS AND EXPENSES
   Property-level costs and expenses
    Suites                                                        7,846          7,466
    Other operating departments                                     873            800
    Other operating expenses                                      9,724          9,573
                                                               --------       --------

      Total property-level costs and expenses                    18,443         17,839
   Depreciation and amortization                                  3,906          3,402
   Residence Inn system fee                                       1,504          1,449
   Property taxes                                                 1,409          1,383
   Incentive management fee                                       1,209          1,107
   Base management fee                                              787            760
   Equipment rent and other                                         343            265
                                                               --------       --------

      Total operating costs and expenses                         27,601         26,205
                                                               --------       --------

OPERATING PROFIT                                                 11,764         11,798
   Interest expense                                              (4,604)        (4,709)
   Interest income                                                  395            347
   General and administrative expenses                             (150)          (222)
                                                               --------       --------

NET INCOME                                                        7,405          7,214
Beginning member's equity                                        30,640         23,426
Capital contributions                                             1,892             --
Distributions to member                                          (4,789)            --
                                                               --------       --------

Ending member's equity                                         $ 35,148       $ 30,640
                                                               --------       --------

   The accompanying notes are an integral part of these financial statements.

                              RESIDENCE INN III LLC

                            STATEMENTS OF CASH FLOWS
           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)


                                                                    2000            1999
                                                                  --------        --------
OPERATING ACTIVITIES
   Net income                                                     $  7,405        $  7,214
   Noncash items:
    Depreciation and amortization                                    3,906           3,402
    Amortization of deferred financing costs                           113              89
   Working capital changes:

    Due from Residence Inn by Marriott, Inc.                          (187)             22
    Other assets                                                      (409)           (590)
    Accounts payable and accrued expenses                              529             218
    Deferred incentive management fees                                 120             201
                                                                  --------        --------

      Cash provided by operations                                   11,477          10,556
                                                                  --------        --------

INVESTING ACTIVITIES
   Additions to property and equipment                              (2,901)         (1,671)
   Changes in property improvement fund, net                         1,486          (1,298)
   Change in property improvement mortgage escrow                   (1,283)             --
                                                                  --------        --------

      Cash used in investing activities                             (2,698)         (2,969)
                                                                  --------        --------

FINANCING ACTIVITIES
   Capital contributions                                             1,892              --
   Distributions                                                    (4,789)             --
   Payment of financing costs                                         (173)           (959)
   Change in financing reserves                                         --            (978)
   Repayment of mortgage principal                                  (1,353)        (54,628)
   Issuances of debt                                                    --          55,588
   Cash advances to parent                                              --          (6,610)
                                                                  --------        --------

      Cash used in financing activities                             (4,423)         (7,587)
                                                                  --------        --------

INCREASE IN CASH AND CASH EQUIVALENTS                                4,356              --
CASH AND CASH EQUIVALENTS, beginning of year                            --              --
                                                                  --------        --------

CASH AND CASH EQUIVALENTS, end of year                            $  4,356        $     --
                                                                  --------        --------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid for interest                                      $  4,516        $  4,685
                                                                  --------        --------

   The accompanying notes are an integral part of these financial statements.

                              RESIDENCE INN III LLC

                          NOTES TO FINANCIAL STATEMENTS


Note 1.    Organization

    Residence Inn III LLC (the "Company"), a Delaware limited liability company, is a wholly owned subsidiary of Marriott Residence Inn USA Limited Partnership (the "Partnership"). The Company was formed on December 10, 1999 as a special purpose entity to facilitate the refinancing of the Partnership's debt. The Partnership was the owner of 11 Residence Inn hotels. On December 29, 1999, the Partnership contributed the assets and liabilities of ten of its Residence Inn hotels (the "Inns") to the Company in conjunction with the Company entering into a new loan agreement. The proceeds from the Company's loan financing were used to repay the existing loan of the Partnership.

    The Company's Inns are located in seven states and have a total of 1,150 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly owned subsidiary of Marriott International, Inc.

    The Partnership's contribution of the Inns to the Company was recorded in a manner similar to a pooling of interests whereby the historical basis of the assets and liabilities and the operating accounts of the Partnership are reflected in the Company's financial statements.

    On December 29, 1998, Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business to qualify as a real estate investment trust ("REIT") by spinning-off to its shareholders its wholly owned subsidiary, Crestline Capital Corporation ("Crestline Capital"). On March 26, 1999, CCRI USA, LLC, a wholly owned subsidiary of Crestline Capital, purchased a 74% limited partner interest in the Partnership from a limited partner for $34,365,000 in cash. On May 12, 1999, CCRI USA, LLC purchased an additional 3% limited partnership interest from a limited partner for $1,600,000 in cash. On August 23, 1999, CC USAGP, LLC (the "General Partner"), a wholly owned subsidiary of Crestline Capital, purchased the 5% general partner interest in the Partnership from Host Marriott for $2,720,000 in cash.

    The acquisition by Crestline Capital of its interest in the Partnership has been accounted for by the purchase method of accounting in Crestline Capital's financial statements by allocating its purchase price to the assets purchased and liabilities assumed based on their fair values on the date of acquisition. In accordance with generally accepted accounting principles, the Partnership became substantially owned by Crestline Capital on August 23, 1999, the date Crestline Capital purchased the general partnership interest and increased its ownership percentage in the Partnership to over 80%. On that date, Crestline Capital's basis in the Partnership's assets and liabilities was pushed down to these financial statements resulting in a step-up in the assets to fair value.

    On February 18, 2000, the Partnership sold its one remaining hotel, the Raleigh Residence Inn, that was not contributed to the Company. Net proceeds from the sale approximated $6.2 million.

Note 2.    Summary of Significant Accounting Policies

  Fiscal Year

    The Company's fiscal year ends on the Friday nearest December 31.

  Basis of Accounting

    The records are maintained on the accrual basis of accounting.

  Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              RESIDENCE INN III LLC

  Property and Equipment

    Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:


               Buildings and improvements                        40 years
               Furniture and equipment                         4-10 years


    Impairment of real estate properties is based on whether estimated undiscounted future cash flows from such properties on an individual property basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

  Deferred Financing Costs

    Deferred financing costs represent the costs incurred in connection with obtaining the mortgage debt and amendments and are amortized using the straight-line method, which approximates the effective interest method, over the term of the loan.

  Income Taxes

    No provision is made for federal and state income taxes since the member reports its share of the Company's taxable income, gains, losses, deductions and credits on its income tax returns and the Company has no obligation to pay the Partnership for its share of income taxes.

Note 3.   Property and Equipment

    Property and equipment consists of the following (in thousands):


                                                         2000          1999
                                                      ----------    ----------
          Land and improvements                       $   14,082    $   13,928
          Building and improvements                       58,455        56,676
          Furniture and equipment                         14,085        13,210
                                                      ----------    ----------

                                                          86,622        83,814
          Less accumulated depreciation                   (6,499)       (2,729)
                                                      ----------    ----------

                                                      $   80,123    $   81,085
                                                      ----------    ----------


Note 4.   Debt

  Term Loan

    On December 30, 1991, the Partnership entered into a loan agreement with a life insurance company to provide $58,000,000 of non-recourse debt (the "Term Loan"). The Term Loan was amortized on the basis of a 25-year amortization schedule which commenced in March 1994 and matured on December 31, 1998. The Term Loan was evidenced by (i) promissory notes aggregating $31,000,000 (the "Fixed Rate Notes") which bore interest at a fixed rate of 9.66% per annum and
(ii) promissory notes aggregating $27,000,000 (the "Floating Rate Notes") which bore interest at 1.85 percentage points over the three-month London Interbank Offered Rate ("LIBOR").

    On December 31, 1998, the Term Loan was amended such that its maturity date was extended from December 31, 1998 to December 29, 1999. As a result of the Amendment, the Fixed Rate Notes and Floating Rate Notes were consolidated into a single indebtedness in the principal amount of $54,628,029 (the "Amended Term Loan"). The Amended Term Loan bore interest at 330 basis points over the three-month LIBOR (the "Contract Rate"). Beginning February 1, 1999, monthly principal payments of $75,000 were made on the Amended Term Loan, in addition to monthly interest payments calculated on the basis of the Contract Rate and the outstanding principal balance. All unpaid principal and interest was due at the maturity of the Amended Term Loan on December 29, 1999.

                              RESIDENCE INN III LLC

     The Amended Term Loan was secured by first mortgages on the fee or leasehold interest in the Inns, a security interest in all personal property associated with the Inns and an assignment of the Partnership's rights under the management agreement.

     On December 29, 1999 the Company entered into a new loan agreement (the "New Loan") with a financial institution to provide $55,588,000 of fixed rate, non-recourse debt financing with the proceeds from the issuance used to repay the Amended Term Loan and refinancing costs. The New Loan bears interest at 8.08% and has a scheduled maturity of January 1, 2010.

     The New Loan is secured by first mortgages on the fee or leasehold interest in the Inns, a security interest in all personal property associated with the Inns and assignment of the Company's rights under the management agreement.

     In connection with entering into the New Loan, the Company incurred $1,132,000 of financing costs which were capitalized and will be amortized over the term of the New Loan. As of December 29, 2000 and December 31, 1999, deferred financing costs totaled $1,019,000 and $959,000, respectively, net of accumulated amortization of $113,000 as of December 29, 2000 and were included in other assets on the accompanying balance sheets.

     Debt maturities at December 29, 2000 are as follows (in thousands):


              2001                                           $          1,360
              2002                                                      1,597
              2003                                                      1,732
              2004                                                      1,868
              2005                                                      2,039
              Thereafter                                               45,639
                                                             ----------------
                                                             $         54,235
                                                             ----------------


Note 5. Mortgage Escrow Reserves

     The mortgage escrow and property improvement reserves consist of the following as of December 29, 2000 and December 31, 1999 (in thousands):


                                                                         2000          1999
                                                                       --------      --------
Debt service reserves                                                  $  1,029      $    978
Fixed asset reserves.                                                     2,030           796
Real estate tax reserves.                                                   983           619
                                                                          4,042         2,393
Property improvement fund                                                    --         1,486
                                                                       --------      --------

Total mortgage escrow and property improvement reserves                $  4,042      $  3,879
                                                                       --------      --------

                              RESIDENCE INN III LLC

     The debt service, fixed asset and real estate tax reserves consist of cash transferred into segregated escrow accounts out of revenues generated by the Company's Inns, pursuant to the Company's secured debt agreements. Funds from these reserves are periodically disbursed by the collateral agent to pay for debt service, capital expenditures and real estate taxes relating to the Inns.

Note 6. Estimated Fair Value of Financial Instruments

     The fair value of the mortgage debt is shown below (in thousands):


                             2000                                                             1999
---------------------------------------------------------------   ------------------------------------------------------------------

          Carrying Amount                      Fair Value                    Carrying Amount                       Fair Value
-------------------------------------   -----------------------   -------------------------------------   --------------------------
$                  54,235               $        57,699           $               55,588                  $          55,588


    The fair value of the mortgage debt is based on the expected future debt service discounted at a risk-adjusted rate. The fair value of all other financial assets and liabilities are assumed to equal their carrying amounts.

Note 7. Management Agreement

     Prior to the formation of the Company, the Inns were managed by the Manager pursuant to a management agreement between the Partnership and the Manager. In connection with the Partnership's contribution of the Company's Inns, the Company entered into a new management agreement on December 29, 1999 with the Manager for the ten Inns under terms substantially similar to the prior management agreement. The management agreement has an initial term expiring on December 30, 2011, and the Manager has the option to extend the agreement on one or more Inns for up to five 10-year terms. The Manager earns a base management fee equal to 2% of gross revenues. The Manager is also entitled to an incentive management fee equal to 20% of operating profit, as defined in the management agreement, in excess of $8,780,000 for each calendar year. The incentive management fee is payable out of 50% of cash flow from operations remaining after payment of debt service, provision for administrative expenses, retention by the Company of an owner's priority equal to 11% of the owner's investment, and payments of amounts due pursuant to any loans from the Company or the Manager or their affiliates. For fiscal years 2000 and 1999, $787,000 and $760,000, respectively, of base management fees and $1,209,000 and $1,107,000, respectively, of incentive management fees, respectively, were earned by the Manager for the Company's Inns. As of December 29, 2000 and December 31, 1999, $1,389,000 and $1,269,000, respectively, of incentive management fees were deferred.

     The management agreement also provides for a Residence Inn system fee equal to 4% of suite revenues. In addition, the Manager is reimbursed for each Inn's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operation of a toll-free reservation system. Each Inn contributes 2.5% of suite revenues to the marketing fund. For fiscal years 2000 and 1999, Residence Inn system fees totaled $1,504,000 and $1,449,000, respectively, reimbursements of Chain Services totaled $846,000 and $859,000, respectively, and contributions to the marketing fund totaled $940,000 and $906,000, respectively, for the Inns. The Company is also required to provide the Manager with working capital to meet the operating needs of the Inns. As of December 29, 2000 and December 31, 1999, $571,000 and $584,000, respectively, had been advanced to the Manager for working capital and is included in the due from Residence Inn by Marriott, Inc. on the accompanying balance sheets.

                              RESIDENCE INN III LLC

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     The management agreement also provides for the establishment of a property improvement fund for the Inns. Contributions to the property improvement fund are equal to 5% of gross revenues of each Inn. For fiscal years 2000 and 1999, contributions to the property improvement fund totaled $1,968,000 and $1,900,000, respectively.

Note 8. Meriden Ground Lease

     One of the Inns, the Meriden Residence Inn, is subject to a ground lease. The initial term of the ground lease will expire on August 14, 2013. The Company will have the option to extend the term thereof for up to ten consecutive periods of five years each. Rent for the initial term was prepaid and is amortized on a straight-line basis over the initial term of the lease. Rent after the initial term will be prepaid in varying amounts at the beginning of each applicable extended term. As of December 29, 2000 and December 31, 1999, prepaid ground rent, which is included in other assets on the accompanying balance sheets, was $559,000 and $604,000, respectively, net of the accumulated amortization of $641,000 and $596,000, respectively.

Note 9.  Related Party Transactions

     The Company reimburses Crestline Capital for general and administrative costs incurred on behalf of the Company which amount to $113,000 and $112,000 in 2000 and 1999, respectively. These amounts are charged based on direct costs incurred by Crestline Capital on behalf of the Company or on level efforts performed by Crestline Capital employees for accounting and administrative services provided to the Company. As of December 29, 2000 and December 31, 1999, amounts due to Crestline Capital totaled $342,000 and $59,000, which is included in accounts payable and accrued expenses on the accompanying balance sheets.

Note 10. Subsequent Event

     On March 23, 2001, CCRI USA, LLC purchased the remaining 18% limited partnership interest in the Partnership for $11,400,000. As a result of that transaction, Crestline Capital, through its wholly owned subsidiaries, owns 100% of the Partnership.

Note 11. Sale of the Inns (unaudited), Subsequent to Date of Auditor's Report

     On September 28, 2001, the Company sold the remaining Residence Inn hotels for a purchase price of approximately $119 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Limited Partners of Marriott Residence Inn USA Limited Partnership:

     We have audited the accompanying statements of operations, changes in partners' capital and cash flows of Marriott Residence Inn USA Limited Partnership (a Delaware limited partnership) for the year ended December 31, 1998. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and its cash flows of Marriott Residence Inn USA Limited Partnership for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the financial statements, the Partnership has given retroactive effect to the change to include property-level revenues and operating expenses of its inns in the statement of operations.


                             /s/ Arthur Andersen LLP


Washington, D.C.
April 15, 1999

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                             STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998


                                                                             1998
                                                                     ---------------------
REVENUES
   Suites                                                            $          38,766,657
   Other operating departments                                                   1,997,330
                                                                     ---------------------------

      Total revenues                                                            40,763,987
                                                                     ---------------------------
OPERATING COSTS AND EXPENSES
   Property-level costs and expenses
    Suites                                                                       8,020,529
    Other operating departments                                                    972,812
    Other Inn operating expenses                                                10,515,512
                                                                     ---------------------------

      Total property-level costs and expenses                                   19,508,853
   Depreciation and amortization                                                 4,293,394
   Residence Inn system fee                                                      1,550,666
   Property taxes                                                                1,514,981
   Incentive management fee                                                      1,081,786
   Base management fee                                                             815,280
   Equipment rent and other                                                        680,167
                                                                     ---------------------------

      Total operating costs and expenses                                        29,445,127
                                                                     ---------------------------

OPERATING PROFIT                                                                11,318,860
   Interest expense                                                             (5,697,301)
   Interest income                                                                 264,737
                                                                     ---------------------------

NET INCOME                                                           $           5,886,296
                                                                     ---------------------------
ALLOCATION OF NET INCOME
   General Partner                                                                 294,315
   Limited Partners                                                              5,591,981
                                                                     ---------------------------

                                                                     $           5,886,296
                                                                     ---------------------------
NET INCOME PER LIMITED PARTNER UNIT
   (608 Units)                                                       $               9,197
                                                                     ---------------------------

    The accompanying notes are an integral part of this financial statement.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                      For the Year Ended December 31, 1998



                                       General Partner     Limited Partners         Total
                                     ------------------   ------------------   ---------------
Balance, December 31, 1997             $    3,423,423      $    26,016,472     $   29,439,895
    Capital distributions                    (416,000)          (4,438,405)        (4,854,405)
    Net Income                                294,315            5,591,981          5,886,296
                                     ---------------------------------------------------------
Balance, December 31, 1998             $    3,301,738      $    27,170,048     $   30,471,786
                                     ---------------------------------------------------------


    The accompanying notes are an integral part of this financial statement.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                             STATEMENT OF CASH FLOWS
                      For the Year Ended December 31, 1998


                                                                                         1998
                                                                                    -------------
OPERATING ACTIVITIES
   Net Income                                                                       $  5,886,296
   Noncash items:
    Depreciation and amortization                                                      4,293,394
    Amortization of deferred financing costs as interest expense                         385,678
Working capital changes:
   Due from Residence Inn by Marriott, Inc.                                             (308,700)
   Accounts payable and accrued expenses                                                 177,369
                                                                                    ------------

      Cash provided by operations                                                     10,434,037

INVESTING ACTIVITIES
   Additions to property and equipment                                                (1,442,258)
   Change in restricted cash                                                                 -
   Changes in property improvement fund, net                                            (439,106)
                                                                                    ------------

      Cash (used in) provided by investing activities                                 (1,881,364

FINANCING ACTIVITIES
   Capital distributions                                                              (4,854,405)
   Payment of financing costs                                                            (88,782)
   Repayment of mortgage principal                                                      (837,013)
   (Repayments of) proceeds from note payable to Host Marriott Corporation                     -
                                                                                    ------------

      Cash used in financing activities                                               (5,780,200)

INCREASE IN CASH AND CASH EQUIVALENTS                                                  2,772,473

CASH AND CASH EQUIVALENTS, Beginning of year                                           3,701,029

CASH AND CASH EQUIVALENTS, end of year                                              $  6,473,502

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

      Cash paid for interest                                                        $  5,758,000
                                                                                    ------------


    The accompanying notes are an integral part of this financial statement.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS


Note 1. The Partnership

  Description of the Partnership

     Marriott Residence Inn USA Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed to acquire, own and operate 11 Residence Inn by Marriott hotels (the "Inns"). The Inns are located in eight states and have a total of 1,294 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly-owned subsidiary of Marriott International, Inc. ("MII"), as part of the Residence Inn by Marriott hotel system.

     The Partnership was formed on August 21, 1991 and operations commenced on December 30, 1991 (the "Closing Date"). On the Closing Date, the Inns were contributed to the Partnership pursuant to the terms of a contribution agreement between Host Marriott, the Manager, several wholly-owned subsidiaries of Host Marriott (collectively, the "Contributing Limited Partners") and the Partnership. In consideration for their contribution, the Contributing Limited Partners received 608 limited partner interests ("Units"), representing a 95% interest, and the proceeds of a $58,000,000 mortgage loan (see Note 5). The General Partner contributed $3,200,000 for a 5% interest in the Partnership.

     On June 30, 1992 (the "Initial Equity Closing Date"), the Contributing Limited Partners transferred 170 Units to non-Host Marriott investors. All remaining Units were transferred between December 31, 1992 and December 2, 1994. For U.S. Federal income tax reporting purposes (IRC Section 708(b)(1)(B)), a termination of the Partnership occurred on March 15, 1993 (the "Remeasurement Date") as a result of the sale of 50% of the interests in the Partnership's capital and profits in the previous twelve months. As a result of the termination, for tax purposes, the Partnership was treated as distributing its properties to the partners who immediately thereafter contributed the properties to a new partnership. There were no adjustments made to these financial statements as a result of this termination. However, on a tax basis, under applicable U.S. Federal income tax regulations, the carrying value of the property and equipment were adjusted to reflect its fair market value on the Remeasurement Date.

     On April 17, 1998, Host Marriott Corporation ("Host Marriott"), the parent of RIBM Three LLC, the sole general partner of the partnership (the "General Partner"), announced that its Board of Directors authorized the Company to reorganize its business operations to qualify as a real estate investment trust ("REIT") to become effective as of January 1, 1999 (the "REIT Conversion"). On December 29, 1998, Host Marriott announced that it had completed substantially all the steps necessary to complete the REIT Conversion, including spinning off Crestline Capital Corporation, to the shareholders of Host Marriott, ("Crestline Capital") and expected to qualify as a REIT under the applicable Federal income tax laws beginning January 1, 1999. Subsequent to the REIT Conversion, Host Marriott is referred to as Host REIT. In connection with the REIT Conversion, Host REIT contributed substantially all of its hotel assets to a newly formed partnership, Host Marriott L.P. ("Host LP").

     On December 24, 1998, in connection with Host Marriott's conversion to a real estate investment trust (the "Conversion"), the name of the general partner changed from Marriott RIBM Three Corporation to RIBM Three LLC. Prior to the Conversion, the General Partner was a wholly-owned subsidiary of Host Marriott. Pursuant to the Conversion, Host Marriott contributed a 1% Class A managing interest in the General Partner to Host Marriott L.P., and a 99% Class B interest in the General Partner to Rockledge Hotel Properties, Inc., a non-controlled subsidiary of Host Marriott L.P. In March 1999, Crestline Capital purchased a 74% limited partner interest in the Partnership for $34.4 million from the limited partners.

  Partnership Allocations and Distributions

     Pursuant to the terms of the partnership agreement, Partnership allocations, for U.S. Federal income tax purposes, and distributions subsequent to the Initial Equity Closing Date are generally made as follows:

          a. Cash available for distribution will generally be distributed (i) first, 100% to the limited partners, until the limited partners have received, with respect to such year, an amount equal to 11% of their average daily outstanding Net Invested Capital, defined as the excess of capital contributions over cumulative distributions of net refinancing and/or sales proceeds ("Capital Receipts"); (ii) second, 100% to the General Partner until the General Partner has received, with respect to such year, an amount equal to 11% of Net Invested Capital; (iii) third, 5% to the General Partner and 95% to the limited partners, until the partners have received cumulative distributions of Capital Receipts equal to the partners' capital contributions; and (iv) thereafter, 15% to the General Partner and 85% to the limited partners.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

          b. Capital Receipts not retained by the Partnership will be distributed (i) first, 100% to the limited partners until the limited partners have received an amount equal to the unpaid portion of a 14% return on Net Invested Capital; (ii) second, 100% to the limited partners until the partners have received cumulative distributions of Capital Receipts equal to their capital contributions; (iii) third, 100% to the General Partner until the General Partner has received an amount equal to the unpaid portion of a 14% return on Net Invested Capital; (iv) fourth, 100% to the General Partner until the General Partner has received cumulative distributions of Capital Receipts equal to its capital contribution; and (v) thereafter, 15% to the General Partner and 85% to the limited partners.

          c. Proceeds from the sale of substantially all of the assets of the Partnership will be distributed to the partners in accordance with their capital account balances as adjusted to take into account gain or loss resulting from such sale.

          d. Net profits will generally be allocated to the partners in proportion to the distributions of cash available for distribution; however, the General Partner will not be allocated less than 1%.

          e. Net losses will generally be allocated 5% to the General Partner and 95% to the limited partners.

          f. Gain recognized by the Partnership will generally be allocated (i) first, to all partners whose capital accounts have negative balances until such balances are brought to zero; (ii) next, to all partners in the amount necessary to bring their respective capital account balances to an amount equal to their Net Invested Capital plus a 14% return on Net Invested Capital; and (iii) thereafter, in amounts necessary to bring the ratio of the General Partner and limited partners' capital account balances in excess of capital priority amounts, as defined, to 15% and 85%, respectively.

          g. Losses recognized by the Partnership will generally be allocated
     (i) first, 85% to limited partners and 15% to the General Partner until positive capital account balances in excess of capital priority amounts, as defined, have been eliminated; (ii) next, to all partners whose capital accounts have positive balances until such balances have been eliminated; and (iii) thereafter, 100% to the General Partner.

     For financial reporting purposes, net profits and losses are allocated among partners based upon their stated interests in cash available for distributions.

Note 2. Summary of Significant Accounting Policies

  Basis of Accounting

        The Partnership's records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

  Cash and Cash Equivalents

     The Partnership considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

  Property and Equipment

     Property and equipment is recorded at cost. Property and equipment contributed by Host Marriott and its affiliates has been recorded at its carryover basis. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:


          Buildings and improvements                           40 years
          Furniture and equipment                            4-10 years


     All property and equipment is pledged as security for the mortgage debt described in Note 3.

     The Partnership assesses impairment of its real estate properties based on whether estimated undiscounted future cash flows from such properties on an individual property basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

  Restricted Cash Reserve

     A restricted cash reserve was available to support distributions to the limited partners if, and to the extent, cash distributions for any year through 1996 otherwise would be insufficient to provide the limited partners an annualized return on the limited partners' capital contributions equal to 11% for 1996 and 10.75% for 1995. The remaining balance in the restricted cash reserve at February 15, 1997 became part of the Partnership's general working capital and was used to repay the note payable due to Host Marriott.

  Deferred Financing Costs

     Deferred financing costs represent the costs incurred in connection with obtaining the mortgage debt and amendments and are amortized using the straight-line method, which approximates the effective interest method, over the term of the loan. The Partnership paid $88,782 in financing costs during the year ended December 31, 1998 in connection with the extension of the mortgage debt.

  Revenues and Expenses

    Revenues primarily represent gross revenues generated by the Inns.

    On November 20, 1997, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") reached a consensus on EITF 97-2 "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

    The Partnership assessed the impact of EITF 97-2 on its financial statements and determined that EITF 97-2 requires the Partnership to include property-level revenues and operating expenses of its Inns in its Statement of Operations. The Partnership has given retroactive effect to the adoption of EITF 97-2 in the accompanying statement of operations. Application of EITF 97-2 to the financial statements for the year ended December 31, 1998 increased both revenues and operating expenses by approximately $19.5 million, and had no impact on operating profit or net income.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

  Interest Rate Swap Agreement

    The Partnership entered into an interest rate swap agreement to convert certain portions of its variable rate debt to a fixed rate basis. The interest rate differential to be paid or received on the interest rate swap agreement is accrued as interest rates change and is recognized as an adjustment to interest expense.

  Income Taxes

    Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes, but rather, allocates its profits and losses to the individual partners. Significant differences exist between the net income for financial reporting purposes and the net income as reported in the Partnership's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods, shorter depreciable lives for the assets, differences in the timing of recognition of certain fees and straight-line rent adjustments. As a result of these differences, the excess of the tax basis in Partnership net liabilities over the Partnership net liabilities reported in the accompanying financial statements is $7,218,000 as of December 31, 1998.

Note 3.   Debt

  Term Loan

    On the Closing Date, the Partnership entered into a loan agreement with a life insurance company, as lead lender and servicer, to provide $58,000,000 of non-recourse debt (the "Term Loan"). The Term Loan was amortized on the basis of a 25-year amortization schedule which commenced in March 1994 and matured on December 31, 1998.

    The Term Loan was evidenced by (i) promissory notes aggregating $31,000,000 (the "Fixed Rate Notes") which bore interest at a fixed rate of 9.66% per annum and (ii) promissory notes aggregating $27,000,000 (the "Floating Rate Notes") which bore interest at 1.85 percentage points over the three-month London Interbank Offered Rate. On the Closing Date, the Partnership entered into an interest rate swap agreement (the "Swap Agreement") with a third party to effectively fix the interest rate on the Floating Rate Notes at 9.66% per annum until maturity of the Term Loan. The counterparty's obligations under the Swap Agreement were guaranteed by the parent company of the counterparty, a national investment banking institution. There was no nonperformance by the counterparty during the term of the agreement. The Partnership's obligations under the Swap Agreement were secured by a pledge of collateral by the General Partner. The Swap Agreement expired on December 31, 1998.

    On December 31, 1998, the Term Loan was amended such that its maturity date was extended from December 31, 1998 to December 31, 1999. The Term Loan was extended for only one year in anticipation of a possible sale of the Partnership's hotels in 1999. As a result of the Amendment, the Fixed Rate Notes and Floating Rate Notes were consolidated into a single indebtedness in the principal amount of $54,628,029 (the "Amended Term Loan"). The Amended Term Loan bears interest at 3.3 percentage points over the three-month LIBOR (the "Contract Rate"). The Contract Rate in effect on December 31, 1998 was 8.6%. On the Amendment date, the Partnership made the following payments: (1) $529,740 in interest due and payable on the Term Loan, (2) a $50,000 underwriting fee payable in connection with the Amendment, and (3) $38,782 in legal fees. Beginning February 1, 1999, monthly principal payments of $75,000 will be made on the Amended Term Loan, in addition to monthly interest payments calculated on the basis of the Contract Rate and the outstanding principal balance. All unpaid principal and interest is due at the maturity of the Amended Term Loan on December 31, 1999.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

    The Amended Term Loan is secured by first mortgages on the Partnership's fee or leasehold interest in ten of the Inns (the "Term Loan Inns"), a security interest in all personal property associated with the Term Loan Inns including furniture and equipment, inventory, contracts and other general intangibles, and an assignment of the Partnership's rights under the management agreement.

  Raleigh Mortgage Loan

    On the Closing Date, the Partnership assumed one of the Contributing Limited Partner's obligations under a nonrecourse mortgage loan in the original principal amount of $5,900,000 with respect to the Raleigh Inn. The loan carried a fixed interest rate of 10.25% and required monthly payments of interest and principal, based on a 30-year amortization schedule, until maturity on July 1, 1996. On July 1, 1996, the Raleigh Mortgage Loan was fully repaid with proceeds advanced under a loan from Host Marriott.

  Note Payable to Host Marriott

    On July 1, 1996, the Raleigh Mortgage Loan was repaid in full with proceeds of a $5,392,667 unsecured nonrecourse loan from Host Marriott. Interest on the loan accrues at prime plus one percent. The loan matured on April 30, 1997 with the entire balance due at that time. The Partnership repaid the loan with funds released from the restricted cash reserve and cash from Partnership operating activity.

Note 4.   Management Agreement

    The Manager operates the Inns pursuant to a long-term management agreement with an initial term expiring December 30, 2011. The Manager has the option to extend the agreement on one or more Inns for up to five 10-year terms. The Manager earns a base management fee equal to 2% of the Inns' gross revenues, which is subordinate to payment of qualifying debt service payments, a provision for Partnership administrative expenses and retention by the Partnership of annual cash flow from operations of $7,040,000. The Manager is also entitled to an incentive management fee equal to 20% of operating profit, as defined, in excess of $9,500,000 for each calendar year. The incentive management fee is payable out of 50% of cash flow from operations remaining after payment of debt service, provision for Partnership administrative expenses, retention by the Partnership of annual cash flow from operations of $7,040,000, payment of current base management fees, payment of amounts due pursuant to any loans from Host Marriott and deferred base management fees. Through December 31, 1996, base and incentive management fees not paid currently were waived by the Manager. Subsequent to December 31, 1996, any base and incentive management fees not paid are earned by the Manager and have been accrued by the Partnership. For the years ended December 31, 1998, $815,280 of base management fees and $436,798 of incentive management fees, respectively, were paid to the Manager. As of December 31, 1998, $1,068,122 in incentive management fees were deferred.

    The management agreement also provides for a Residence Inn system fee equal to 4% of suite revenues. In addition, the Manager is reimbursed for each Inn's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operation of a toll-free reservation system. Each Inn contributes 2.5% of suite revenues to the marketing fund. For the years ended December 31, 1998, the Partnership paid Residence Inn system fees of $1,550,666, reimbursed the Manager for $962,145 of Chain Services and contributed $969,166 to the marketing fund. The Partnership is required to provide the Manager with working capital to meet the operating needs of the Inns.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

    The management agreement also provides for the establishment of a property improvement fund for the Inns. Contributions to the property improvement fund are equal to 5% of gross revenues of each Inn. During 1998, the Partnership contributed $2,038,199 to the property improvement fund.

Note 5.   Meriden Ground Lease

    On the Closing Date, the Partnership assumed all of Host Marriott's rights and obligations as tenant under the ground lease with respect to the land on which the Meriden Inn is located. The initial term of the ground lease will expire on August 14, 2013. The Partnership will have the option to extend the term thereof for up to ten consecutive periods of five years each. Rent for the initial term in the amount of $1,200,000 was prepaid by Host Marriott and is amortized on a straight-line basis over the initial term of the lease. Rent after the initial term will be prepaid in varying amounts at the beginning of each applicable extended term.

Note 6.   Sale of the Inns (unaudited), Subsequent to Date of Auditor's Report

    On September 28, 2001, ten of the Residence Inns owned by the Partnership were sold for a purchase price of approximately $119 million.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE PARTNERS OF MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP:

   We have audited the accompanying balance sheets of Marriott Residence Inn Limited Partnership (a Delaware limited partnership) as of December 31, 2001 and 2000, and the related statements of operations, changes in partners' capital and cash flows for each of the three fiscal years in the period ended December 31, 2001. These financial statements are the responsibility of the general partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marriott Residence Inn Limited Partnership as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three fiscal years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

                                          /s/  ARTHUR ANDERSEN LLP

Vienna, Virginia
April 1, 2002

                                BALANCE SHEETS

                  MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP
                          DECEMBER 31, 2001 AND 2000
                                (in thousands)

                                                                      2001      2000
                                                                    --------  ---------
ASSETS
Property and equipment, net........................................ $134,121   $137,497
Due from Residence Inn by Marriott, Inc............................    2,142      2,160
Property improvement fund..........................................    4,249      2,889
Deferred financing costs, net of accumulated amortization..........      363        835
Cash and cash equivalents..........................................   16,238     10,755
                                                                    --------  ---------
                                                                    $157,113  .$154,136
                                                                    ========  =========
LIABILITIES and PARTNERS' CAPITAL
LIABILITIES
   Mortgage debt................................................... $ 92,596   $ 98,213
   Incentive management fees due to Residence Inn by Marriott, Inc.    6,713      3,626
   Accounts payable and accrued expenses...........................      379        277
                                                                    --------  ---------
       Total Liabilities...........................................   99,688    102,116
                                                                    --------  ---------
PARTNERS' CAPITAL
 General Partner
   Capital contribution............................................      663        663
   Capital distributions...........................................     (436)      (436)
   Cumulative net income...........................................      424        370
                                                                    --------  ---------
                                                                         651        597
                                                                    --------  ---------
 Limited Partners
   Capital contribution............................................   58,050     58,050
   Capital distributions...........................................  (43,233)   (43,233)
   Cumulative net income...........................................   41,957     36,606
                                                                    --------  ---------
                                                                      56,774     51,423
                                                                    --------  ---------
       Total Partners' Capital.....................................   57,425     52,020
                                                                    --------  ---------
                                                                    $157,113   $154,136
                                                                    ========  =========

  The accompanying notes are an integral part of these financial statements.

                           STATEMENTS OF OPERATIONS

                  MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP
          For the Fiscal Years Ended December 31, 2001, 2000 and 1999
                    (in thousands, except per Unit amounts)

                                                                          2001      2000      1999
                                                                        --------  --------  --------
REVENUES
 Suites................................................................ $ 61,423  $ 66,044  $ 63,112
 Other operating departments...........................................    2,621     3,154     3,086
                                                                        --------  --------  --------
   Total revenues......................................................   64,044    69,198    66,198
                                                                        --------  --------  --------
OPERATING COSTS AND EXPENSES
 Suites................................................................   13,084    14,529    14,078
 Other department costs and expenses...................................    1,455     1,790     2,889
 Selling, administrative and other.....................................   16,668    17,362    15,290
 Depreciation..........................................................    6,479     6,362     6,952
 Incentive management fee..............................................    3,375     4,892     3,521
 Residence Inn system fee..............................................    2,457     2,642     2,524
 Property taxes........................................................    2,460     2,460     2,230
 Base management fee...................................................    1,281     1,384     1,324
 Equipment rent and other..............................................    1,892     1,128       913
                                                                        --------  --------  --------
                                                                          49,151    52,549    49,721
                                                                        --------  --------  --------
OPERATING PROFIT.......................................................   14,893    16,649    16,477
 Interest expense......................................................  (10,152)  (10,700)  (11,315)
 Interest income.......................................................      664       690       304
                                                                        --------  --------  --------
INCOME BEFORE EXTRAORDINARY ITEMS......................................    5,405     6,639     5,466
 Extraordinary gain on the forgiveness of deferred incentive management
   fees................................................................       --    29,781        --
                                                                        --------  --------  --------
NET INCOME............................................................. $  5,405  $ 36,420  $  5,466
                                                                        ========  ========  ========
ALLOCATION OF NET INCOME
 General Partner....................................................... $     54  $    364  $     55
 Limited Partners......................................................    5,351    36,056     5,411
                                                                        --------  --------  --------
                                                                        $  5,405  $ 36,420  $  5,466
                                                                        ========  ========  ========
NET INCOME PER LIMITED PARTNER UNIT (65,600 Units)..................... $     82  $    550  $     83
                                                                        ========  ========  ========


  The accompanying notes are an integral part of these financial statements.

                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                  MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP

          For the Fiscal Years Ended December 31, 2001, 2000 and 1999
                                (in thousands)

                                         General Limited
                                         Partner Partners  Total
                                         ------- -------- -------
              Balance, December 31, 1998  $178   $ 9,956  $10,134
                 Net income.............    55     5,411    5,466
                                          ----   -------  -------
              Balance, December 31, 1999   233    15,367   15,600
                 Net income.............   364    36,056   36,420
                                          ----   -------  -------
              Balance, December 31, 2000   597    51,423   52,020
                 Net income.............    54     5,351    5,405
                                          ----   -------  -------
              Balance, December 31, 2001  $651   $56,774  $57,425
                                          ====   =======  =======

  The accompanying notes are an integral part of these financial statements.

                           STATEMENTS OF CASH FLOWS

                  MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP

          For the Fiscal Years Ended December 31, 2001, 2000 and 1999
                                (in thousands)

                                                                 2001      2000     1999
                                                                -------  --------  -------
OPERATING ACTIVITIES
   Net income.................................................. $ 5,405  $ 36,420  $ 5,466
   Extraordinary gain on the forgiveness of deferred incentive
     management fees...........................................      --   (29,781)      --
   Depreciation................................................   6,479     6,362    6,952
   Deferral of incentive management fees due to
     Residence Inn by Marriott, Inc............................   3,087     3,626    2,752
   Amortization of deferred financing costs as interest........     472       472      472
   Loss on dispositions of property and equipment..............       1         8       14
   Changes in operating accounts:
       Due from Residence Inn by Marriott, Inc.................      18      (176)      57
       Accounts payable and accrued expenses...................     102       (35)    (794)
                                                                -------  --------  -------
Cash provided by operating activities..........................  15,564    16,896   14,919
                                                                -------  --------  -------
INVESTING ACTIVITIES
   Additions to property and equipment.........................  (3,104)   (5,075)  (5,475)
   Change in property improvement fund.........................  (1,360)   (2,022)    (644)
                                                                -------  --------  -------
Cash used in investing activities..............................  (4,464)   (7,097)  (6,119)
                                                                -------  --------  -------
FINANCING ACTIVITIES
   Principal payments on mortgage debt.........................  (5,617)   (5,069)  (6,802)
                                                                -------  --------  -------
Cash used in financing activities..............................  (5,617)   (5,069)  (6,802)
                                                                -------  --------  -------
INCREASE IN CASH AND CASH EQUIVALENTS..........................   5,483     4,730    1,998
CASH AND CASH EQUIVALENTS at beginning of year.................  10,755     6,025    4,027
                                                                -------  --------  -------
CASH AND CASH EQUIVALENTS at end of year....................... $16,238  $ 10,755  $ 6,025
                                                                =======  ========  =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid for mortgage interest............................. $ 9,680  $ 10,228  $11,770
                                                                =======  ========  =======

  The accompanying notes are an integral part of these financial statements.

                  MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  The Partnership

  Description of the Partnership

   Marriott Residence Inn Limited Partnership, a Delaware limited partnership, was formed on March 29, 1988 to acquire, own and operate 15 Residence Inn by Marriott hotels and the land on which the Inns are located. The Inns are located in seven states in the United States: four in Ohio, three in California, three in Georgia, two in Missouri and one in each of Illinois, Colorado and Michigan, and as of December 31, 2001, have a total of 2,130 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly-owned subsidiary of Marriott International, Inc. ("Marriott International"), as part of the Residence Inn by Marriott hotel system.

   The partnership was formed through a public offering of 65,600 limited partnership units in 1988. The sole general partner, with a 1% interest, is RIBM One LLC (the "General Partner"), a Delaware single member limited liability company, which is owned directly and indirectly by Host Marriott, L.P. ("Host LP") as of December 31, 2001. See Note 8 Subsequent Events for other changes in ownership.

  Partnership Allocations and Distributions

   Net profits for Federal income tax purposes are generally allocated to the partners in proportion to the distributions of cash available for distribution. The partnership generally distributes cash available for distribution as follows: (i) first, 99% to the limited partners and 1% to the general partner, until the partners have received, with respect to such year, an amount equal to 10% of their Net Capital Investment, defined as the excess of original capital contributions over cumulative distributions of net refinancing and sales proceeds ("Capital Receipts"); (ii) second, remaining cash available for distribution will be distributed as follows, depending on the amount of Capital Receipts previously distributed:

   (a) 99% to the limited partners and 1% to the general partner, if the partners have received aggregate cumulative distributions of Capital Receipts of less than 50% of their original capital contributions; or

   (b) 85% to the limited partners and 15% to the general partner, if the partners have received aggregate cumulative distributions of Capital Receipts equal to or greater than 50% but less than 100% of their original capital contributions; or

   (c) 70% to the limited partners and 30% to the general partner, if the partners have received aggregate cumulative distributions of Capital Receipts equal to 100% or more of their original capital contributions.

   Losses and net losses are allocated 99% to the limited partners and 1% to the general partner.

   Capital Receipts not retained by the partnership will generally be distributed (i) first, 99% to the limited partners and 1% to the general partner until the partners have received cumulative distributions from all sources equal to a cumulative simple return of 12% per annum on their Net Capital Investment, as defined, and an amount equal to their contributed capital, payable only from Capital Receipts; (ii) next, if the Capital Receipts are from a sale, 100% to the general partner until it has received 2% of the gross proceeds from the sale; and (iii) thereafter, 70% to the limited partners and 30% to the general partner.

   Gains will generally be allocated (i) first, to those partners whose capital accounts have negative balances until such negative balances are brought to zero; (ii) second, to all partners in amounts necessary to bring each of their respective capital account balances equal to their Invested Capital, as defined, plus a 12% return on such Invested Capital; (iii) next, to the general partner in an amount necessary to bring the general partner's capital account balance to an amount which is equal to 2% of the gross proceeds from the sale; and (iv) thereafter, 70% to the limited partners and 30% to the general partner.

                  MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP

   Proceeds from the sale of substantially all of the assets of the partnership will be distributed to the partners in accordance with their capital account balances as adjusted to take into account the gain or loss resulting from such sale.

   For financial reporting purposes, profits and losses are allocated among the partners based upon their stated interests in cash available for distribution.

Note 2.  Summary of Significant Accounting Policies

  Basis of Accounting

   The partnership's records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

  Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

   Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                    Land improvements.........      40 years
                    Buildings and improvements      40 years
                    Furniture and equipment... 3 to 10 years

   All property and equipment is pledged as security for the mortgage debt.

   The partnership assesses impairment of its real estate properties based on whether estimated undiscounted future cash flows from such properties on an individual property basis will be less than the net book value of the property. If a property is impaired, its basis is adjusted to fair market value. There were no such adjustments required at December 31, 2001 or 2000.

  Income Taxes

   Provision for Federal and state income taxes has not been made in the accompanying financial statements since the partnership does not pay income taxes but rather allocates its profits and losses to the partners. Significant differences exist between the net income or loss for financial reporting purposes and the net income or loss reported in the partnership's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets and differences in the timing of the recognition of base and incentive management fees. As a result of these differences, the partnership's net assets reported in the accompanying financial statements is less than the tax basis of such net assets by $409,000 as of December 31, 2001. As of December 31, 2000, the tax basis of net assets was less than the net assets reported in the accompanying financial statements by $3,675,000.

                  MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP

  Deferred Financing Costs

   Deferred financing costs represent the costs incurred in connection with the mortgage debt refinancing and are amortized using the straight-line method over the term of the loan. At December 31, 2001 and 2000, deferred financing costs, net of accumulated amortization, totaled $363,000 and $835,000, respectively. Amortization of deferred financing costs totaled $472,000 in both 2001 and 2000.

  Cash and Cash Equivalents

   The partnership considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

  Reclassifications

   Certain reclassifications were made to the prior year financial statements to conform to the 2001 presentation.

  Application of New Accounting Standards

   In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets SFAS No. 121" to determine when a long-lived asset should be classified as held for sale, among other things. Those criteria specify that the asset must be available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such assets, and the sale of the asset must be probable, and its transfer expected to qualify for recognition as a completed sale, within one year. This Statement is effective for fiscal years beginning after December 15, 2001. The Partnership does not believe implementation of the standard will have a material effect on the Partnership.

Note 3.  Litigation Settlement

   In September 2000, the general partner, Marriott International, Inc., and related defendants closed on the settlement of a lawsuit filed by limited partners from seven limited partnerships, including the partnership's limited partners ("Litigation Settlement"). In accordance with the terms of the settlement, the defendants made cash payments of approximately $152 per unit to the limited partners, in exchange for dismissal of the litigation and a complete release of all claims. In addition to these cash payments, the Manager agreed to forgive $29.8 million of deferred incentive management fees payable by the partnership, which is reflected as an extraordinary gain in the statement of operations for the year ended December 31, 2000.

Note 4.  Property And Equipment

   Property and equipment consists of the following as of December 31 (in thousands):

                                               2001      2000
                                             --------  --------
               Land and improvements........ $ 46,441  $ 46,441
               Buildings and improvements...  126,717   123,898
               Furniture and equipment......   31,119    29,429
               Construction in progress.....      800     2,273
                                             --------  --------
                                              205,077   202,041
               Less accumulated depreciation  (70,956)  (64,544)
                                             --------  --------
                                             $134,121  $137,497
                                             ========  ========

                  MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP

Note 5.  Estimated Fair Values Of Financial Instruments

   The estimated fair values of financial instruments are shown below (in thousands). The fair value of financial instruments not included in this table are estimated to be equal to their carrying amounts.

                              As of December 31, 2001 As of December 31, 2000
                              ----------------------- -----------------------
                                            Estimated               Estimated
                               Carrying       Fair     Carrying       Fair
                                Amount        Value     Amount        Value
                              --------      --------- --------      ---------
         Senior mortgage debt $71,593        $70,997  $75,731        $76,796
         Second mortgage debt $21,003        $21,772  $22,482        $25,080

   The estimated fair values of debt obligations are based on the expected future debt service payments discounted at risk adjusted rates.

Note 6.  Mortgage Debt

   The partnership's mortgage debt is comprised of a $100 million note (the "Senior Mortgage") which bears interest at a fixed rate of 8.6% and a $30 million note (the "Second Mortgage") which bears interest at a fixed rate of 15.25% for a blended interest rate of 10.13%. Both the Senior Mortgage and Second Mortgage require monthly payments of principal and interest and mature on September 30, 2002. During 2001 and 2000, the partnership made principal payments of $4.1 million and $3.8 million on the Senior Mortgage and $1.5 million and $1.3 million on the Second Mortgage, respectively. At December 31, 2001, the outstanding principal balance of the Senior Mortgage was $71.6 million and the outstanding principal balance of the Second Mortgage was $21.0 million. At December 31, 2000, the outstanding principal balance of the Senior Mortgage was $75.7 million and the outstanding principal balance of the Second Mortgage was $22.5 million.

   The mortgage debt is expected to be refinanced at maturity by the partnership.

   Both the Senior Mortgage and the Second Mortgage are secured by the Inns, the land on which they are located, a security interest in all personal property associated with the Inns including furniture and equipment, inventory, contracts and other general intangibles and an assignment of the partnership's rights under the management agreement.

Note 7.  Management Agreement

   The Manager operates the Inns pursuant to a long-term management agreement with an initial term expiring December 28, 2007. The Manager has the option to extend the agreement on one or more of the Inns for up to five 10-year terms. The partnership may terminate the management agreement if, during any three consecutive years after 1992, specified minimum operating results are not achieved. However, the Manager may prevent termination by paying to the partnership the amount by which the minimum operating results were not achieved. The Manager earns a base management fee equal to 2% of gross sales. Base management fees are paid currently.

   In addition, the Manager is entitled to an incentive management fee equal to 15% of operating profit, as defined (20% in any year in which operating profit is equal to or greater than $23.5 million). In 2001 and 1999, incentive management fees were calculated as 15% of operating profit. However, in 2000, incentive management fees were calculated as 20% of operating profit. The incentive management fee is payable out of 50% of cash flow from operations remaining after payments of qualifying debt service, retention by the partnership of annual cash flow from operations of $6,626,263 and the deferred base management fee. If the partnership retains an

                  MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP additional 5% return, the incentive management fee is payable out of 75% of the remaining cash flow from operations. Incentive management fees earned are payable in the future from operating cash flow, as defined. Unpaid incentive management fees are paid from cash flow available for incentive management fees following payment of the then current incentive management fees. For the years ended December 31, 2001, 2000, and 1999, $3.4 million, $4.9 million and $3.5 million, respectively, in incentive management fees were earned, of which $0.3 million, $1.3 million and $.8 million, respectively, were paid. As of December 31, 2001 and 2000, deferred incentive management fees were $6.7 million and $3.6 million, respectively. In connection with the Litigation Settlement, the Manager waived $29.8 million of deferred incentive management fees, which was recognized as an extraordinary gain during 2000.

   The management agreement also provides for annual payments of the Residence Inn system fee equal to 4% of gross suite sales from the Inns. In addition, the Manager is reimbursed for each inn's pro rata share of the actual costs and expenses incurred by the Manager in providing certain chain services on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional, and public relations materials and programs, and operating a toll-free reservation system. Each inn contributes 2.5% of suite sales to the marketing fund. For the years ended December 31, 2001, 2000 and 1999, respectively, the partnership paid a Residence Inn system fee of $2.5 million, $2.6 million and $2.5 million, reimbursed the Manager $1.2 million, $1.3 million and $1.3 million for chain services, and contributed $1.5 million, $1.7 million and $1.6 million to the marketing fund.

   In addition, the Inns participate in Marriott International's Marriott's Rewards Program ("MRP"). The costs of this program are based upon the MRP sales at each hotel. MRP costs were $221,000, $283,000 and $224,000 in 2001, 2000, and 1999, respectively. Chain services, contributions to the marketing fund and MRP costs are included in selling, administrative and other expenses in the accompanying statement of operations.

   The partnership is required to provide the Manager with working capital to meet the operating needs of the Inns. The Manager converts cash advanced by the partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables that are maintained and controlled by the Manager. Upon termination of the management agreement, the working capital will be returned to the partnership. The individual components of working capital controlled by the Manager are not reflected in the partnership's balance sheet. As of December 31, 2001 and 2000, $775,000 has been advanced to the Manager for working capital and is included in Due from Residence Inn by Marriott, Inc. on the accompanying balance sheets.

   The management agreement provides for the establishment of a property improvement fund to provide for the replacement of furniture, fixtures and equipment ("FF&E") at the Inns. Total contributions during 2001, 2000 and 1999 were $3.5 million, $5.0 million and $5.1 million, respectively. Based on capital budgets, it was determined that the property improvement fund was insufficient beginning in 1998, primarily due to the need to complete total suite refurbishments at the majority of the Inns in the next several years. To reduce this shortfall, the partnership increased the contribution rate to the property improvement fund beginning in 1999 to 5.5% of gross Inn revenues. In 2000 and 1999, the contributions include additional cash contributions provided by the partnership of $1,200,000 and $1,450,000, respectively.

Note 8.    Subsequent Events

   Pursuant to an Agreement and Plan of Merger dated as of November 28, 2001, the general partner of the partnership and others agreed upon a merger between the partnership and a subsidiary of Apple Hospitality Two, Inc. that would, in essence, effect Apple Hospitality Two Inc.'s acquisition, through subsidiaries, of the partnership. There were a number of conditions to the transaction, including approval by the holders of a majority of the limited partnership interests of the partnership. All conditions were met, and the transaction closed on March 29, 2002. The partnership is now a wholly-owned, indirect subsidiary of Apple Hospitality Two, Inc.

                                   APPENDIX A

                             SUBSCRIPTION AGREEMENT

To:  Apple Hospitality Two, Inc.
10 South Third Street
Richmond, VA 23219 Gentlemen:

Gentlemen:

    By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Hospitality Two, Inc. ("REIT") at a purchase price of and 00/100 Dollars ($ ) per Unit. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

        (a) acknowledge receipt of a copy of the Prospectus of Apple Hospitality Two, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

        (b) represent that I am (we are) of majority age;

        (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

        (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($125,000 in the case of New Hampshire purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky and North Carolina purchasers and $250,000 in the case of New Hampshire purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

        (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

        (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

        (g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

    To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

        (H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

          1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

          2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

          3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

          4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

          5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

          6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

    THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                           APPLE HOSPITALITY TWO, INC.

                  SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1.  Social Security Number(s)______________________________

    Tax ID Number(s)_______________________________________

    Account # (If applicable)______________________________

2.  Name(s) in which shares are to be registered:
______________________________________________________

3.  Manner in which title is to be held (Please check one).

[_] Individual              [_] Joint Tenants WROS        [_] Corporation       [_] Community Property
[_] Tenants in Common       [_] Partnership               [_] Trust

[_] As Custodian for ___________________________________________

[_] For Estate of ______________________________________________

[_] Other ______________________________________________________

4.  Address for correspondence _______________________________________________

__________________________________________________

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. [_] Yes [_] No

6.  Amount of Investment $       for       Units (Investment must be for a
    minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed). [_] Liquidate funds from money market [_] Check enclosed

7.  Instructions for cash distributions  [_] Deposit to money market   [_]
    Reinvest in additional Shares

8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9. Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

By Executing This Subscription Agreement, The Investor Is Not Waiving Any Rights Under The Federal Securities Laws.

    X ______________________________________________________
       Signature Date

    X ______________________________________________________
       Signature Date

10.   Broker/Dealer Information:
   _________________________           _________________________________________
X
   Registered Representative' Name     Second Registered Representative's Name
   _______________________________     _________________________________________
X

   Broker/Dealer Firm                  Registered Representative's Name
   _____________________________________________________________________________
X
    City/State/Zip                    Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

     _____________________________________________________
       Registered Representative Date

     _____________________________________________________
       General Securities Principal Date

     _____________________________________________________
       Apple Use Only Date

This Subscription Agreement and Signature page will not be an       Agreed and accepted by:
effective agreement until it is signed by a duly authorized         Apple Hospitality Two Inc.
agent of Apple Hospitality Two, Inc.                                By____________________________
                                                                    Date__________________________

                          ___________________________

    No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, any other information or representations must not be relied upon. this Prospectus does not constitute an offer in any state in which an offer may not legally be made. the delivery of this Prospectus at any time does not imply that information contained in this Prospectus has not changed as of any time after its date.

                          ____________________________
                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
Summary                                                                                                                 1
Risk Factors                                                                                                            8
Property Description                                                                                                   14
Acquisitions and Related Matters                                                                                       18
Summary of Material Contracts                                                                                          20
Use of Proceeds                                                                                                        24
Maximum Offering                                                                                                       25
Compensation                                                                                                           26
Conflicts of Interests                                                                                                 29
Investment Objectives and Policies                                                                                     32
Distributions Policy                                                                                                   35
Business                                                                                                               36
Management                                                                                                             38
Apple Suites Advisors and Apple Suites Realty                                                                          43
Principal and Management Shareholders                                                                                  49
Federal Income Tax Considerations                                                                                      50
ERISA Considerations                                                                                                   58
Capitalization                                                                                                         60
Selected Financial Data                                                                                                61
Management's Discussion and Analysis of Financial Condition and Results of Operations                                  62
Plan of Distribution                                                                                                   68
Description of Capital Stock                                                                                           71
Common Shares                                                                                                          72
Summary of Organizational Documents                                                                                    76
Sales Literature                                                                                                       78
Reports to Shareholders                                                                                                78
Legal Matters                                                                                                          78
Experts                                                                                                                78
Experience of Prior Programs                                                                                           79
Index to Financial Statements                                                                                         F-1
Management's Discussion and Analysis of Financial Condition and Results of Operations                                F-32
Residence Inn III LLC and Marriott Residence Inn USA Limited Partnership Index to Financial Statements               F-36
Subscription Agreement                                                                                         Appendix A

                           [LOGO - Apple Hospitality]

                           APPLE HOSPITALITY TWO, INC.

                           ___________________________

                                   PROSPECTUS
                           ___________________________

                          DAVID LERNER ASSOCIATES, INC.

                               AS MANAGING DEALER

                                  May 22, 2002

                          ___________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.    Other Expenses Of Issuance And Distribution.

    The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

          SEC registration fee                           $       9,200
          NASD filing fee                                       10,000
          Printing and engraving fees                          150,000
          Legal fees and expenses                              200,000
          Accounting fees and expenses                          75,000
          Blue Sky fees and expense                             40,000
          Transfer Agent and Registrar fees                     10,000
          Registrant travel expense                             10,000
          Marketing Expense Allowance                        2,500,000
          Expense reserve                                      995,800
                                                         -------------
               Total                                     $   3,150,000
                                                         -------------


Item 31.  Sales To Special Parties.

    On January 17, 2001, the Registrant sold 10 Units to Apple Suites Advisors for $100 cash.

    On January 17, 2001, Glade M. Knight, Stanley J. Olander, Jr. and
Debra A. Jones subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash.

Item 32.  Recent Sales Of Unregistered Securities.

    On January 17, 2001, the Registrant sold 10 Units to Apple Suites Advisors for $100 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

    On January 17, 2001, Glade M. Knight, Stanley J. Olander, Jr. and Ms. Jones subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash. The transactions with respect to the Class B convertible preferred shares were also exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

    The following table sets forth information concerning the offering of units (consisting of one Common Share and one Series A Preferred Share) and the use of proceeds from the prior offering as of [at least through March 31, 2002]:


            Units Registered:
        -----------------------

                      3,157,895  Units at $9.50 per Unit      $    30,000,000
                     17,000,000  Units at $10.00 per Unit         170,000,000
        -----------------------                               ---------------

Totals:              30,157,895  Units                        $   200,000,000
               Units Sold:
        -----------------------

                      3,157,895  Units at $9.50 per Unit      $    30,000,000
                     10,749,827  Units at $10.00 per Unit         107,498,266
        -----------------------                               ---------------

Totals:              13,907,721  Units                        $   137,498,266

Expenses of Issuance and Distribution of Units
   1. Underwriting discounts and commissions                                        $ 13,749,927
   2. Expenses of underwriters
   3. Direct or indirect payments to directors or officers of the Company or their associates, to ten percent shareholders, or to affiliates of the Company
   4. Fees and expenses of third parties                                                 875,957
                                                                                    ------------

   Total Expenses of Issuance and Distribution of Units                             $ 14,625,784

Net Proceeds to the Company                                                         $122,872,482
   1. Purchase of real estate (including repayment of indebtedness incurred to
      purchase real estate)                                                         $ 69,143,603
   2. Interest on indebtedness                                                           367,888
   3. Working capital                                                                 15,421,075
   4. Fees to the following (all affiliates of officers of the Company):
      a. Apple Suites Advisors                                                           170,022
      b. Apple Suites Realty                                                           2,380,000
   5. Fees and expenses of third parties:
      a. Legal                                                                           384,900
      b. Accounting                                                                        5,000
   6. Other (loan and deposit associated with potential acquisition)                $ 35,000,000
                                                                                    ------------

   Total of Application of Net Proceeds to the Company                              $122,872,488


Item 33.  Indemnification Of Directors And Officers.

    The Company will obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

    The Virginia Stock Corporation Act (the Virginia Act) permits, and the Registrant's Articles of Incorporation and Bylaws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.

Item 34.  Treatment Of Proceeds From Stock Being Registered.

    None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 35.  Financial Statements, Financial Statement Schedules And Exhibits.

  (a) Financial Statements. See Index to Financial Statements in the Prospectus.

  (b) Financial Statement Schedules:

    All financial statement schedules have been omitted because they are not applicable.

  (c) Exhibits. Except as expressly noted otherwise, the following Exhibits have been previously filed under the indicated Exhibit Numbers as part of the Registrant's previous filing on Form S-11 (SEC File No. 333-53984), as amended, and are hereby incorporated herein by this reference.

                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                      DESCRIPTION OF DOCUMENTS
----------    ------------------------------------------------------------------

       1.1 Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of selected Dealer Agreement attached as Exhibit A thereto.

       2.1 Agreement and Plan of Merger dated as of November 28, 2001 by and between Apple Hospitality Two, Inc., Marriott Residence Inn Limited Partnership, AHT Res Acquisition, L.P. and RIBM One LLC (incorporated by reference to Exhibit 2.1 as included in Current Report on Form 8-K filed on April 15, 2002)

       2.2 Certificate of Merger dated March 28, 2002 (with effective date of March 29, 2002) for merger of AHT Res Acquisition, L.P. with and into Marriott Residence Inn Limited Partnership (incorporated by reference to Exhibit 2.2 as included in Current Report on Form 8-K filed on April 15, 2002)

       3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-11 (File No. 333-53984) filed on January 19,
                2001)

       3.2    Bylaws of the Registrant. (Filed Herewith)

       4.1 First Amendment to Loan Agreement dated as of April 23, 1996 by and between Marriott Residence Inn Limited Partnership (Borrower) and German American Capital Corporation (Lender) (incorporated by reference to Exhibit 10.1 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022)

       4.2 Loan Agreement dated as of October 10, 1995 by and between Marriott Residence Inn Limited Partnership (Borrower) and German American Capital Corporation (Lender) (incorporated by reference to Exhibit 10.2 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022)

       4.3 Indemnity Agreement dated October 10, 1995 by Marriott Residence Inn Limited Partnership (Borrower) and RIBM One Corporation (collectively, the Indemnitors) in favor of German American Capital Corporation (Lender) (incorporated by reference to
                Exhibit 10.3 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022)

       4.4 Four Party Agreement dated as of October 10, 1995 by and among Marriott Residence Inn Limited Partnership (Borrower), German American Capital Corporation (Senior Lender) and Residence Inn by Marriott, Inc. (Manager) (incorporated by reference to Exhibit 10.4 to Annual Report filed on January 23, 1998; SEC File No. 033-20022)

       4.5 Loan Agreement dated as of October 10, 1995 by and between Marriott Residence Inn Limited Partnership (Borrower) and Starwood Mezzanine Investors, L.P. (Lender) (incorporated by reference to Exhibit 10.5 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022)

       4.6 Loan Agreement dated as of April 20, 1988 by and between Marriott Residence Inn Limited Partnership and The L Sanwa Bank Limited (incorporated by reference to Exhibit 10.6 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022)

       4.7 Loan Modification Agreement dated as of March 29, 2002 by and among Marriott Residence Inn Limited Partnership, AHT Res I GO, Inc., AHM Res I Limited Partnership and LaSalle Bank National Association, as Trustee for Mortgage Pass-Through Certificates Series 1996-2 (incorporated by reference to Exhibit 4.7 as included in Current Report on Form 8-K filed on April 15, 2002)

       4.8 Loan Modification Agreement dated as of March 29, 2002 by and among Marriott Residence Inn Limited Partnership, AHT Res I GP, Inc., AHM Res I Limited Partnership and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of iStar Asset Receivables Trust Collateralization Mortgage Bonds Series 2000-1 (incorporated by reference to Exhibit 4.8 as included in Current Report on Form 8-K filed on April 15, 2002)

       4.9 Security Agreement dated as of March 29, 2002 by and between AHM Res I Limited Partnership and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1 (incorporated by reference to Exhibit 4.9 as included in Current Report on Form 8-K filed on April 15, 2002)

  EXHIBIT
  NUMBER                              DESCRIPTION OF DOCUMENTS
-----------   ------------------------------------------------------------------

       4.10 First Amendment to Four Party Agreement dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership, LaSalle Bank National Association, as Trustee for Mortgage Pass-Through Certificates Series 1996-2, and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of 4.10 F iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1 (incorporated by reference to Exhibit 4.10 as included in Current Report on Form 8-K filed on April 15, 2002)

       4.11 Ratification and First Amendment to Intercreditor Agreement dated as of March 29, 202 by and between Marriott Residence Inn Limited Partnership, LaSalle Bank National Association, as Trustee for Mortgage Pass-Through Certificates Series 1996-2, and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1 (incorporated by reference to Exhibit 4.11 as included in Current Report on Form 8-K filed on April 15, 2002)

       5.1 Opinion of McGuireWoods LLP as to the legality of the securities being registered. (Filed Herewith)

       8.1    Opinion of McGuireWoods LLP as to certain tax matters. (Filed
                 Herewith)

       10.1 Advisory Agreement between the Registrant and Apple Suites Advisors (Filed Herewith)

       10.2 First Amendment to Advisory Agreement between the Registrant and Apple Suites Advisors (Filed Herewith)

       10.3 Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty (Filed Herewith)

       10.4   Apple Hospitality Two, Inc. 2001 Incentive Plan. (Filed Herewith)

       10.5 Apple Hospitality Two, Inc. 2001 Non-Employee Directors Stock Option Plan. (Filed Herewith)

       10.6 Purchase Agreement between Residence Inn III LLC, as Seller, and Apple Hospitality Two, Inc., as Purchaser, dated as of May 18, 2001 (incorporated by reference to Exhibit 10.1 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)

       10.7 Amendment and Joinder to Purchase Agreement entered into by Residence Inn III LLC and Apple Hospitality Two, Inc., and Joined in by Marriott Residence Inn USA Limited Partnership, as Seller, dated as of July 30, 2001 (incorporated by reference to Exhibit 10.2 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)

       10.8 Second Amendment and Joinder to Purchase Agreement entered into by Residence III LLC, Apple Hospitality Two, Inc. and Marriott Residence Inn USA Limited Partnership, and Joined in by Crestline Capital Corporation, CC USAGP LLC, CCMH Desert Springs Corporation and CCRI USA LLC, dated as of August 31, 2001 (incorporated by reference to Exhibit 10.3 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)

       10.9 Consent and Amendment Agreement with Release by and between Wells Fargo Bank Minnesota, N.A., as Trustee for the registered certificate holders of certain Commercial Mortgage Pass-Through Certificates, Series 2000-2, and Residence Inn III LLC, dated as of September 28, 2001 (incorporated by reference to Exhibit
                 10.4 included in Amendment No. 1 to Current Report on Form 8-K originally as filed on October 16, 2001)

       10.10 Environmental Indemnity Agreement by Apple Hospitality Two, Inc. and Apple Suites Advisors in favor of Wells Fargo Bank Minnesota, N.A., as Trustee for the registered certificate holders of certain Commercial Mortgage Pass-Through Certificates, Series 2000-2, dated as of September 28, 2001 (incorporated by reference to Exhibit 10.5 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)

       10.11 Master Hotel Lease Agreement by and between Residence Inn III LLC and Apple Hospitality Management, dated as of September 28, 2001 (incorporated by reference to Exhibit 10.6 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)

       10.12 Amended And Restated Management Agreement by and between Apple Hospitality Management, Inc. and Residence Inn By Marriott, Inc., dated as of September 28, 2001 (incorporated by

   EXHIBIT
   NUMBER                           DESCRIPTION OF DOCUMENTS
------------  ------------------------------------------------------------------

                 reference to Exhibit 10.7 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16,
                 2001)

       10.13 Owner Agreement, by and between Residence Inns III LLC, Apple Hospitality Management, Inc. and Residence Inn By Marriott, Inc., dated as of September 28, 2001 (incorporated by reference to Exhibit 10.8 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)

       10.14 Non-Disturbance Agreement and Consent of Manager by Apple Hospitality Management, Inc. and Residence Inn III LLC to Wells Fargo Bank Minnesota, N.A., as Trustee for the registered certificate holders of certain Commercial Mortgage Pass-Through Certificates, Series 2000-2, consented and agreed to by Residence Inn By Marriott, Inc., dated as of September 28, 2001 (incorporated by reference to Exhibit 10.9 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)

       10.15 Consent to Merger dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership, AHT Res I GP, Inc., RIBM One LLC, Res I Limited Partnership and LaSalle Bank National Association, as Trustee for Mortgage Pass-Through Certificates Series 1996-2 (incorporated by reference to
                 Exhibit 10.1 as included in Current Report on Form 8-K filed on April 15, 2002)

       10.16 Consent to Merger dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership, AHT Res I GP, Inc., RIBM One LLC, AHM Res I Limited Partnership and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1 (incorporated by reference to
                 Exhibit 10.2 as included in Current Report on Form 8-K filed on April 15, 2002)

       10.17 Amendment and Restatement of Management Agreement dated as of March 29, 2002 by and between Residence Inn by Marriott, Inc. and AHM Res I Limited Partnership (incorporated by reference to
                 Exhibit 10.3 as included in Current Report on Form 8-K filed on April 15, 2002)

       10.18 Master hotel Lease Agreement dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership and AHM Res I Limited Partnership (incorporated by reference to Exhibit
                 10.4 as included in Current Report on Form 8-K filed on April 15, 2002)

       10.19 Owner Agreement dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership, AHM Res I Limited Partnership and Residence Inn by Marriott, Inc. (incorporated by reference to Exhibit 10.5 as included in Current Report on Form 8-K filed on April 15, 2002)

       10.20 Amended and Restated Limited Partnership Agreement of Marriott Residence Inn Limited Partnership (a subsidiary of registrant owning real property) (incorporated by reference to Exhibit
                 10.6 as included in Current Report on Form 8-K filed on April 15, 2002)

       10.21 Limited Partnership Agreement of AHM Res I Limited Partnership (a subsidiary of registrant leasing real property) (incorporated by reference to Exhibit 10.7 as included in Current Report on Form 8-K filed on April 15, 2002)

       10.22 Limited Liability Company Operating Agreement of Residence Inn III LLC (a subsidiary of registrant owning real property) (incorporated by reference to Exhibit 10.8 as included in Current Report on Form 8-K filed on April 15, 2002)

       10.23 Amendment to Limited Liability Company Operating Agreement of Residence Inn III LLC (incorporated by reference to Exhibit
                 10.9 as included in Current Report on Form 8-K filed on April 15, 2002)

       23.1   Consent of McGuireWoods LLP (included in Exhibits 5.1 and 8.1).

       23.2   Consent of Ernst & Young, LLP (FILED HEREWITH).

       24.1   Power of Attorney of Lisa B. Kern

       24.2   Power of Attorney of Bruce H. Matson

       24.3   Power of Attorney of Michael S. Waters

       24.4   Power of Attorney of Robert M. Wily

       99.1 Confirmation of Receipt of Assurances from Arthur Andersen LLP (provided in accordance with SEC Release 34-45590 (effective March 18, 2002)) (incorporated by reference to Exhibit 10.9 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)


ITEM 36.    UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

        (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

    The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

    The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(b)(3) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

    The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the end of the offering period.

    Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently field post-effective amendment.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

    The following is a summary of acquisitions by Apple Suites and Cornerstone at December 31, 2001. Apple Suites acquired extended stay-hotels and Cornerstone acquired residential communities. Purchasers of our shares will not have any interest in these properties. Cornerstone acquired all of the assets of Apple Residential Income Trust, Inc. effective July 23, 1999.

                               Apple Suites, Inc.

                                                                                                       Average
                                Initial Acquisition                          Date        Number of    Square Ft.
       Description                        Cost         Total Investment *   Acquired       Rooms       of Rooms
---------------------------------------------------   -------------------  ---------     ---------    ----------
Dallas/Addison, Texas                 $   9,500,000         $  10,465,034     Sep-99           120          512
Dallas/Las Colinas, Texas                11,200,000            12,253,110     Sep-99           136          589
Dallas/Plano, Texas                       5,400,000             5,624,242     Sep-99            99          506
Richmond, Virginia                        9,400,000             9,794,179     Sep-99           123          517
Atlanta/Cumberland, Georgia               9,800,000            10,732,488     Oct-99           124          690
Atlanta/Peachtree, Georgia                4,033,000             4,507,792     Nov-99            92          586
Baltimore, Maryland                      16,348,000            17,026,552     Nov-99           147          514
Clearwater, Florida                      10,416,000            10,752,701     Nov-99           112          521
Detroit, Michigan                         4,330,000             4,964,282     Nov-99            76          415
Salt Lake City, Utah                      5,153,000             5,423,952     Nov-99            98          614
Jackson, Mississippi                      5,846,000             6,090,685     Dec-99            91          633
Malvern, Pennsylvania                    15,489,000            16,149,665     May-00           123          517
Boulder, Colorado                        14,885,000            15,827,810     Jun-00           112          509
Atlanta/Buckhead, Georgia                12,800,000            13,388,681     Apr-01            92          705
St. Louis, Missouri                      11,500,000            11,802,116     Jun-01           145          612
Portland, Oregon                         10,500,000            10,792,237     Jun-01           123          522
Dulles/Washington, D.C                   12,750,000            13,115,772     Jun-01           109          527
                                      -------------         -------------                  -------          ---
                                      $ 169,350,000         $ 178,711,298                    1,922
                                      -------------         -------------                  -------

* Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for hotels acquired to date

                                            Cornerstone Realty Income Trust, Inc.
                                            -------------------------------------
                                                         Initial                                                   Average
                                                       Acquisition                         Date       Number of   Square Ft.
        Description                                       Cost       Total Investment **  Acquired       Units     of Units
------------------------------------------            -------------  -------------------  --------    ---------    ---------
North Carolina
   Raleigh/Durham, North Carolina

    The Trestles                                     $  10,350,000     $  12,011,949       Dec-94         280          776

    The Landing                                          8,345,000        10,467,942       May-96         200          960

    Highland Hills                                      12,100,000        15,079,971       Sep-96         264        1,000

    Parkside at Woodlake                                14,663,886        15,699,817       Sep-96         266          865

    Deerfield                                           10,675,000        11,831,786       Nov-96         204          888

    Clarion Crossing                                    10,600,000        13,685,962       Sep-97         228          769

    St. Regis                                            9,800,000        11,043,587       Oct-97         180          840

    Remington Place                                      7,900,000         8,842,840       Oct-97         136        1,098

    The Timbers                                          8,100,000         9,199,470       Jun-98         176          745

    Trinity Commons                                     22,088,181        22,606,680       Oct-01         288          962

    Charlotte, North Carolina
    Bridgetown Bay                                       5,025,000         6,270,552       Apr-96         120          867

    Meadow Creek                                        11,100,000        13,304,851       May-96         250          860

    Beacon Hill                                         13,579,203        16,577,955       May-96         349          734

                                                                                                                     Average
                                                                                                            Number   Square
                                                    Initial Acquisition    Total Investment      Date         of      Ft. of
        Description                                         Cost                  **           Acquired     Units     Units
-------------------------------------------------   -------------------   -----------------  ----------    -------   -------
   Charlotte, North Carolina (continued)
    Summerwalk                                          5,660,000           8,049,516           May-96       160       963

    Paces Glen                                          7,425,000           8,711,573           Jul-96       172       907

    Heatherwood                                        17,630,457          27,071,091              ***       476     1,186

    Charleston Place                                    9,475,000          10,747,754           May-97       214       806

    Stone Point                                         9,700,000          10,523,752           Jan-98       192       848

    Greystone Crossing                                 26,800,000          27,597,113           May-00       408       927

    Legacy Park                                        21,888,522          22,361,477           Oct-01       288     1,004

    Timber Crest                                       19,076,149          19,707,332           Oct-01       282       983

   Winston-Salem, North Carolina
    Mill Creek                                          8,550,000          10,139,396           Sep-95       220       897

    Glen Eagles                                        16,887,653          18,478,256           ******       310       978

   Greensville, North Carolina
    Autumn Park                                        20,074,327          20,447,992           Oct-01       264       983

   Wilmington, North Carolina
    St. Andrews                                        17,068,136          17,625,685           Oct-01       276       900

   Other North Carolina
    The Meadows                                        17,836,000          19,524,586           ******       392     1,033

    Signature Place                                     5,462,948           7,725,848           Aug-96       171     1,037

    Pinnacle Ridge                                      5,731,150           7,244,516           Apr-98       168       885

Georgia

   Atlanta, Georgia
    Ashley Run                                         18,000,000          21,067,376           Apr-97       348     1,150

    Carlyle Club                                       11,580,000          14,197,515           Apr-97       243     1,089

    Dunwoody Springs                                   15,200,000          20,951,024           Jul-97       350       948

    Stone Brooke                                        7,850,000           9,411,012           Oct-97       188       937

    Spring Lake                                         9,000,000          10,382,008           Aug-98       188     1,009

    Poplar Place                                       34,650,000          37,068,382          Sept-01       524     1,079

   Other Georgia

Virginia
   Richmond, Virginia
    Ashley Park                                        12,205,000          13,698,278           Mar-96       272       765

    Trolley Square                                 10,242,575        14,152,047         ****       325     589

    Hampton Glen                                   11,599,931        13,620,168       Aug-96       232     788

    The Gables                                     11,500,000        13,254,051       Jul-98       224     700

    Chase Gayton                                   21,175,000        21,600,048       Jun-01       328     949

    Waterford                                      22,500,000        22,777,691       Dec-01       312     995

   Virginia Beach, Virginia
    Mayflower Seaside                               7,634,144        12,192,525       Oct-93       263     698

    Harbour Club                                    5,250,000         7,126,590       May-94       214     813

    Tradewinds                                     10,200,000        12,258,631       Nov-95       284     930

    Arbor Trace                                     5,000,000         6,284,915       Mar-96       148     850

   Other Virginia
    Trophy Chase                                   12,628,991        18,654,551        *****       425     803

    Greenbrier                                     11,099,525        12,750,050       Oct-96       258     251

South Carolina
   Columbia, South Carolina
    Stone Ridge                                     3,325,000         6,420,603       Dec-93       191   1,047

    The Arbors at Windsor Lake                     10,875,000        12,111,457       Jan-97       228     966

   Other South Carolina
    Westchase                                      11,000,000        13,876,702       Jan-97       352     806

    Hampton Pointe                                 12,225,000        15,677,670       Mar-98       304   1,035

    Cape Landing                                   17,100,000        20,895,404       Oct-98       288     933

Texas
   Dallas, Texas
    Brookfield                                      8,014,533         8,490,180       Jul-99       232     714

    Toscana                                         7,334,023         7,540,212       Jul-99       192     601

    Pace Cove                                      11,712,879        12,393,153       Jul-99       328     670

    Timberglen                                     13,220,605        14,085,559       Jul-99       304     728

    Summertree                                      7,724,156         8,637,493       Jul-99       232     575

    Devonshire                                      7,564,892         8,307,034       Jul-99       144     876

    Courts at Pear Ridge                           11,843,691        12,204,025       Jul-99       242     774

   Irving, Texas
    Eagle Crest                                    21,566,317        22,504,120       Jul-99       484     887

    Remington Hills                                20,921,219        25,528,454       Jul-99       362     957

    Estrada Oaks                                                     10,786,882        11,399,728     Jul-99         248     771

   Arlington, Texas
    Aspen Hills                                                       7,223,722         7,872,562     Jul-99         240     671

    Mill Crossing                                                     5,269,792         5,661,754     Jul-99         184     691

    Polo Run                                                          7,556,647         9,092,073     Jul-99         224     854

    Cottonwood                                                        6,271,756         7,280,522     Jul-99         200     751

    Burney Oaks                                                       9,965,236        10,881,776     Jul-99         240     794

   Fort Worth, Texas
    Copper Crossing                                                  11,776,983        12,870,441     Jul-99         400     739

   Bedford, Texas
    The Arbors                                                        9,573,954         9,935,417     Jul-99         210     804

    Park Village                                                      8,224,541         8,945,300     Jul-99         238     647

   Euless, Texas
    Wildwood                                                          4,471,294         4,781,051     Jul-99         120     755

   Duncanville, Texas
    Main Park                                                         9,082,967         9,521,974     Jul-99         192     939

   Lewisville, Texas
    Paces Point                                                      12,980,245        13,505,672     Jul-99         300     762

   Grand Prairie, Texas
    Silverbrook I                                                    15,709,893        17,767,295     Jul-99         472     842

    Silverbrook II                                                    5,808,250         6,414,505     Jul-99         170     741

   Grapevine, Texas
    Grayson Square I                                                  9,948,959        11,953,095     Jul-99         200     840

    Grayson Square II                                                12,210,121        12,792,531     Jul-99         250     850

   Austin, Texas
    The Meridian                                                      7,539,224         8,552,435     Jul-99         200     741

    Canyon Hills                                                     12,512,502        12,842,228     Jul-99         229     799

Texas (continued)
   Richardson, Texas
    Cutters Point                                                     9,859,840        11,102,704     Jul-99         196   1,010
   San Antonio, Texas
    Sierra Ridge                                                      6,624,666         8,395,007     Jul-99         230     751
                                                                 --------------  ----------------                 ------   -----

                                                                 $  938,731,567  $  1,074,266,247                 20,686
                                                                 --------------  ----------------                 ------

** Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for properties acquired to date, excluding the Apple properties. The Apple properties include the allocated purchase price at the time of the merger and improvements capitalized since the merger.
*** Heatherwood Apartments is comprised of Heatherwood and Italian Village/Villa Marina Apartments acquired in

         September 1996 and August 1997, respectively, at a cost of $10,205,457 and $7,425,000. They are adjoining properties and are operated as one apartment community.
**** Trolley Square Apartments is comprised of Trolley Square East and Trolley Square West Apartments acquired in June 1996 and December 1996, respectively, at a cost of $6,000,000 and $4,242,575. They are adjacent properties and are operated as one apartment community.
***** Trophy Chase Apartments is comprised of Trophy Chase and Hunter's Creek acquired in April 1996 and July 1999, respectively, at a cost of $3,710,000 and $8,918,991. They are adjacent properties and are operated as one apartment community.
****** Glen Eagles Apartments is comprised of Glen Eagles and Prestwick acquired in October 1995 and September 2000, respectively, at a cost of $7,300,000 and $9,587,653. They are adjoining properties and are operated as one apartment community.
******* The Meadows Apartments is comprised of The Meadows, the Enclave and 48 additional units acquired in January 1996, March 2000 and May 2001, respectively, at a cost of $6,200,000, $8,786,000 and $2,850,000. They are adjoining properties and are operated as one apartment community.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 22, 2002

                                      Apple Hospitality Two, Inc.

                                      By:        /s/ Glade M. Knight
                                           -------------------------------------

                                                   Glade M. Knight
                                             President, and as President, the
                                             Registrant's Principal Executive
                                               Officer, Principal Financial
                                             Officer and Principal Accounting
                                                      Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

                      Signature                                             Capacities                             Date
------------------------------------------------------     ----------------------------------------------     ---------------
              /s/  Glade M. Knight                         Director and President, and As President, the        May 22, 2002
------------------------------------------------------      Registrant's Principal Executive Officer,
                                                            Principal Financial Officer and Principal
                   Glade M. Knight                          Accounting Officer

______________________________________________________

                    Lisa B. Kern*                          Director                                             May 22, 2002

______________________________________________________

                   Bruce H. Matson*                        Director                                             May 22, 2002

______________________________________________________

                  Michael S. Waters*                       Director                                             May 22, 2002

______________________________________________________

                   Robert M. Wily*                         Director                                             May 22, 2002


By:           /s/  Glade M. Knight
        ----------------------------------------
                 Glade M. Knight, as
                 attorney-in-fact for
               the above-named persons